                             FREE WRITING PROSPECTUS

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
SEC FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND
OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION
ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER,
ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND
YOU THE BASE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-803-9204.
PLEASE CLICK HERE HTTP://WWW.BEARSTEARNS.COM/PROSPECTUS/BSABS OR VISIT THE
FOLLOWING WEBSITE: "WWW.BEARSTEARNS.COM/PROSPECTUS/BSABS" FOR A COPY OF THE BASE
PROSPECTUS APPLICABLE TO THIS OFFERING.

THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS
REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND IS SUBJECT TO
COMPLETION OR CHANGE.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR COMMITMENT TO PURCHASE, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR
SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR
SALE IS NOT PERMITTED.

THE SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS ARE BEING OFFERED
WHEN, AS AND IF ISSUED. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED
ON THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING
PROSPECTUS. IF THAT CONDITION IS NOT SATISFIED, WE WILL NOTIFY YOU, AND NEITHER
THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR
ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE
WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

                                  $658,060,000
                                  (APPROXIMATE)

                               SACO I TRUST 2006-2
                                     Issuer
                   MORTGAGE-BACKED CERTIFICATES, SERIES 2006-2

                        LASALLE BANK NATIONAL ASSOCIATION
                                 Master Servicer
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    Depositor
                                ----------------
The issuer is offering the following classes of certificates pursuant to this free writing prospectus and the accompanying base prospectus:

                              ORIGINAL                                                 ORIGINAL
                            CERTIFICATE          PASS-THROUGH                        CERTIFICATE
        CLASS            PRINCIPAL BALANCE           RATE             CLASS       PRINCIPAL BALANCE      PASS-THROUGH RATE
--------------------- ----------------------- ------------------ ------------------------------------ -----------------------
     Class I-A            $  333,251,000              (1)(2)(3)     Class I-B-2       $  5,334,000             (1)(2)(3)
     Class II-A           $  276,855,000              (1)(2)(3)     Class I-B-3       $  5,927,000             (1)(2)(3)
     Class I-M            $    6,321,000              (1)(2)(3)    Class II-B-1       $  6,784,000             (1)(2)(3)
     Class II-M           $    5,492,000              (1)(2)(3)    Class II-B-2       $  4,684,000             (1)(2)(3)
    Class I-B-1           $    8,889,000              (1)(2)(3)    Class II-B-3       $  4,523,000             (1)(2)(3)

(1)  The pass-through rates on these classes of certificates are adjustable or variable rates as described under "Summary--Description of the
     Certificates--Pass-Through Rates" in this free writing prospectus.

(2)  Subject to a cap as described in this free writing prospectus.

(3)  Subject to a step-up if the optional termination right is not exercised.

The certificates represent interests in a pool of fixed rate, conventional, closed-end sub-prime mortgage loans that are secured by second liens on one- to four-family residential properties. The group I certificates and group II certificates will not be cross-collateralized.

Credit enhancement will be provided by:

  o   excess spread;
  o   overcollateralization; and
  o   subordination of the related Class M Certificates and related Class B
      Certificates with respect to the related group of senior certificates and subordination of the related Class B Certificates with respect to the related group of Class M Certificates.
  o   with respect to each of the Class I-A Certificates and Class II-A
      Certificates only, an irrevocable certificate guaranty insurance policy issued by Ambac Assurance Corporation, which will cover, under certain circumstances, certain interest shortfalls and certain payments of principal on the Class I-A Certificates and Class II-A Certificates as
      described herein.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale. The underwriter will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and
Euroclear, in each case, on or about January 30, 2006.

                            BEAR, STEARNS & CO. INC.
           The date of the free writing prospectus is January 18, 2006
                For use with base prospectus dated June 24, 2005

                     TABLE OF CONTENTS

                 FREE WRITING PROSPECTUS

SUMMARY.............................................
RISK FACTORS........................................
THE MORTGAGE POOL...................................
STATIC POOL INFORMATION.............................
THE ISSUING ENTITY..................................
THE DEPOSITOR.......................................
THE SPONSOR.........................................
MASTER SERVICING AND SERVICING OF THE MORTGAGE LOANS
DESCRIPTION OF THE CERTIFICATES.....................
THE CLASS I-A POLICY................................
THE CLASS II-A POLICY...............................
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.......
USE OF PROCEEDS.....................................
FEDERAL INCOME TAX CONSEQUENCES.....................
STATE AND OTHER TAXES...............................
ERISA CONSIDERATIONS................................
LEGAL MATTERS.......................................
RATINGS.............................................
LEGAL INVESTMENT....................................
INDEX OF DEFINED TERMS..............................
Schedule A..........................................
ANNEX I.............................................
  GLOBAL CLEARANCE, SETTLEMENT, AND TAX
  DOCUMENTATION PROCEDURES..........................

                     PROSPECTUS

RISK FACTORS........................................
DESCRIPTION OF THE SECURITIES.......................
THE TRUST FUNDS.....................................
CREDIT ENHANCEMENT..................................
SERVICING OF LOANS..................................
THE AGREEMENTS......................................
MATERIAL LEGAL ASPECTS OF THE LOANS.................
THE DEPOSITOR.......................................
USE OF PROCEEDS.....................................
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS..........
PENALTY AVOIDANCE...................................
REPORTABLE TRANSACTION..............................
STATE AND LOCAL TAX CONSIDERATIONS..................
ERISA CONSIDERATIONS................................
LEGAL MATTERS.......................................
FINANCIAL INFORMATION...............................
AVAILABLE INFORMATION...............................
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...
RATINGS.............................................
LEGAL INVESTMENT CONSIDERATIONS.....................
PLAN OF DISTRIBUTION................................
GLOSSARY OF TERMS...................................

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
          FREE WRITING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying base prospectus, which provides general information, some of which may not apply to your certificates and (b)
this free writing prospectus, which describes the specific terms of your certificates. The description of your certificates in this free writing prospectus is intended to enhance the related description in the prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

         Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth herein.

         Cross-references are included in this free writing prospectus and the accompanying base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page 2 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying base prospectus are defined under the captions "Glossary" and "Index of Defined Terms" in this free writing prospectus or "Glossary of Terms" in the accompanying base prospectus.

                                     SUMMARY

     o    This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you should read this entire document and the accompanying base prospectus carefully.

     o    Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will,"
          "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

THE CERTIFICATES

The trust will issue the certificates in two certificate groups. The group I certificates will represent beneficial ownership interests in a portion of the trust fund that consists primarily of a pool of fixed rate, conventional, closed-end, sub-prime mortgage loans that are secured by second liens on one- to four-family residential properties and certain other assets described in this free writing prospectus. The group II certificates will represent beneficial ownership interests in a portion of the trust fund that consists primarily of a pool of fixed rate, conventional, closed-end, sub-prime mortgage loans that are secured by second liens on one- to four-family residential properties and certain other assets described in this free writing prospectus.

ORIGINATORS

The principal originator of the mortgage loans are: American Home Mortgage
Investment Corp. ("American Home") with respect to approximately 29.08% of the mortgage loans in loan group I; Southstar Funding, LLC and Opteum Financial
Services, LLC ("SouthStar"), with respect to approximately 17.85% of the mortgage loan in loan group I; Impac Mortgage Corporation ("Impac"), with respect to approximately 13.68% of the mortgage loan in loan group I; Suntrust
Mortgage Corporation ("SunTrust"), with respect to approximately 15.34% of the mortgage loans in loan group II; and Waterfield Mortgage Corporation
("Waterfield"), with respect to approximately 12.89% of the mortgage loans in loan group II. The remainder of the mortgage loans were originated by various originators, none of which originated more than 10% of the mortgage loans.

DEPOSITOR

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

SPONSOR AND SELLERS

EMC Mortgage Corporation, in its capacity as a mortgage loan seller, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell the mortgage loans to the depositor.

MASTER SERVICER AND SECURITIES ADMINISTRATOR

LaSalle Bank National Association, a national banking association organized under the laws of the United States.

TRUSTEE

Citibank, N.A., a national banking association organized under the laws of the
United States.

CLASS I-A INSURER AND CLASS II-A INSURER

Ambac Assurance Corporation, a Wisconsin domiciled stock insurance company.

ISSUING ENTITY

SACO I Trust 2006-2, a New York common law trust.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sponsor, the master servicer, the securities administrator, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

CUT-OFF DATE

The close of business on January 1, 2006.

CLOSING DATE

On or about January 30, 2006.

THE MORTGAGE LOANS

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $718,133,674. The mortgage loans are fixed rate, conventional, closed-end sub-prime mortgage loans that are secured by junior liens on one- to four-family residential properties. The mortgage pool has been divided into two loan groups, referred to in this free writing prospectus to as loan group I and loan group II, respectively. The mortgage loans in loan group I are referred to in this free writing prospectus as the group I loans and the mortgage loans in loan group II are referred to in this free writing prospectus as the group II loans.

The characteristics of the mortgage loans as described herein and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.

All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

GROUP I LOANS

The aggregate principal balance of the group I loans as of the cut-off date is approximately $395,081,800. The group I loans are fixed rate, conventional, closed-end sub-prime mortgage loans that are secured by second liens on one- to four-family residential properties.

Approximately 8.83% of the group I loans will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

The following table summarizes the approximate characteristics of all of the group I loans in the trust fund as of the cut-off date:

Number of group I loans.........................7,444
Aggregate principal balance..............$395,081,800
Average principal balance.....................$53,074
Range of principal balances........$7,393 to $499,309
Range of mortgage rates.............5.750% to 17.000%
Weighted average
 mortgage rate................................10.956%
Weighted average combined
 original loan-to-value ratio..................96.80%
Weighted average stated
 remaining term to maturity................220 months
Range of stated remaining
 terms to maturity............114 month to 359 months
Type of mortgaged properties
 Single-family dwellings.......................55.94%
 2-4 family dwellings..........................10.20%
 Planned unit developments.....................26.01%
 Condominiums...................................7.00%
 Hi-Rise Condos.................................0.65%
 Townhouse......................................0.19%
 Owner-occupied................................73.11%
State concentrations (greater than 5%)
 California....................................19.13%
 Florida.......................................11.12%
 Arizona........................................7.33%
 Virginia.......................................6.53%
 Nevada.........................................5.42%
 Maryland.......................................5.26%

GROUP II LOANS

The aggregate principal balance of the group II loans as of the cut-off date is approximately $323,051,874. The group II loans are fixed rate, conventional, closed-end sub-prime mortgage loans that are secured by second liens on one- to four-family residential properties.

Approximately 21.33% of the group II loans will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

The following table summarizes the approximate characteristics of all of the group II loans in the trust fund as of the cut-off date:

Number of group II loans........................6,002
Aggregate principal balance..............$323,051,874
Average principal balance.....................$53,824
Range of principal balances........$7,494 to $524,275
Range of mortgage rates.............4.875% to 18.000%
Weighted average
 mortgage rate................................11.761%
Weighted average combined
 original loan-to-value ratio..................97.47%
Weighted average stated
 remaining term to maturity................289 months
Range of stated remaining
 terms to maturity............119 month to 360 months
Type of mortgaged properties
 Single-family dwellings.......................51.23%
 2-4 family dwellings..........................10.25%
 Planned unit developments.....................28.72%
 Condominiums...................................7.55%
 Hi-Rise Condos.................................1.47%
 Townhouse......................................0.78%
 Owner-occupied................................56.72%
State concentrations (greater than 5%)
 California....................................18.00%
 Florida.......................................11.50%
 Arizona........................................9.66%
 Virginia.......................................7.72%
 Georgia........................................7.62%
 Maryland.......................................5.96%
 Texas..........................................5.07%

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The trustee will acknowledge the sale, transfer and assignment to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee will promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders or the insurer in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

DESCRIPTION OF THE CERTIFICATES

GENERAL

The trust will issue the certificates in two certificate groups. No collections or recoveries from the group I loans will be used to support the group II certificates. No collections or recoveries from the group II loans will be used to support the group I certificates.

GROUP I CERTIFICATES

The trust will issue group I senior and subordinate certificates. We sometimes refer to the Class I-A Certificates in this free writing prospectus as the group
I senior certificates or Class I-A Certificates. The Class I-M Certificates will represent subordinated interests in group I. The Class I-B-1, Class I-B-2 and
Class I-B-3 Certificates will each represent subordinated interests in group I, and we sometimes refer to these certificates in this free writing prospectus collectively as the offered Class I-B Certificates. We sometimes refer to the
Class I-A, Class I-M and offered Class I-B Certificates in this free writing prospectus collectively as the group I offered certificates.

The trust will also issue the (i) Class I-B-4 Certificates, (ii) Class I-R-1,
Class I-R-2 and Class I-RX Certificates (also referred to in this free writing prospectus collectively as the Class I-R Certificates or the group I residual certificates), which represent the residual interests in the related real estate mortgage investment conduits established by the trust, and (iii) the Class I-C
Certificates, all of which are not offered by this free writing prospectus.

We sometimes refer to the offered Class I-B Certificates and the Class I-B-4
Certificates in this free writing prospectus collectively as the Class I-B
Certificates. We sometimes refer to the Class I-M Certificates and Class I-B
Certificates in this free writing prospectus collectively as the group I subordinate certificates.

We sometimes refer to the group I senior certificates, group I subordinate certificates, group I residual certificates and the Class I-C Certificates in this free writing prospectus collectively as the group I certificates.

The last scheduled distribution date for the group I offered certificates is the distribution date in June 2036.

GROUP II CERTIFICATES

The trust will issue group II senior and subordinate certificates. We sometimes refer to the Class II-A Certificates in this free writing prospectus as the group II senior certificates or Class II-A Certificates. The Class II-M
Certificates will represent subordinated interests in group II. The Class
II-B-1, Class II-B-2 and Class II-B-3 Certificates will each represent subordinated interests in group II, and we sometimes refer to these certificates in this free writing prospectus collectively as the offered Class II-B
Certificates. We sometimes refer to the Class II-A, Class II-M and offered Class
II-B Certificates in this free writing prospectus collectively as the group II offered certificates.

The trust will also issue the (i) Class II-B-4 Certificates, (ii) Class II-R-1
Certificates and Class II-RX Certificates (also referred to in this free writing prospectus collectively as the Class II-R Certificates or the group II residual certificates), which represent the residual interests in the related real estate mortgage investment conduits established by the trust, and (iii) the Class II-C
Certificates, all of which are not offered by this free writing prospectus.

We sometimes refer to the offered Class II-B Certificates and the Class II-B-4
Certificates in this free writing prospectus collectively as the Class II-B
Certificates. We sometimes refer to the Class II-M Certificates and Class II-B
Certificates in this free writing prospectus collectively as the group II subordinate certificates.

We sometimes refer to the group II senior certificates, group II subordinate certificates, group II residual certificates and the Class II-C Certificates in this free writing prospectus collectively as the group II certificates.

The last scheduled distribution date for the group II offered certificates is the distribution date in July 2036.

We sometimes refer to the Class I-A Certificates and Class II-A Certificates in
this free writing prospectus collectively as the Class A Certificates. We sometimes refer to the Class I-M Certificates and Class II-M Certificates in
this free writing prospectus collectively as the Class M Certificates. We sometimes refer to the Class I-B Certificates and Class II-B Certificates in
this free writing prospectus collectively as the Class B Certificates.

We sometimes refer to the group I offered certificates and group II offered certificates in this free writing prospectus collectively as the offered certificates. We sometimes refer to the group I senior certificates and group II senior certificates in this free writing prospectus collectively as the senior certificates. We sometimes refer to the group I subordinate certificates and group II subordinate certificates in this free writing prospectus collectively as the subordinate certificates. We sometimes refer to the group I residual certificates and group II residual certificates in this free writing prospectus collectively as the residual certificates.

The aggregate principal balance of the mortgage loans reflected in this free writing prospectus is greater than the sum of the aggregate certificate principal balance of the Class A, Class B and Class M Certificates and the
related overcollateralization amount because the certificate principal balance of the certificates are based on an expected aggregate stated principal balance of the mortgage loans as of the cut-off date. However, the final certificate principal balances of the certificates will be based on the final aggregate principal balance of the mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool, such that the aggregate principal balance of the mortgage loans will be equal to the sum of the aggregate certificate principal balance of the Class A, Class B and Class M Certificates and the related overcollateralization amount.

RECORD DATE

For each class of group I offered certificates and group II offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise the record date shall be the last business day of the month immediately preceding the applicable distribution date.

DENOMINATIONS

For each class of group I offered certificates and group II offered certificates, $100,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates initially in book-entry form.
Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES -- BOOK-ENTRY REGISTRATION" IN
THIS FREE WRITING PROSPECTUS.

PASS-THROUGH RATES

GROUP I CERTIFICATES

The pass-through rate for each class of Class I-A, Class I-M and Class I-B
Certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under "REPORTS TO CERTIFICATEHOLDERS" in this free writing prospectus. On any distribution date, the pass-through rate per annum for each such class will be equal to the least of (i) 11.00% per annum, (ii) an interest rate cap, which is described below, and (iii) One-Month LIBOR plus, on or prior to the first possible group I optional termination date, a specified margin as follows:

     o    Class I-A Certificates: One-Month LIBOR plus [____]% per annum.

     o    Class I-M Certificates: One-Month LIBOR plus [____]% per annum.

     o    Class I-B-1 Certificates: One-Month LIBOR plus [____]% per annum.

     o    Class I-B-2 Certificates: One-Month LIBOR plus [____]% per annum.

     o    Class I-B-3 Certificates: One-Month LIBOR plus [____]% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods shall be determined as described under "DESCRIPTION OF THE CERTIFICATES
-- CALCULATION OF ONE-MONTH LIBOR" in this free writing prospectus.

On any distribution date, the pass-through rates for the Class I-A Certificates,
Class I-M and Class I-B Certificates will be subject to an interest rate cap, which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the pass-through rate for the Class I-A, Class I-M, Class I-B-1,
Class I-B-2 and Class I-B-3 Certificates as described above, to [____]%,
[____]%, [____]%, [____]% and [____]% per annum, respectively. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class I-A, Class I-M and Class I-B Certificates is
equal to the weighted average of the net mortgage rates of all of the group I loans, adjusted for the actual number of days elapsed in the related accrual period.

If on any distribution date, the pass-through rates for the Class I-A, Class I-M and Class I-B Certificates are limited to the interest rate cap and the shortfall resulting from such limitation exceeds the amount distributable to such certificate, the resulting interest shortfalls may be recovered by the holders of the related certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Class I-A, Class I-M and Class I-B Certificates and the
payment of certain fees and expenses of the trust.

In addition, on any distribution date on or prior to the first possible group I optional termination date, the pass-through rate per annum for the Class I-B-4
Certificates will be equal to the least of (i) 11.00% per annum, (ii) an interest rate cap and (iii) One-Month LIBOR plus [___]% per annum, and on any distribution date after the first possible group I optional termination date,
One-Month LIBOR plus [____]% per annum. Also, the original certificate principal balance of the Class I-B-4 Certificates will be approximately $5,926,000.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE
CERTIFICATES" AND "--EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS" IN THIS
FREE WRITING PROSPECTUS.

GROUP II CERTIFICATES

The pass-through rate for each class of Class II-A, Class II-M and Class II-B
Certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under "REPORTS TO CERTIFICATEHOLDERS" in this free writing prospectus. On any distribution date, the pass-through rate per annum for each such class will be equal to the least of (i) 11.00% per annum, (ii) an interest rate cap, which is described below, and (iii) One-Month LIBOR plus, on or prior to the first possible group II optional termination date, a specified margin as follows:

     o    Class II-A Certificates: One-Month LIBOR plus [____]% per annum.

     o    Class II-M Certificates: One-Month LIBOR plus [____]% per annum.

     o    Class II-B-1 Certificates: One-Month LIBOR plus [____]% per annum.

     o    Class II-B-2 Certificates: One-Month LIBOR plus [____]% per annum.

     o    Class II-B-3 Certificates: One-Month LIBOR plus [____]% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods shall be determined as described under "DESCRIPTION OF THE CERTIFICATES
-- CALCULATION OF ONE-MONTH LIBOR" in this free writing prospectus.

On any distribution date, the pass-through rates for the Class II-A
Certificates, Class II-M and Class II-B Certificates will be subject to an interest rate cap, which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the pass-through rate for the Class II-A, Class II-M, Class
II-B-1, Class II-B-2 and Class II-B-3 Certificates as described above, to
[____]%, [____]%, [____]%, [____]% and [____]% per annum, respectively. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class II-A, Class II-M and Class II-B Certificates
is equal to the weighted average of the net mortgage rates of all of the group
II loans, adjusted for the actual number of days elapsed in the related accrual period.

If on any distribution date, the pass-through rates for the Class II-A, Class
II-M and Class II-B Certificates are limited to the interest rate cap and the shortfall resulting from such limitation exceeds the amount distributable to such certificate, the resulting interest shortfalls may be recovered by the holders of the related certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Class II-A, Class II-M and Class II-B Certificates and the
payment of certain fees and expenses of the trust.

In addition, on any distribution date on or prior to the first possible group II optional termination date, the pass-through rate per annum for the Class II-B-4
Certificates will be equal to the least of (i) 11.00% per annum, (ii) an interest rate cap and (iii) One-Month LIBOR plus [___]% per annum, and on any distribution date after the first possible group II optional termination date,
One-Month LIBOR plus [____]% per annum. Also, the original certificate principal balance of the Class II-B-4 Certificates will be approximately $4,684,000.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON THE
CERTIFICATES" AND "--EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS" IN THIS
FREE WRITING PROSPECTUS.

DISTRIBUTION DATES

The securities administrator will make distributions on the certificates on the
25th day of each calendar month beginning in February 2006 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make distributions on the following business day.

INTEREST PAYMENTS

On each distribution date, holders of the offered certificates will be entitled to receive:

     o    the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

     o    any interest due on any prior distribution date that was not paid, less

     o    interest shortfalls allocated to such certificates.

The accrual period for the offered certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the offered certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

PRINCIPAL PAYMENTS

On each distribution date, holders of the offered certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

     o    principal payments on the group I loans or group II loans, as applicable, and

     o    until a specified overcollateralization level has been reached, interest payments on the group I loans or group II loans, as applicable, not needed to pay interest on the certificates and monthly fees and expenses.

YOU SHOULD REVIEW THE PRIORITY OF PAYMENTS DESCRIBED UNDER "DESCRIPTION OF THE
CERTIFICATES -- DISTRIBUTIONS ON THE CERTIFICATES" IN THIS FREE WRITING
PROSPECTUS.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the group I loans or group II loans, as applicable. This transaction employs the following forms of credit enhancement. SUBORDINATION. By issuing senior certificates and subordinated certificates in each loan group, the trust has increased the likelihood that the related senior certificateholders will receive regular payments of interest and principal.

The certificates designated as group I senior certificates will have a payment priority over the certificates designated as group I subordinated certificates.
Among the classes of group I subordinated certificates

     o    the Class I-M Certificates will have payment priority over the Class
          I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates,

     o    the Class I-B-1 Certificates will have payment priority over the Class
          I-B-2, Class I-B-3 and Class I-B-4 Certificates,

     o    the Class I-B-2 Certificates will have payment priority over the Class
          I-B-3 and Class I-B-4 Certificates, and

     o    the Class I-B-3 Certificates will have payment priority over the Class
          I-B-4 Certificates.

The certificates designated as group II senior certificates will have a payment priority over the certificates designated as group II subordinated certificates.
Among the classes of group II subordinated certificates

     o    the Class II-M Certificates will have payment priority over the Class
          II-B-1, Class II-B-2, Class II-B-3 and Class II-B-4 Certificates,

     o    the Class II-B-1 Certificates will have payment priority over the
          Class II-B-2, Class II-B-3 and Class II-B-4 Certificates,

     o    the Class II-B-2 Certificates will have payment priority over the
          Class II-B-3 and Class II-B-4 Certificates, and

     o    the Class II-B-3 Certificates will have payment priority over the
          Class II-B-4 Certificates.

Subordination provides the holders of certificates in the related certificate group having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a group I loan or group II loan, as applicable, exceeds the amount of proceeds recovered upon the liquidation of that group I loan or group II loan, as applicable. In general, we accomplish this loss protection by allocating any realized losses first to reduce the amount of related excess spread, second to reduce the related overcollateralization amount, and third among the classes of group I certificates or group II certificates, as applicable, beginning with the classes of group I subordinated certificates or group II subordinated certificates with the lowest payment priority, as applicable, until the principal amount of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of related subordinated certificates, until the principal balance of each class of related subordinate certificates is reduced to zero. If none of the subordinated certificates in a certificate group is outstanding, all such losses will be allocated to the related senior certificates as described in this free writing prospectus.

EXCESS SPREAD AND OVERCOLLATERALIZATION. We expect the group I loans and group
II loans to generate more interest than is needed to pay interest on the related
Class A, Class M and Class B Certificates and certain trust expenses because we expect the weighted average net interest rate of the mortgage loans in the related loan group to be higher than the weighted average pass-through rate on the related Class A, Class M and Class B Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the principal balance of the related certificates. Interest payments received in respect of the mortgage loans in a loan group in excess of the amount that is needed to pay interest on the related Class A, Class M and Class B Certificates and related trust expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization for both groups will be met.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES -- EXCESS SPREAD AND
OVERCOLLATERALIZATION PROVISIONS" IN THIS FREE WRITING PROSPECTUS.

CERTIFICATE GUARANTY INSURANCE POLICIES. The Class I-A Certificates have the benefit of a certificate guaranty insurance policy pursuant to which Ambac
Assurance Corporation will unconditionally and irrevocably guarantee certain interest shortfalls, certain payments of principal on the Class I-A
Certificates, if not covered by excess cash flow or overcollateralization, and the principal balance of the Class I-A Certificates to the extent unpaid on the distribution date in June 2036, as described herein.

The Class II-A Certificates have the benefit of a certificate guaranty insurance policy pursuant to which Ambac Assurance Corporation will unconditionally and irrevocably guarantee certain interest shortfalls, certain payments of principal on the Class II-A Certificates, if not covered by excess cash flow or overcollateralization, and the principal balance of the Class II-A Certificates to the extent unpaid on the distribution date in July 2036, as described herein.

We refer you to "Description of the Certificates-- Distributions on the
Certificates" in this free writing prospectus.

ADVANCES

The related servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans in general to the extent that the related servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

MASTER SERVICING AND SERVICING FEE

The master servicer will be entitled to receive a fee on each distribution date as compensation for its activities under the pooling and servicing agreement equal to 1/12 of the master servicing fee rate multiplied by the stated
principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The master servicing fee rate will be 0.0185% per annum. Each servicer will be entitled to receive a fee on each distribution date as compensation for its activities under the related servicing agreement equal to 1/12 of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Interest shortfalls on the related mortgage loans resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

OPTIONAL TERMINATION

At its option, the majority holder of the Class I-C Certificates may purchase all of the remaining assets in the trust fund with respect to loan group I when the principal balance of the group I loans and any foreclosed real estate owned by the trust corresponding to the group I loans has declined to or below 20% of the principal balance of the group I loans as of the cut-off date. Such a purchase will result in the early retirement of all the group I certificates
(other than the Class I-R-2 Certificates, to the extent that any group II certificates are outstanding, as described below). However, no purchase of the group I loans will be permitted if it would result in a draw on the related certificate guaranty insurance policy or in any amounts owed to Ambac Assurance
Corporation remaining unpaid, unless the class I-A insurer consents in its sole discretion to the termination.

At its option, the majority holder of the Class II-C Certificates may purchase all of the remaining assets in the trust fund with respect to loan group II when the principal balance of the group II loans and any foreclosed real estate owned by the trust corresponding to the group II loans has declined to or below 20% of the principal balance of the group II loans as of the cut-off date. Such a purchase will result in the early retirement of all the group II certificates.
However, no purchase of the group II loans will be permitted if it would result in a draw on the related certificate guaranty insurance policy or in any amounts owed to Ambac Assurance Corporation remaining unpaid, unless the class II-A insurer consents in its sole discretion to the termination.

The Class I-R-2 Certificates will not be retired until the later of (i) the retirement of all the group II certificates and (ii) the retirement of all the group I certificates (other than the Class I-R-2 Certificates).

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust (other than the reserve funds) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The group I offered certificates and group II offered certificates (in each case exclusive of any right to receive amounts from the related reserve fund in respect of related basis risk shortfall carry forward amounts as described in this free writing prospectus) will represent beneficial ownership of "regular interests" in the related REMIC identified in the pooling and servicing agreement

The residual certificates will represent the beneficial ownership of the sole class of "residual interests" in each related REMIC. Certain classes of the offered certificates may be issued with original issue discount for federal income tax purposes.

WE REFER YOU TO "FEDERAL INCOME TAX CONSEQUENCES" IN THIS FREE WRITING
PROSPECTUS AND "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" IN THE ACCOMPANYING
BASE PROSPECTUS FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF FEDERAL
INCOME TAX LAWS.

LEGAL INVESTMENT

The offered certificates will NOT be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

WE REFER YOU TO "LEGAL INVESTMENT" IN THIS FREE WRITING PROSPECTUS AND "LEGAL
INVESTMENT CONSIDERATIONS" IN THE ACCOMPANYING BASE PROSPECTUS.

ERISA CONSIDERATIONS

The offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

WE REFER YOU TO "ERISA CONSIDERATIONS" IN THIS FREE WRITING PROSPECTUS AND IN
THE ACCOMPANYING BASE PROSPECTUS.

RATINGS

The classes of offered certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which we refer to as "Standard &
Poor's," and Moody's Investors Service, Inc., which we refer to as "Moody's."

               STANDARD &      MOODY'S
    CLASS     POOR'S RATING    RATING
  ---------  ---------------  ---------
     I-A           AAA           Aaa
     I-M           A-            A3
    I-B-1         BBB+          Baa1
    I-B-2          BBB          Baa2
    I-B-3         BBB-          Baa3
    II-A           AAA           Aaa
    II-M           A-            A3
   II-B-1         BBB+          Baa1
   II-B-2          BBB          Baa2
   II-B-3         BBB-          Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

                                  RISK FACTORS

IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS FREE WRITING PROSPECTUS
AND THE ACCOMPANYING BASE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE
FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.

THE SUBORDINATED CERTIFICATES       When certain classes of certificates provide
HAVE A GREATER RISK OF LOSS         credit enhancement for other classes of
THAN THE                            certificates, it is sometimes referred to as
SENIOR CERTIFICATES                 "subordination". For purposes of this free
                                    writing prospectus, "subordinated classes"
                                    means:

                                    o        with respect to the Class I-A
                                             Certificates: the Class I-M, Class
                                             I-B-1, Class I-B-2, Class I-B-3 and
                                             Class I-B-4 Certificates; and with
                                             respect to the Class II-A
                                             Certificates: the Class II-M, Class
                                             II-B-1, Class II-B-2, Class II-B-3
                                             and Class II-B-4 Certificates;

                                    o        with respect to the Class I-M
                                             Certificates: the Class I-B-1,
                                             Class I-B-2, Class I-B-3 and Class
                                             I-B-4 Certificates; and with
                                             respect to the Class II-M
                                             Certificates: the Class II-B-1,
                                             Class II-B-2, Class II-B-3 and
                                             Class II-B-4 Certificates;

                                    o        with respect to the Class I-B-1
                                             Certificates: the Class I-B-2,
                                             Class I-B-3 and Class I-B-4
                                             Certificates; and with respect to
                                             the Class II-B-1 Certificates: the
                                             Class II-B-2, Class II-B-3 and
                                             Class II-B-4 Certificates;

                                    o        with respect to the Class I-B-2
                                             Certificates: the Class I-B-3 and
                                             Class I-B-4 Certificates; and with
                                             respect to the Class II-B-2
                                             Certificates: the Class II-B-3
                                             Certificates and Class II-B-4
                                             Certificates; and

                                    o        with respect to the Class I-B-3
                                             Certificates: the Class I-B-4
                                             Certificates; and with respect to
                                             the Class II-B-3 Certificates: the
                                             Class II-B-4 Certificates.

                                    We will provide credit enhancement for the
                                    certificates, first, by the right of the
                                    holders of the certificates to receive
                                    certain payments of interest and principal
                                    prior to the related subordinated classes
                                    and, second, by the allocation of realized
                                    losses to the related subordinated classes.
                                    This form of credit enhancement uses
                                    collections on the group I loans and group
                                    II loans, as applicable, otherwise payable
                                    to the holders of the related subordinated
                                    classes to pay amounts due on the related
                                    more senior classes. Such collections are
                                    the sole source of funds from which such
                                    credit enhancement is provided. Realized
                                    losses will be allocated, first, to reduce
                                    the amount of excess spread for the related
                                    loan group, second, to reduce the related
                                    overcollateralization amount, third, to the
                                    related Class M Certificates and related
                                    Class B Certificates, beginning with the
                                    Class I-B-4 Certificates or Class II-B-4
                                    Certificates, as applicable, and then to the
                                    class of related subordinated certificates
                                    with the next lowest payment priority, in
                                    each case until the principal amount of that
                                    class has been reduced to zero, and fourth,
                                    to the related Class A Certificates. This
                                    means that with respect to the related Class
                                    A, Class M and Class B Certificates,
                                    realized losses on the related mortgage
                                    loans would first be allocated beginning
                                    with the Class I-B-4 Certificates or Class
                                    II-B-4 Certificates, as applicable, and then
                                    to the other related Class B Certificates in
                                    reverse order of numerical designation until
                                    the principal balance of each such class of
                                    related Class B Certificates is reduced to
                                    zero, and then to the classes of related
                                    Class M Certificates until the principal
                                    balance of each such class of related Class
                                    M Certificates is reduced to zero and then
                                    to the related Class A Certificates, in the
                                    manner and order of priority described
                                    above. Accordingly, if the aggregate
                                    principal balance of a subordinated class
                                    were to be reduced to zero, delinquencies
                                    and defaults on the related mortgage loans
                                    would reduce the amount of funds available
                                    for distributions to holders of the
                                    remaining related subordinated class or
                                    classes and, if the aggregate principal
                                    balance of all the related subordinated
                                    classes were to be reduced to zero,
                                    delinquencies and defaults on the mortgage
                                    loans would reduce the amount of funds
                                    available for monthly distributions to
                                    holders of the related senior certificates.

                                    You should fully consider the risks of
                                    investing in a subordinated certificate,
                                    including the risk that you may not fully
                                    recover your initial investment as a result
                                    of realized losses.

                                    SEE "DESCRIPTION OF THE CERTIFICATES" IN
                                    THIS FREE WRITING PROSPECTUS.

ADDITIONAL RISKS ASSOCIATED         The weighted average lives of, and the
WITH THE SUBORDINATED               yields to maturity on, the subordinated
CERTIFICATES                        certificates, beginning with the Class I-B-4
                                    Certificates and Class II-B-4 Certificates,
                                    as applicable, will be more sensitive, in
                                    reverse order of payment priority, to the
                                    rate and timing of mortgagor defaults and
                                    the severity of ensuing losses on the
                                    related mortgage loans. If the actual rate
                                    and severity of losses on the mortgage loans
                                    are higher than those assumed by an investor
                                    in such certificates, the actual yield to
                                    maturity of the related classes of
                                    certificates may be lower than the yield
                                    anticipated by such holder based on such
                                    assumption. The timing of losses on the
                                    related mortgage loans will also affect an
                                    investor's actual yield to maturity, even if
                                    the rate of defaults and severity of losses
                                    over the life of those mortgage loans are
                                    consistent with an investor's expectations.
                                    In general, the earlier a loss occurs, the
                                    greater the effect on an investor's yield to
                                    maturity. Realized losses on the mortgage
                                    loans, to the extent they exceed the amount
                                    of related excess spread for the related
                                    distribution date and the related
                                    overcollateralization following
                                    distributions of principal on the related
                                    distribution date, will reduce the
                                    certificate principal balance of each of (i)
                                    the Class I-B-4, Class I-B-3, Class I-B-2,
                                    Class I-B-1 and Class I-M Certificates, in
                                    that order, in the case of loan group I and
                                    (ii) the Class II-B-4, Class II-B-3, Class
                                    II-B-2, Class II-B-1 and Class II-M
                                    Certificates, in that order, in the case of
                                    loan group II. As a result of such
                                    reductions, less interest will accrue on
                                    such class of subordinated certificates than
                                    would otherwise be the case. Once a realized
                                    loss is allocated to a related subordinated
                                    certificate, no interest will be
                                    distributable with respect to such written
                                    down amount.

                                    It is not expected that the subordinated
                                    certificates will be entitled to any
                                    principal distributions until at least
                                    February 2009 or during any period in which
                                    delinquencies or losses on the group I loans
                                    and group II loans exceed certain levels. As
                                    a result, the weighted average lives of the
                                    subordinated certificates will be longer
                                    than would otherwise be the case if
                                    distributions of principal were allocated
                                    among all of the certificates at the same
                                    time. As a result of the longer weighted
                                    average lives of the subordinated
                                    certificates, the holders of such
                                    certificates have a greater risk of
                                    suffering a loss on their investments.
                                    Further, because such certificates might not
                                    receive any principal if certain delinquency
                                    or loss levels occur, it is possible for
                                    such certificates to receive no principal
                                    distributions even if no losses have
                                    occurred in respect of the related loan
                                    group.

                                    In addition, the multiple class structure of
                                    the subordinated certificates in each group
                                    causes the yield of such classes to be
                                    particularly sensitive to changes in the
                                    rates of prepayment of the related mortgage
                                    loans. Because distributions of principal
                                    will be made to the holders of such
                                    certificates according to the priorities
                                    described in this free writing prospectus,
                                    the yields to maturity on such classes of
                                    certificates will be sensitive to the rates
                                    of prepayment on the related mortgage loans
                                    experienced both before and after the
                                    commencement of principal distributions on
                                    such classes. The yields to maturity on such
                                    classes of certificates will also be
                                    extremely sensitive to losses due to
                                    defaults on the related mortgage loans and
                                    the timing thereof, to the extent such
                                    losses are not covered by
                                    overcollateralization or excess spread for
                                    the related loan group, or a class of
                                    subordinated certificates with a lower
                                    payment priority. Furthermore, the timing of
                                    receipt of principal and interest by the
                                    subordinated certificates may be adversely
                                    affected by losses even if such classes of
                                    certificates do not ultimately bear such
                                    loss.

CREDIT ENHANCEMENT MAY BE           The group I loans and group II loans are
INADEQUATE TO COVER LOSSES          expected to generate more interest than is
AND/OR TO MAINTAIN AND RESTORE      needed to pay interest on the related Class
OVERCOLLATERALIZATION               A, Class M and Class B Certificates and
                                    certain trust fund expenses because we
                                    expect the weighted average interest rate on
                                    the related mortgage loans to be higher than
                                    the weighted average pass-through rate on
                                    the related Class A, Class M and Class B
                                    Certificates. If the mortgage loans in a
                                    loan group generate more interest than is
                                    needed to pay interest on the related Class
                                    A, Class M and Class B Certificates and
                                    trust fund expenses, we will use such
                                    "excess spread" from such group to make
                                    additional principal payments on those
                                    related Class A, Class M and Class B
                                    Certificates, which will reduce the total
                                    certificate principal balance of those
                                    related Class A, Class M and Class B
                                    Certificates below the aggregate principal
                                    balance of the related mortgage loans,
                                    thereby creating "overcollateralization."
                                    Overcollateralization is intended to provide
                                    limited protection to certificateholders by
                                    absorbing the certificate's share of losses
                                    from liquidated mortgage loans. However, we
                                    cannot assure you that enough excess spread
                                    will be generated on the mortgage loans in a
                                    loan group.

                                    The excess spread available on any
                                    distribution date will be affected by the
                                    actual amount of interest received, advanced
                                    or recovered in respect of the mortgage
                                    loans during the preceding month. Such
                                    amount may be influenced by changes in the
                                    weighted average of the mortgage rates
                                    resulting from prepayments, defaults and
                                    liquidations of the mortgage loans.

                                    If the protection afforded by
                                    overcollateralization is insufficient, then
                                    you could experience a loss on your
                                    investment.

THE INTEREST RATE CAP MAY           The pass-through rates on the offered
REDUCE THE YIELDS ON THE            certificates are each subject to an interest
OFFERED CERTIFICATES                rate cap as described in this free writing
                                    prospectus. If on any distribution date the
                                    pass-through rate for a class of offered
                                    certificates is limited to the related
                                    interest rate cap, the holders of the
                                    applicable certificates will receive a
                                    smaller amount of interest than they would
                                    have received on that distribution date had
                                    the pass-through rate for that class not
                                    been calculated based on the related
                                    interest rate cap. If the pass-through rates
                                    on the offered certificates are limited for
                                    any distribution date, the resulting
                                    interest shortfalls may be recovered by the
                                    holders of these certificates on the same
                                    distribution date or on future distribution
                                    dates on a subordinated basis to the extent
                                    that on such distribution date or future
                                    distribution dates there are available funds
                                    remaining after certain other distributions
                                    on the Class A, Class M and Class B
                                    Certificates and the payment of certain fees
                                    and expenses of the trust.

                                    SEE "DESCRIPTION OF THE CERTIFICATES--EXCESS
                                    SPREAD AND OVERCOLLATERALIZATION PROVISIONS"
                                    IN THIS FREE WRITING PROSPECTUS.

THE CLASS A, CLASS M AND CLASS      The Class A, Class M and Class B
CERTIFICATES MAY NOT ALWAYS         Certificates may not always receive interest
LIBOR RECEIVE INTEREST BASED        B at a rate equal to the lesser of (i)
ON ONE-MONTH LIBOR PLUS THE         11.00% per annum and (ii) One-Month plus the
RELATED MARGIN                      related margin. If the related interest rate
                                    cap is less than the lesser of (i) 11.00%
                                    per annum and (ii) One-Month LIBOR plus the
                                    related margin, the interest rate on the
                                    Class A, Class M and Class B Certificates
                                    will be reduced to such interest rate cap.
                                    Thus, the yield to investors in such class
                                    will be sensitive both to fluctuations in
                                    the level of One-Month LIBOR and to the
                                    adverse effects of the application of the
                                    related interest rate cap. The prepayment or
                                    default of mortgage loans in a loan group
                                    with relatively higher net mortgage rates,
                                    particularly during a period of increased
                                    One-Month LIBOR rates, may result in the
                                    related interest rate cap being lower than
                                    otherwise would be the case. If on any
                                    distribution date the application of the
                                    interest rate cap results in an interest
                                    rate lower than the lesser of (i) 11.00% per
                                    annum and (ii) One-Month LIBOR plus the
                                    related margin on the Class A, Class M and
                                    Class B Certificates during the related
                                    interest accrual period, the value of such
                                    class of certificates may be temporarily or
                                    permanently reduced.

                                    To the extent interest on the Class A, Class
                                    M and Class B Certificates is limited to the
                                    related interest rate cap, the difference
                                    between such interest rate cap and One-Month
                                    LIBOR plus the related margin will create a
                                    shortfall. Such shortfalls may remain unpaid
                                    on the final distribution date, including
                                    the related optional termination date.

THE YIELD ON SOME OF THE GROUP      The yield to investors on the group I
I OFFERED CERTIFICATES AND          offered certificates, other than the Class
GROUP II OFFERED                    I-A Certificates, and the group II offered
CERTIFICATES                        certificates, other than the Class II-A
MAY BE AFFECTED BY VARIOUS          Certificates, may be adversely affected to
RIGHTS OF THE INSURER               the extent the insurer is entitled to
                                    reimbursement for payments, including
                                    interest thereon, made under the related
                                    certificate guaranty insurance policy and
                                    any other amounts due to the insurer
                                    pursuant to the related certificate guaranty
                                    insurance policy and the related insurance
                                    agreement, including items unrelated to the
                                    performance of the related mortgage loans
                                    such as certain expenses of the related
                                    insurer, to the extent not previously paid
                                    or reimbursed. In addition, the holders of
                                    the group I offered certificates, other than
                                    the Class I-A Certificates, and group II
                                    offered certificates, other than the Class
                                    II-A Certificates, may be adversely affected
                                    by the ability of the related insurer to
                                    exercise the rights of the related Class A
                                    Certificates under the pooling and servicing
                                    agreement and any additional rights which
                                    they hold in connection with any default by
                                    the master servicer or otherwise as provided
                                    in this free writing prospectus.

CERTAIN MORTGAGE LOANS WERE         Certain mortgage loans were underwritten
UNDERWRITTEN TO NONCONFORMING       generally in accordance with underwriting
UNDERWRITING STANDARDS, WHICH       standards which are primarily intended to
MAY RESULT IN LOSSES OR             provide for single family "non-conforming"
SHORTFALLS TO BE INCURRED ON        mortgage loans. A "non-conforming" mortgage
THE OFFERED CERTIFICATES            loan means a mortgage loan which is
                                    ineligible for purchase by Fannie Mae or
                                    Freddie Mac due to either credit
                                    characteristics of the related mortgagor or
                                    documentation standards in connection with
                                    the underwriting of the related mortgage
                                    loan that do not meet the Fannie Mae or
                                    Freddie Mac underwriting guidelines for "A"
                                    credit mortgagors. These documentation
                                    standards may include mortgagors who provide
                                    limited or no documentation in connection
                                    with the underwriting of the related
                                    mortgage loan. Accordingly, mortgage loans
                                    underwritten under such non-conforming
                                    credit underwriting standards are likely to
                                    experience rates of delinquency, foreclosure
                                    and loss that are higher, and may be
                                    substantially higher, than mortgage loans
                                    originated in accordance with the Fannie Mae
                                    or Freddie Mac underwriting guidelines. Any
                                    resulting losses, to the extent not covered
                                    by credit enhancement, may affect the yield
                                    to maturity of the offered certificates.

DEFAULTS COULD CAUSE PAYMENT        There could be substantial delays in the
DELAYS AND LOSSES                   liquidation of defaulted group I loans and
                                    group II loans and corresponding delays in
                                    receiving your portion of the proceeds of
                                    liquidation. These delays could last up to
                                    several years. Furthermore, an action to
                                    obtain a deficiency judgment is regulated by
                                    statutes and rules, and the amount of a
                                    deficiency judgment may be limited by law.
                                    In the event of a default by a borrower,
                                    these restrictions may impede the ability of
                                    the related servicer to foreclose on or to
                                    sell the mortgaged property or to obtain a
                                    deficiency judgment. In addition,
                                    liquidation expenses such as legal and
                                    appraisal fees, real estate taxes and
                                    maintenance and preservation expenses, will
                                    reduce the amount of security for the group
                                    I loans and group II loans and, in turn,
                                    reduce the proceeds payable to
                                    certificateholders.

                                    In the event that:

                                    o        the mortgaged properties fail to
                                             provide adequate security for the
                                             related group I loans and group II
                                             loans, and

                                    o        the protection provided by the
                                             subordination of certain classes
                                             and the availability of
                                             overcollateralization are
                                             insufficient to cover any
                                             shortfall,

                                    you could lose all or a portion of the money
                                    you paid for your certificates.

YOUR YIELD COULD BE ADVERSELY       No one can accurately predict the level of
AFFECTED BY THE                     prepayments that the trust will experience.
UNPREDICTABILITY OF                 The trust's prepayment experience may be
PREPAYMENTS                         affected by many factors, including:

                                    o        general economic conditions,

                                    o        the level of prevailing interest
                                             rates,

                                    o        the availability of alternative
                                             financing, and

                                    o        homeowner mobility.

                                    Certain of the group I loans and group II
                                    loans contain due-on-sale provisions, and
                                    the master servicer intends to enforce those
                                    provisions unless doing so is not permitted
                                    by applicable law or the master servicer, in
                                    a manner consistent with reasonable
                                    commercial practice, permits the purchaser
                                    of the mortgaged property in question to
                                    assume the related group I loans and group
                                    II loans. In addition, approximately 23.54%
                                    and 32.87% of the group I loans and group II
                                    loans, respectively, by aggregate principal
                                    balance as of the cut-off date provide for
                                    payment by the mortgagor of a prepayment
                                    charge in connection with some prepayments,
                                    which may discourage prepayments during the
                                    applicable period. For a detailed
                                    description of the characteristics of the
                                    prepayment charges on the mortgage loans,
                                    and the standards under which the prepayment
                                    charges may be waived by the applicable
                                    servicer, please see "THE MORTGAGE POOL -
                                    PREPAYMENT CHARGES ON THE MORTGAGE LOANS" in
                                    this free writing prospectus. There can be
                                    no assurance that the prepayment charges
                                    will have any effect on the prepayment
                                    performance of the mortgage loans.

                                    The weighted average lives of the
                                    certificates will be sensitive to the rate
                                    and timing of principal payments, including
                                    prepayments, on the group I loans and group
                                    II loans, which may fluctuate significantly
                                    from time to time. You should note that:

                                    o        if you purchase your certificates
                                             at a discount and principal is
                                             repaid on the related mortgage
                                             loans slower than you anticipate,
                                             then your yield may be lower than
                                             you anticipate;

                                    o        if you purchase your certificates
                                             at a premium and principal is
                                             repaid on the related mortgage
                                             loans faster than you anticipate,
                                             then your yield may be lower than
                                             you anticipate;

                                    o        if you purchase a certificate
                                             bearing interest at an adjustable
                                             rate, your yield will also be
                                             sensitive to the level of One-Month
                                             LIBOR, the maximum rate cap of
                                             11.00% per annum and the interest
                                             rate cap;

                                    o        since repurchases of mortgage loans
                                             as a result of breaches of
                                             representations and warranties and
                                             liquidations of mortgage loans
                                             following default have the same
                                             effect as prepayments, your yield
                                             may be lower than you expect if the
                                             rate of such repurchases and
                                             liquidations is higher than you
                                             expect;

                                    o        the overcollateralization
                                             provisions, whenever
                                             overcollateralization is at a level
                                             below the required level, are
                                             intended to result in an
                                             accelerated rate of principal
                                             distributions to holders of the
                                             related classes of Class A, Class M
                                             and Class B Certificates then
                                             entitled to distributions of
                                             principal. An earlier return of
                                             principal to the holders of the
                                             offered certificates as a result of
                                             the overcollateralization
                                             provisions will influence the yield
                                             on the offered certificates in a
                                             manner similar to the manner in
                                             which principal prepayments on the
                                             related mortgage loans will
                                             influence the yield on the offered
                                             certificates; and

                                    o        you bear the reinvestment risks
                                             resulting from a faster or slower
                                             rate of principal payments than you
                                             expected.

                                    EMC Mortgage Corporation, in its capacity as
                                    sponsor, may from time to time implement
                                    programs designed to encourage refinancing.
                                    These programs may include, without
                                    limitation, modifications of existing loans,
                                    general or targeted solicitations, the
                                    offering of pre-approved applications,
                                    reduced origination fees or closing costs,
                                    or other financial incentives. Targeted
                                    solicitations may be based on a variety of
                                    factors, including the credit of the
                                    borrower or the location of the mortgaged
                                    property. In addition, the sponsor may
                                    encourage assumptions of mortgage loans,
                                    including defaulted mortgage loans, under
                                    which creditworthy borrowers assume the
                                    outstanding indebtedness of the mortgage
                                    loans which may be removed from the mortgage
                                    pool. As a result of these programs, with
                                    respect to the mortgage pool underlying any
                                    trust, the rate of principal prepayments of
                                    the mortgage loans in the mortgage pool may
                                    be higher than would otherwise be the case,
                                    and in some cases, the average credit or
                                    collateral quality of the mortgage loans
                                    remaining in the mortgage pool may decline.

                                    WE REFER YOU TO "THE MORTGAGE POOL" AND
                                    "YIELD, PREPAYMENT AND MATURITY
                                    CONSIDERATIONS" IN THIS FREE WRITING
                                    PROSPECTUS AND "MATERIAL LEGAL ASPECTS OF
                                    THE LOANS--DUE-ON-SALE CLAUSES IN MORTGAGE
                                    LOANS" IN THE ACCOMPANYING BASE PROSPECTUS
                                    FOR A DESCRIPTION OF CERTAIN PROVISIONS OF
                                    THE MORTGAGE LOANS THAT MAY AFFECT THE
                                    PREPAYMENT EXPERIENCE ON THE MORTGAGE LOANS.

MORTGAGE LOAN MODIFICATIONS         Modifications of mortgage loans agreed to by
MAY AFFECT THE INTEREST RATE        the master servicer in order to maximize
                                    ultimate proceeds of such mortgage loans may
                                    extend the period over CAP which principal
                                    is received on the related certificates or,
                                    if such modifications downwardly adjust
                                    interest rates, may lower the related
                                    interest rate cap.

A REDUCTION IN CERTIFICATE          The ratings of each class of offered
RATING COULD HAVE AN ADVERSE        certificates will depend primarily on an
EFFECT ON THE VALUE OF YOUR         assessment by the rating agencies of the
CERTIFICATES                        mortgage loans, the amount of related
                                    overcollateralization and the subordination
                                    afforded by certain classes of related
                                    certificates. The ratings by each of the
                                    rating agencies of the offered certificates
                                    are not recommendations to purchase, hold or
                                    sell the offered certificates because such
                                    ratings do not address the market prices of
                                    the offered certificates or suitability for
                                    a particular investor.

                                    The rating agencies may suspend, reduce or
                                    withdraw the ratings on the offered
                                    certificates at any time. Any reduction in,
                                    or suspension or withdrawal of, the rating
                                    assigned to a class of offered certificates
                                    would probably reduce the market value of
                                    such class of offered certificates and may
                                    affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE         Each seller will treat the transfer of its
ADVERSELY AFFECTED BY THE           respective mortgage loans to the depositor
BANKRUPTCY OR INSOLVENCY            as a sale. However, if a seller becomes
OF CERTAIN PARTIES                  bankrupt, the trustee in bankruptcy may
                                    argue that the mortgage loans were not sold
                                    but were only pledged to secure a loan to
                                    such seller. If that argument is made, you
                                    could experience delays or reductions in
                                    payments on the certificates. If that
                                    argument is successful, the bankruptcy
                                    trustee could elect to sell the mortgage
                                    loans and pay down the certificates early.
                                    Thus, you could lose the right to future
                                    payments of interest, and might suffer
                                    reinvestment loss in a lower interest rate
                                    environment.

                                    In addition, if the related servicer becomes
                                    bankrupt, a bankruptcy trustee or receiver
                                    may have the power to prevent the
                                    appointment of a successor servicer. Any
                                    related delays in servicing could result in
                                    increased delinquencies or losses on the
                                    mortgage loans.

DEVELOPMENTS IN SPECIFIED           Approximately 19.13% and 11.12% of the group
REGIONS COULD HAVE A                I loans and approximately 18.00% and 11.50%
DISPROPORTIONATE EFFECT ON THE      of the group II loans, by aggregate
MORTGAGE LOANS DUE TO               principal balance as of the cut-off date,
GEOGRAPHIC CONCENTRATION OF         are secured by mortgaged properties that are
MORTGAGED PROPERTIES                located in the states of California and
                                    Florida, respectively. Property in those
                                    states or in any other region having a
                                    significant concentration of properties
                                    underlying the mortgage loans may be more
                                    susceptible than homes located in other
                                    parts of the country to certain types of
                                    uninsurable hazards, such as earthquakes,
                                    floods, mudslides and other natural
                                    disasters. In addition,

                                    o        economic conditions in the
                                             specified regions, which may or may
                                             not affect real property values,
                                             may affect the ability of borrowers
                                             to repay their loans on time;

                                    o        declines in the residential real
                                             estate market in the specified
                                             regions may reduce the values of
                                             properties located in those
                                             regions, which would result in an
                                             increase in the loan-to-value
                                             ratios; and
                                    o        any increase in the market value of
                                             properties located in the specified
                                             regions would reduce the
                                             loan-to-value ratios and could,
                                             therefore, make alternative sources
                                             of financing available to the
                                             borrowers at lower interest rates,
                                             which could result in an increased
                                             rate of prepayment of the group I
                                             loans and group II loans.

VIOLATION OF CONSUMER               Applicable state laws generally regulate
PROTECTION LAWS MAY RESULT IN       interest rates and other charges, require
LOSSES ON THE MORTGAGE LOANS        certain disclosure, and require licensing of
AND THE OFFERED CERTIFICATES        the originator. In addition, other state
                                    laws, public policy and general principles
                                    of equity relating to the protection of
                                    consumers, unfair and deceptive practices
                                    and debt collection practices may apply to
                                    the origination, servicing and collection of
                                    the mortgage loans.

                                    The mortgage loans are also subject to
                                    federal laws, including:

                                    o       the Federal Truth-in-Lending Act and
                                            Regulation Z promulgated thereunder,
                                            which require certain disclosures to
                                            the mortgagors regarding the terms
                                            of the mortgage loans;

                                    o       the Equal Credit Opportunity Act and
                                            Regulation B promulgated thereunder,
                                            which prohibit discrimination on the
                                            basis of age, race, color, sex,
                                            religion, marital status, national
                                            origin, receipt of public assistance
                                            or the exercise of any right under
                                            the Consumer Credit Protection Act,
                                            in the extension of credit; and

                                    o        the Depository Institutions
                                             Deregulation and Monetary Control
                                             Act of 1980, which preempts certain
                                             state usury laws.

                                    Violations of certain provisions of these
                                    federal and state laws may limit the ability
                                    of the related servicer to collect all or
                                    part of the principal of or interest on the
                                    mortgage loans and in addition could subject
                                    the trust to damages and administrative
                                    enforcement. In particular, the failure of
                                    the originator to comply with certain
                                    requirements of the Federal Truth-in-Lending
                                    Act, as implemented by Regulation Z, could
                                    subject the trust to monetary penalties and
                                    result in the mortgagors' rescinding the
                                    mortgage loans against the trust. In
                                    addition to federal law, some states have
                                    enacted, or may enact, laws or regulations
                                    that prohibit inclusion of some provisions
                                    in mortgage loans that have interest rates
                                    or origination costs in excess of prescribed
                                    levels, that require mortgagors be given
                                    certain disclosures prior to the
                                    consummation of the mortgage loans and that
                                    restrict the ability of the related servicer
                                    to foreclose in response to the mortgagor's
                                    default. The failure of the originator to
                                    comply with these laws could subject the
                                    trust to significant monetary penalties,
                                    could result in the mortgagors rescinding
                                    the mortgage loans against the trust and/or
                                    limit the related servicer's ability to
                                    foreclose upon the related mortgaged
                                    property in the event of a mortgagor's
                                    default.

                                    Under the anti-predatory lending laws of
                                    some states, the borrower is required to
                                    meet a net tangible benefits test in
                                    connection with the origination of the
                                    related mortgage loan. This test may be
                                    highly subjective and open to
                                    interpretation. As a result, a court may
                                    determine that a mortgage loan does not meet
                                    the test even if the originator reasonably
                                    believed that the test was satisfied. Any
                                    determination by a court that a mortgage
                                    loan does not meet the test will result in a
                                    violation of the state anti-predatory
                                    lending law, in which case the sponsor will
                                    be required to purchase that mortgage loan
                                    from the trust fund.

                                    The sponsor, will represent that, as of the
                                    closing date, each mortgage loan is in
                                    compliance with applicable federal and state
                                    laws and regulations. In the event of a
                                    breach of such representation, the sponsor
                                    will be obligated to cure such breach or
                                    repurchase or replace the affected mortgage
                                    loan in the manner described in this free
                                    writing prospectus. If the sponsor is unable
                                    or otherwise fails to satisfy such
                                    obligations, the yield on the offered
                                    certificates may be materially and adversely
                                    affected.

YOU MAY HAVE DIFFICULTY             The underwriter intends to make a secondary
SELLING YOUR CERTIFICATES           market in the offered certificates, but the
                                    underwriter has no obligation to do so. We
                                    cannot assure you that a secondary market
                                    will develop or, if it develops, that it
                                    will continue. Consequently, you may not be
                                    able to sell your certificates readily or at
                                    prices that will enable you to realize your
                                    desired yield. The market values of the
                                    certificates are likely to fluctuate, and
                                    such fluctuations may be significant and
                                    could result in significant losses to you.
                                    The secondary markets for asset-backed
                                    securities have experienced periods of
                                    illiquidity and can be expected to do so in
                                    the future. Illiquidity can have a severely
                                    adverse effect on the prices of certificates
                                    that are especially sensitive to prepayment,
                                    credit or interest rate risk, or that have
                                    been structured to meet the investment
                                    requirements of limited categories of
                                    investors.

THE RETURN ON YOUR                  The Servicemembers Civil Relief Act, or the
CERTIFICATES COULD BE REDUCED       Relief Act, and similar state or local laws
BY SHORTFALLS DUE TO THE            provide relief to mortgagors who enter
APPLICATION OF THE                  active military service and to mortgagors in
SERVICEMEMBERS CIVIL RELIEF         reserve status who are called to active
ACT AND SIMILAR STATE OR LOCAL      military service after the origination of
                                    their mortgage loans. The ongoing military
                                    operations of the United States in Iraq and
                                    Afghanistan have caused an increase in the
                                    number of citizens in active military duty,
                                    including those citizens LAWS previously in
                                    reserve status. Under the Relief Act the
                                    interest rate applicable to a mortgage loan
                                    for which the related mortgagor is called to
                                    active military service will be reduced from
                                    the percentage stated in the related
                                    mortgage note to 6.00%. This interest rate
                                    reduction and any reduction provided under
                                    similar state laws will result in an
                                    interest shortfall because neither the
                                    related servicer nor the master servicer
                                    will be able to collect the amount of
                                    interest which otherwise would be payable
                                    with respect to such mortgage loan if the
                                    Relief Act or similar state law was not
                                    applicable thereto. This shortfall will not
                                    be paid by the mortgagor on future due dates
                                    or advanced by the related servicer or the
                                    master servicer and, therefore, will reduce
                                    the amount available to pay interest to the
                                    certificateholders on subsequent
                                    distribution dates. We do not know how many
                                    mortgage loans in the mortgage pool have
                                    been or may be affected by the application
                                    of the Relief Act or similar state laws or
                                    local. The related certificate guaranty
                                    insurance policy issued by Ambac Assurance
                                    Corporation will not cover any prepayment
                                    interest shortfalls or any interest
                                    shortfalls on the Class I-A Certificates and
                                    Class II-A Certificates as a result of the
                                    application of the Relief Act or similar
                                    state and local laws.

THE MORTGAGE LOANS ARE              All of the mortgage loans are junior lien
SECURED BY JUNIOR LIENS,            mortgage loans. Mortgage loans secured by
WHICH MAY RESULT IN INCREASED       junior liens are entitled to net proceeds
LOSSES                              that remain from the sale of the related
                                    mortgaged property after any related senior
                                    lien has been satisfied. The primary risk to
                                    holders of mortgage loans secured by junior
                                    liens is the possibility that adequate funds
                                    will not be received in connection with a
                                    foreclosure of the related senior lien to
                                    satisfy fully both the senior lien and the
                                    junior lien. The claims of the holders of
                                    the senior lien will be satisfied in full
                                    out of proceeds of the liquidation of the
                                    mortgage loan before the trust fund as
                                    holder of the junior lien receives any
                                    payments in respect of the mortgage loan. If
                                    the related servicer were to foreclose on
                                    any junior lien mortgage loan, it would do
                                    so subject to the rights of the holder of
                                    the related senior lien. In order for the
                                    debt related to the mortgage loan to be paid
                                    in full upon a foreclosure sale, a bidder at
                                    the foreclosure sale of the related
                                    mortgaged property would have to bid an
                                    amount sufficient to pay off all sums due
                                    under the junior lien mortgage loan and the
                                    senior lien or purchase the mortgaged
                                    property subject to the senior lien.
                                    Liquidation expenses with respect to
                                    defaulted junior lien mortgage loans do not
                                    vary directly with the outstanding principal
                                    balance of the loan at the time of default.
                                    A decline in the value of the mortgaged
                                    property securing a mortgage loan with a
                                    junior lien may increase the likelihood
                                    that, in the event of a default by the
                                    related mortgagor, liquidation or other
                                    proceeds will be insufficient to satisfy the
                                    junior lien mortgage loan after satisfaction
                                    of any senior liens and the payment of any
                                    liquidation expenses. In the event that the
                                    proceeds from a foreclosure or similar sale
                                    of the related mortgaged property are
                                    insufficient to satisfy the senior lien and
                                    the junior lien mortgage loan in the
                                    aggregate, the trust fund, as the holder of
                                    the junior lien mortgage loan, will bear:

                                    o        the risk of delay in payments while
                                             a deficiency judgment against the
                                             mortgagor is obtained;

                                    o        the risk of loss if the deficiency
                                             judgment is not realized upon; and

                                    o        the risk that deficiency judgments
                                             may not be available in the
                                             applicable jurisdiction.

                                    Following any default on a junior lien
                                    mortgage loan, unless foreclosure proceeds
                                    are expected to at least satisfy the related
                                    senior lien in full and to pay foreclosure
                                    costs and liquidation expenses, it is likely
                                    that such junior lien mortgage loan will be
                                    written off as bad debt with no foreclosure
                                    proceeding.

                                    Other factors may affect the prepayment rate
                                    of junior lien mortgage loan, such as the
                                    amounts of, and interest on, the related
                                    senior lien mortgage loan and the use of
                                    senior lien mortgage loan as long-term
                                    financing for home purchases and junior lien
                                    mortgage loan as shorter-term financing for
                                    a variety of purposes, such as home
                                    improvement, educational expenses and
                                    purchases of consumer durables such as
                                    automobiles. Accordingly, junior lien
                                    mortgage loan may experience a higher rate
                                    of prepayments than traditional senior lien
                                    mortgage loans. In addition, any future
                                    limitations on the rights of mortgagors to
                                    deduct interest payments on junior lien
                                    mortgage loan for federal income tax
                                    purposes may further increase the rate of
                                    prepayments on junior lien mortgage loan.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this free writing prospectus information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of January 30, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the mortgage loans as described herein and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.
The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described herein.
If, as of the closing date, any material pool characteristics differs by 10% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement or any supplement thereto, or in a current report on Form
8-K. Unless we have otherwise indicated, the information we present below and in
Schedule A is expressed as of the cut-off date, which is January 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut-off date, January 1, 2006.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes.

         The mortgage pool will be divided into two loan groups, referred to in this free writing prospectus as Loan Group I and Loan Group II, respectively.
The mortgage loans in Loan Group I are referred to in this free writing prospectus as the Group I Loans and the mortgage loans in Loan Group II are referred to in this free writing prospectus as the Group II Loans.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time. However, approximately 23.54% and 32.87% of the Group I Loans and Group II
Loans, respectively, by aggregate principal balance as of the cut-off date, impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982
(the "Parity Act"), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July
1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity
Act does not retroactively affect loans originated before July 1, 2003. SEE
"MATERIAL LEGAL ASPECTS OF THE LOANS-ENFORCEABILITY OF PREPAYMENT AND LATE
PAYMENT FEES" IN THE ACCOMPANYING BASE PROSPECTUS.

         The sponsor purchased the mortgage loans directly in privately negotiated transactions. Bear Stearns Residential Mortgage Corporation, an
affiliate of the sellers, the depositor and the underwriter, originated approximately 3.18% of the Group I Loans, respectively, by aggregate principal balance as of the cut-off date. Subsequently these mortgage loans were transferred to EMC. WE REFER YOU TO "SERVICING OF THE MORTGAGE LOANS" AND "THE
MORTGAGE POOL -UNDERWRITING GUIDELINES" FOR FURTHER INFORMATION REGARDING THE
MORTGAGE LOANS.

         The mortgage loans to be transferred by the depositor to the trust fund on the closing date will consist of 7,444 mortgage loans in Loan Group I with an aggregate principal balance of approximately $395,081,800, and will consist of
6,002 mortgage loans in Loan Group II with an aggregate principal balance of approximately $323,051,874. As of the cut-off date, no scheduled monthly payment on any mortgage loan is more than 30 days past due.

         A mortgage loan is "delinquent" if any payment due on that mortgage loan is not made pursuant to the terms of such mortgage loan by the close of business of the day such payment is scheduled to be due. A mortgage loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a
30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.
Similarly for "60 days delinquent," "90 days delinquent" and so on.

         COMBINED LOAN-TO-VALUE RATIO. With respect to any mortgage loan secured by a second lien, the combined loan-to-value ratio is equal to the principal balance of the mortgage loan plus the principal balance of any related senior mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of

         o        the appraised value based on an appraisal made by an
                  independent fee appraiser at the time of the origination of the related mortgage loan, and

         o        the sales price of that mortgaged property at the time of
                  origination.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         CREDIT SCORES. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower's creditworthiness.
They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.
Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

PREPAYMENT CHARGES ON THE MORTGAGE LOANS

         Approximately 23.54% and 32.87% of the Group I Loans and Group II
Loans, respectively, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

         In addition, the related servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected in accordance with its general servicing practices. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow from the pool assets.

         The holders of the Class C Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Certain prepayment charges are classified as "hard" prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as "soft," meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third-party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this free writing prospectus sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by principal balance of all of the mortgage loans as of the cut-off date in the related loan group. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans in each loan group will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this free writing prospectus as the Pooling and Servicing Agreement) with each loan group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, National
Association and LaSalle Bank National Association, as custodians and agents for the trustee, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, endorsed without recourse in the following form: "Pay to the order of Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC,
         Mortgage-Backed Certificates, Series 2006-2" with all intervening endorsements that show a complete chain of endorsement from the originator to the related seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof;

                  (c) a duly executed assignment of the mortgage in blank or to
         "Citibank, N.A., as trustee for certificateholders of Bear Stearns
         Asset Backed Securities I LLC, Mortgage-Backed Certificates, Series
         2006-2"; in recordable form or, for each mortgage loan subject to the
         Mortgage Electronic Registration Systems, Inc. (the "MERS(R) System"),
         evidence that the mortgage is held for the trustee as described in the
         Pooling and Servicing Agreement;

                  (d) all interim recorded assignments of such mortgage, if any;
         and

                  (e) the original or duplicate original lender's title policy or, in the event such original title policy has not been received from the title insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

         With respect to each mortgage loan subject to the MERS(R) System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage
Electronic Registration Systems, Inc. ("MERS"), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

         Assignments of the mortgage loans provided to either custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the trustee and Insurer, to the effect that such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the related seller, or (ii) with respect to any mortgage loan electronically registered through the MERS(R) System, in which case the sponsor shall be responsible for the recordation of such assignments and the costs incurred in connection therewith.

         The respective custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the respective custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the related certificates and Insurer.

         In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K within 15 days of the closing date, except if the 15th day falls on a Saturday, a Sunday or a holiday, such report can be filed on the following business day.

         The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

         (a) The information set forth in the mortgage loan schedule on the closing date is complete, true and correct;

         (b) Immediately prior to the conveyance of the mortgage loans by EMC or
Master Funding LLC, as applicable, to the depositor pursuant to the mortgage loan purchase agreement, EMC or Master Funding, as applicable, was the sole owner and holder of the mortgage loan; the related originator, EMC or Master
Funding was the custodian of the related escrow account, if applicable; the mortgage loan had neither been assigned nor pledged, and EMC or Master Funding, as applicable, had good and marketable title thereto, and had full right to transfer and sell the mortgage loan and the related servicing rights to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and the related servicing rights, subject to the applicable servicing agreement, to the depositor pursuant to the terms of the mortgage loan purchase agreement;

         (c) The mortgaged property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

         (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (e) The mortgage loan is covered by an ALTA lender's title insurance policy or equivalent form acceptable to the Department of Housing and Urban
Development, or any successor thereto, and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in clause (i) above) EMC or Master Funding LLC, as applicable (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the mortgage loan.
Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the mortgaged property or any interest therein. With respect to each mortgage loan, EMC or Master Funding LLC, as applicable, (as assignee) is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect. No claims have been made under such lender's title insurance policy, and no prior holder of the related mortgage, including EMC or Master Funding LLC, as applicable, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the mortgage loans are in the mortgage file and have been or will be recorded, if necessary to protect the interests of the trustee, and which have been or will be delivered to the trustee, all in accordance with the mortgage loan purchase agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the mortgage loans is part of the mortgage file; and

         (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to
Fannie Mae or Freddie Mac.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates (without regard to the Class I-A Policy issued by the Class I-A Insurer or the Class II-A
Policy issued by the Class II-A Insurer) or the interests of the Insurer in such mortgage loan, the trustee or the respective custodian, as agent for the trustee, is required to notify the sponsor and the related Insurer in writing.
If the sponsor cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the trustee or the respective custodian, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the related mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan.
Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee and the
Insurer must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATOR

         The principal originators of the mortgage loans are: American Home
Mortgage Investment Corp. ("American Home") with respect to approximately 29.08%
of the mortgage loans in loan group I; Southstar Funding, LLC and Opteum
Financial Services, LLC (SouthStar), with respect to approximately 17.85% of the mortgage loan in loan group I; Impac Mortgage Corporation, with respect to approximately 13.68% of the mortgage loan in loan group I; Suntrust Mortgage
Corporation, with respect to approximately 15.34% of the mortgage loans in loan group II; and Waterfield Mortgage Corporation, with respect to approximately
12.89% of the mortgage loans in loan group II. The remainder of the mortgage loans were originated by various originators, none of which originated more than
10% of the mortgage loans.

AMERICAN HOME

         American Home Mortgage Corp., also referred to herein as the
Originator, is a New York corporation. The Originator conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by the Originator's call center. The Originator operates more than 500 retail and wholesale loan production offices located in 46 states and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its incorporation in 1988, and has been originating second lien mortgage loans since such date. The principal executive offices of the Originator are located at 538 Broadhollow Road, Melville, New York 11747.

         The following table reflects the Originator's originations of second lien mortgage loans for the past three years:

                                        YEAR ENDING                  YEAR ENDING                  YEAR ENDING
  SECOND LIEN MORTGAGE LOANS         DECEMBER 31, 2003            DECEMBER 31, 2004            DECEMBER 31, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------
Number of Loans                           5,170                              13,136                         41,110
------------------------------- ---------------------------- ---------------------------- ----------------------------
Principal Balance                   $     164,900,768             $     589,233,968            $     2,398,405,061
------------------------------- ---------------------------- ---------------------------- ----------------------------

         The Originator is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the
Certificates.

         UNDERWRITING CRITERIA

         The following information generally describes the Originator's underwriting guidelines with respect to mortgage loans originated pursuant to its "conventional non-conforming mortgage loans" underwriting standards and its
Alt-A underwriting guidelines. Approximately 29.08% of the Mortgage Loans were generally written in accordance with the Originator's "conventional non-conforming mortgage loans" underwriting standards and its Alt-A underwriting guidelines underwriting guidelines.

         The Originator's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and
Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S.
Department of Veterans Affairs.

         The Originator's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present.
In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, the Originator expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

         The Originator underwrites a borrower's creditworthiness based solely on information that the Originator believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

         Non-conforming loans are generally documented to the requirements of
Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc.
Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

         The Originator obtains a credit report for each borrower that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and
TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit.
Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by the
Originator non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For the Originator Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

         In addition to reviewing the borrower's credit history and credit score, the Originator underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

         In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter,
Freddie Mac's Loan Prospector automated underwriting systems, a customized form of Fannie Mae's Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by the Originator's underwriters. The
Originator's Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by the
Originator's senior underwriters. The Originator Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

         Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional
Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by the Originator's vendor management company or an underwriter of the Originator or a mortgage insurance company contract underwriter.

         The appraiser's value conclusion is used to calculate the ratio
(loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. The Originator sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, the Originator requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, the Originator requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90%
and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively.
Alt-A loans with full or alternative documentation and loan-to-value ratios of
85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30%
and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require
35% coverage.

         The Originator realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense"
underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to the
Originator's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

SOUTHSTAR FUNDING, LLC AND OPTEUM FINANCIAL SERVICES, LLC

         Opteum Financial Services, LLC ("Opteum") owns approximately 51% of
SouthStar. Opteum is a retail originator and SouthStar generally is a wholesale originator. Opteum was founded in 1998 as a privately held Delaware limited liability company. Opteum is headquartered in Paramus, New Jersey, and has retail, wholesale and conduit divisions. Opteum originates mortgage loans nationwide and has offices throughout the United States. Opteum is a full service lender who originates and acquires a wide variety of mortgage loan types, including conventional, FHA, jumbo, alt-A, interest only and subprime mortgage loans.

         SouthStar's and Opteum's executive offices are at 400 Northridge Road,
Suite 1120, Atlanta, GA 30350

IMPAC FUNDING CORPORATION

         Impac Funding Corporation ("Impac Funding") is a mortgage banking conduit that acquires primarily one- to four-family residential mortgage loans nationwide and has, from time to time, acquired condominium conversion loans.
Impac Funding is a wholly-owned subsidiary of Impac Mortgage Holdings, Inc., a publicly traded Real Estate Investment Trust company. Impac Funding primarily acquires mortgage loans from approved correspondents.

         Impac Funding's executive offices are located at 1401 Dove Street,
Newport Beach, California 92660.

WATERFIELD MORTGAGE COMPANY, INC.

         Waterfield Mortgage Company, Inc. ("Waterfield") was founded in 1928 and is the holding company of the Waterfield Group, which is based in Fort
Wayne, Indiana. Waterfield Financial Corp. is a wholly owned subsidiary of Union
Federal Bank of Indianapolis (" Union Federal Bank"), which is a wholly owned subsidiary of Waterfield.

         Waterfield Financial Corp. is a one-to-four family residential mortgage loan origination company with retail and wholesale operations throughout the
United States. Waterfield Financial Corp.'s retail operation comprises more than
30 branch offices and 225 loan officers located throughout Arizona, California,
Colorado, Indiana, Maine, Maryland, Michigan, Nevada, New Hampshire, New Jersey,
New York, North Carolina, Ohio, Oregon, Pennsylvania, Texas and Virginia.

         Union Federal Wholesale is a division of Waterfield Financial Corp. and is located in Fort Wayne, Indiana. Union Federal Wholesale was formed in 1996 to participate in a rapidly expanding wholesale market, specializing in Government insured, Conforming, and Alt-A mortgage products.

SUNTRUST MORTGAGE, INC.

         SunTrust Mortgage, Inc. is a wholly-owned subsidiary of SunTrust Bank, one of the nation's largest commercial banking organizations. As of December 31,
2004, SunTrust Bank had total assets of $158.9 billion, operating in Virginia, the District of Columbia, Maryland, Georgia, Alabama, Tennessee and Florida.

         Currently, SunTrust Mortgage, Inc. originates loans through 135 locations in its markets and adjacent states, maintains correspondent and broker relationships in 48 states, and services loans in 50 states and the District of
Columbia. SunTrust Mortgage, Inc. is engaged principally in the business of (i)
originating, purchasing and selling residential mortgage loans and (ii)
servicing residential mortgage loans for its own account or for the account of others. SunTrust Mortgage, Inc. is an approved servicer of Fannie Mae, Freddie
Mac and the Government National Mortgage Association. SunTrust Mortgage, Inc. is
headquartered in Richmond, Virginia. Its parent, SunTrust Bank, is headquartered in Atlanta, Georgia.

         SunTrust Mortgage, Inc. executive offices are located at 901 Semmes
Avenue, Richmond, Virginia 23224.

                            STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at
http://www.bearstearns.com/transactions/sami_ii/saco2006-2/index.html.

         Information provided through the internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

                               THE ISSUING ENTITY

         SACO I Trust 2006-2 is a common law trust formed under the laws of the
State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear SACO I Trust 2006-2 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of the Insurer and the holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing
Agreement, please see "The Agreements -- Amendment of Agreement" in the prospectus.

         The assets of SACO I Trust 2006-2 will consist of the mortgage loans and certain related assets.

         SACO I Trust 2006-2's fiscal year end is December 31.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of
The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison
Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of
Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The
Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of
"non-investment quality" up to and including real estate owned assets ("REO").
The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 909 Hidden Ridge Drive,
Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans.
Loans are purchased on a bulk and flow basis. The sponsor is one of the United
States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws.
Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions
group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since
1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.

                           DECEMBER 31, 2003              DECEMBER 31, 2004             OCTOBER 31, 2005
                     ----------------------------   ----------------------------    ----------------------------
                                  TOTAL PORTFOLIO                TOTAL PORTFOLIO               TOTAL PORTFOLIO
     LOAN TYPE        NUMBER         OF LOANS          NUMBER       OF LOANS          NUMBER       OF LOANS
----------------     -------    -----------------   -------    -----------------    -------   ------------------
Alt-A ARM             12,268    $3,779,319,393.84    44,821    $11,002,497,283.49    62,521   $16,371,656,951.49

Alt-A Fixed           15,907    $3,638,653,583.24    11,011    $ 2,478,381,379.40    15,444   $ 3,370,889,688.07

HELOC                      -    $             --         --    $               --     9,309   $   509,391,438.93
Neg-Am ARM                 -    $             --         --    $               --    20,804   $ 7,515,084,661.26

Prime ARM             16,279    $7,179,048,567.39    30,311    $11,852,710,960.78    23,962   $11,960,110,456.13

Prime Fixed            2,388    $1,087,197,396.83     1,035    $   509,991,605.86    1,346    $   426,879,747.26
Prime Short            7,089    $2,054,140,083.91    23,326    $ 7,033,626,375.35    12,707   $ 4,687,378,638.50
Duration ARM
Reperforming           2,800    $  247,101,330.36      2,802   $   311,862,677.46     1,610   $   143,455,015.55
Seconds                   --    $              --     14,842   $   659,832,093.32    92,043   $ 4,491,782,148.34

SubPrime              29,303    $2,898,565,285.44    102,759   $14,578,747,677.08    84,042   $13,400,254,946.87

Totals                86,034    $20,884,025,641.01   230,907   $48,427,650,052.74   323,788   $62,876,883,692.40

         With respect to some of the securitizations organized by the sponsor, a
"step-down" triggers has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related Class A Certificates and Class
M Certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The sponsor has received a civil investigative demand (CID), from the
Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a
December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

              MASTER SERVICING AND SERVICING OF THE MORTGAGE LOANS

GENERAL

         LaSalle Bank National Association ("LaSalle") will act as Master
Servicer pursuant to the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of
America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN
AMRO Bank N.V., a Netherlands banking corporation. As of June 30, 2005, LaSalle had consolidated assets of approximately $69.7 billion. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch
Ratings.

         LaSalle launched its master servicing business in June 2005 and since that time has served as Master Servicer on approximately 8 residential mortgage-backed securitization transactions with an outstanding principal balance of approximately $5.5 billion and involving mortgage loans and HELOCs.
Though it is a new initiative, LaSalle's master servicing business is managed and administered by a team of employees with collectively over 15 years of experience in the residential mortgage master servicing industry. As further described in the Pooling and Servicing Agreement, LaSalle, as Master Servicer,
will (i) supervise, oversee and monitor the performance by the Servicers of their obligations under the Pooling and Servicing Agreement and the Servicing
Agreement, (ii) review certain reports, information and data provided to it by the Servicers, (iii) enforce the obligations, covenants and conditions of the
Servicers as set forth in the Pooling and Servicing Agreement and the Servicing
Agreement, as applicable (iv) monitor the Servicers' servicing activities with respect to each Mortgage Loan, (v) reconcile the results of such monitoring with the information and data provided to the Master Servicer by the Servicers on a monthly basis, (vi) coordinate necessary corrective adjustments to the
Servicers' and Master Servicer's records, (vii) based on such reconciled and corrected information, provide such information to the Securities Administrator as shall be necessary in order for it to perform calculations in respect of the
Certificates and prepare the monthly statement to Certificateholders, and (viii)
enforce any remedies available to the trust against any Servicer for the
Servicer's failure to perform its obligations under the Pooling and Servicing
Agreement or the Servicing Agreement, as applicable, including terminating the
Servicer and appointing a successor servicer (which could be the Master
Servicer) with the consent of the Insurer as further specified in the Pooling and Servicing Agreement.

         The depositor, sponsor, trustee, the insurer and any Servicer may maintain other banking relationships in the ordinary course of business with the
LaSalle. LaSalle's corporate trust office for master servicing purposes is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603.
Attention: Global Securities and Trust Services - SACO 2006-2 or at such other address as LaSalle may designate from time to time.

         EMC Mortgage Corporation ("EMC") will act as servicer with respect to approximately 92.90% of the Group I Loans and all of the Group II Loans,
pursuant to the Pooling and Servicing Agreement. See "The Sponsor" in this Free
Writing Prospectus.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans.
EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         As of October 31, 2005, EMC was acting as servicer for approximately
213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

                       AS OF DECEMBER 31, 2003                     AS OF DECEMBER 31, 2004                        AS OF OCTOBER 31, 2005
                ----------------------------------------   -----------------------------------------    ------------------------------------------
                                                  PERCENT                                      PERCENT                                      PERCENT
                                        PERCENT     BY                               PERCENT     BY                               PERCENT     BY
               NO. OF       DOLLAR       BY NO.   DOLLAR    NO. OF       DOLLAR       BY NO.   DOLLAR   NO. OF       DOLLAR        BY NO.   DOLLAR
LOAN TYPE      LOANS        AMOUNT      OF LOANS  AMOUNT    LOANS        AMOUNT      OF LOANS  AMOUNT   LOANS        AMOUNT       OF LOANS  AMOUNT
               ------   -------------   --------  ------   ------    --------------  --------  ------   ------    --------------  --------  -------
ALTA-A ARM.     2,439   $  653,967,869    1.40%    4.75%   19,498    $4,427,820,708    7.96%   15.94%   50,528   $11,821,548,094   11.65%   21.25%
ALTA-A FIXED   19,396   $3,651,416,057   11.14%   26.51%   25,539    $4,578,725,473   10.43%   16.48%   34,038   $ 6,268,800,717    7.85%   11.27%
PRIME ARM..     7,978   $  868,798,347    4.58%    6.31%    8,311    $1,045,610,015    3.39%    3.76%    8,910   $ 1,267,784,249    2.05%    2.28%
PRIME FIXED    16,377   $1,601,411,491    9.40%   11.63%   14,560    $1,573,271,574    5.95%    5.66%   16,929   $ 2,343,126,437    3.90%    4.21%
SECONDS....    25,290   $  690,059,169   14.52%    5.01%   39,486    $1,381,961,155   16.13%    4.98%  136,562   $ 6,239,175,080   31.48%   11.21%
SUBPRIME...    76,166   $5,058,932,126   43.73%   36.73%  114,436   $13,706,363,250   46.74%   49.34%  138,609   $19,037,928,201   31.95%   34.22%
OTHER......    26,523   $1,249,014,373   15.23%    9.07%   23,010    $1,063,682,459    9.40%    3.83%   48,256   $ 8,655,251,712   11.12%   15.56%
              -------   -------------  --------- -------- -------   ---------------  -------- -------- -------  ---------------   -------- --------
TOTAL......   174,169   $13,773,599,432 100.00%  100.00%  244,840   $27,777,434,635  100.00%  100.00%  433,832   $55,633,614,489  100.00%  100.00%

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

         Pursuant to the Pooling and Servicing Agreement, the Master Servicer
will be required to monitor the related servicer's performance of its servicing obligations as set forth in the Pooling and Servicing Agreement and the related
Servicing Agreement, as applicable. In the event of a default by EMC under the
Pooling and Servicing Agreement or a servicer under the related Servicing
Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer and shall, with the consent of the Insurer as further specified in the Pooling and Servicing Agreement, terminate the rights and obligations of such Servicer thereunder and either find a successor servicer that is reasonably acceptable to the Insurer or shall assume the primary servicing obligations for the related mortgage loans itself.

COLLECTION AND OTHER SERVICING PROCEDURES

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Pooling and Servicing
Agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

         Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor, and the related servicer has knowledge thereof, the related servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related servicer may be unable to enforce due-on-sale clauses, WE REFER YOU TO
"MATERIAL LEGAL ASPECTS OF THE LOANS -- DUE-ON-SALE CLAUSES IN MORTGAGE LOANS"
IN THE ACCOMPANYING BASE PROSPECTUS. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the related servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         The servicers will establish and maintain, with respect to the mortgage loans serviced by it, in addition to the protected accounts described below under "--PROTECTED ACCOUNTS," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Pooling and
Servicing Agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the
Pooling and Servicing Agreement.

         The servicers will maintain errors and omissions insurance and a fidelity bond in certain specified amounts to the extent required under the
Pooling and Servicing Agreement.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related servicing agreement or the pooling and servicing agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of Insurance Proceeds or
Liquidation Proceeds or any other amounts in the related protected account. The right of the related servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance
Proceeds or Liquidation Proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance
Proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action either as each such Servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement and the Pooling and Servicing Agreement, the related servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related
Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. The related servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) it reasonably believed that such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

MASTER SERVICING AND SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The master servicer will be entitled to receive on each distribution date a fee as compensation for its activities under the Pooling and Servicing
Agreement equal to 1/12 of 0.0185% multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs. Each servicer will be entitled to a servicing fee on each distribution date equal to 1/12 of the servicing fee rate multiplied by, with respect to each mortgage loan serviced by EMC, the Stated Principal Balance of each such mortgage loan payable solely from interest collections, and with respect to each mortgage loan serviced by First Horizon, the unpaid principal balance of each such mortgage loan payable solely from interest collections, as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum with respect to the mortgage loans serviced by EMC and by First Horizon. Interest shortfalls on the mortgage loans serviced by EMC resulting from prepayments in full or in part in any calendar month will be offset by EMC on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus. The master servicer will be obligated to make such compensating interest payments up to an amount equal to the portion of the master servicing fee payable to the master servicer in the event that the related servicer is required to make such payments and fails to do so.

         In addition to the primary compensation described above, the related servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The related servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this free writing prospectus.

PROTECTED ACCOUNTS

         The servicers will establish and maintain one or more custodial accounts (referred to in this free writing prospectus as the protected accounts)
into which they will deposit daily or at such other time specified in the related servicing agreement or the Pooling and Servicing Agreement, as applicable, all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds,
Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing
Agreement and the related servicing agreement and shall meet the requirements of the rating agencies.

         With respect to the mortgage loans, the related servicer will retain in the protected account for distribution directly to the master servicer the daily collections of interest and principal, Insurance Proceeds, Subsequent
Recoveries, and the repurchase price with respect to any repurchased mortgage.

         On the date specified in the Pooling and Servicing Agreement or the applicable servicing agreement, as the case may be, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to the master servicer for deposit in the master servicer collection account.

THE MASTER SERVICER COLLECTION ACCOUNT

         The master servicer shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the "Master
Servicer Collection Account") into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer's own funds (less the Master Servicer's expenses and the master servicing fee, as provided in the Pooling and Servicing Agreement). The
Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the rating agencies. The Master Servicer
Collection Account may be a sub-account of the Distribution Account for so long as LaSalle Bank National Association is the master servicer and LaSalle Bank
National Association is the Securities Administrator. The amount at any time credited to the related Master Servicer Collection Account may be invested in the name of the trustee for the benefit of the securities administrator in permitted investments selected by the securities administrator, and the securities administrator shall be entitled to any amounts earned and will be liable for any losses on such permitted investments in the related Master
Servicer Collection Account. The master servicer will deposit in the Master
Servicer Collection Account, as received, the following amounts:

         (i)      Any amounts received from a servicer;

         (ii)     Any advance and compensating interest payments;

         (iii)    Any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in a protected
                  account or other permitted account;

         (iv)     The repurchase price with respect to any mortgage loans
                  repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the related loan group;

         (v)      Any amounts required to be deposited with respect to losses on permitted investments; and

         (vi)     Any other amounts received by or on behalf of the master
                  servicer or the trustee and required to be deposited in the
                  Master Servicer Collection Account pursuant to the Pooling and
                  Servicing Agreement.

DISTRIBUTION ACCOUNT

         The securities administrator shall establish and maintain in the name of the trustee, for the benefit of the certificateholders and the Insurer, an account (referred to in this free writing prospectus as the Distribution
Account), into which on the business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the Master
Servicer Collection Account and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the trust.
All amounts deposited in the Distribution Account shall be held in the name of the trustee in trust for the benefit of the certificateholders and the Insurer in accordance with the terms and provisions of the Pooling and Servicing
Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the trustee for the benefit of the securities administrator, in such permitted investments set forth in the Pooling and
Servicing Agreement.

         Any one or more of the following obligations or securities held in the name of the securities administrator for the benefit of the certificateholders will be considered a permitted investment:

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United
States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi) repurchase obligations with respect to any security described in clauses
(i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency
(except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or, with the
Insurer's prior written consent, such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or, with the Insurer's prior written consent, such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or, with the Insurer's prior written consent, such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency and acceptable to the Insurer evidenced by the Insurer's prior written consent;

         On each distribution date, the securities administrator will withdraw available funds from the Distribution Account and make payments to the related
Certificateholders in accordance with the provisions set forth under
"Description of the Certificates--Distributions on the Certificates." Each of
the trustee and the custodians will be entitled to compensation for its services under the Pooling and Servicing Agreement and the custodial agreements which shall be paid by the master servicer. The securities administrator shall be entitled to any earnings on any amounts on deposit in the related Master
Servicer Collection Account and the Distribution Account as compensation for its duties under the Pooling and Servicing Agreement. The securities administrator, the trustee and the custodians will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Pooling and Servicing Agreement prior to the distribution of the related available distribution amount. The Insurer will be entitled to payment of its premium on a monthly basis prior to the distribution of the related available distribution amount and to reimbursement of certain amounts pursuant to the Class I-A Policy and the Class II-A Policy and the related insurance agreement to the extent described in this free writing prospectus.

         Each of the trustee, the securities administrator and the custodians will also be entitled to be reimbursed for their respective expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and
Servicing Agreement or the applicable custodial agreement prior to the distribution of the related available distribution amount, subject to the related share of the Extraordinary Trust Fund Expenses Cap.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment (such shortfall, the "Prepayment
Interest Shortfall"). In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the servicer for such month shall, to the extent of such shortfall, be remitted by the related servicer to the master servicer for deposit in the
Master Servicer Collection Account. We refer to such deposited amounts as
"Compensating Interest." In the event the related servicer fails to remit such compensating interest payments, the master servicer will be required to do so to the extent described in the Pooling and Servicing Agreement. Any such deposit or remittance by the master servicer or the related servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed. The Class I-A Policy and the Class II-A Policy will not cover any shortfalls on the Class A Certificates due to Prepayment Interest
Shortfalls or the failure of any servicer to pay Compensating Interest.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than for certain reasons as set forth in the applicable servicing agreement or the Pooling and Servicing Agreement, for example as a result of application of the Relief Act or similar state laws, the related servicer will remit to the master servicer, with respect to the mortgage loans serviced by it, for deposit in the Master Servicer Collection Account within the number of days prior to the related distribution date set forth in the Pooling and Servicing Agreement, an amount equal to such delinquency, net of the related servicing fee except to the extent that the related servicer determines any such advance to be nonrecoverable from Liquidation Proceeds,
Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the related servicer until the liquidation of the related mortgaged property.
Failure by the related servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing
Agreement, will constitute an event of default under such agreement. Such event of default by the related servicer shall then obligate the Master Servicer, subject to a non-recoverability determination, to advance such amounts to the
Distribution Account to the extent provided in the Pooling and Servicing
Agreement. Any failure of the master servicer to make such advances will constitute an event of default. SEE "DESCRIPTION OF THE CERTIFICATES--EVENTS OF
DEFAULT" IN THIS FREE WRITING PROSPECTUS.

         Each Servicer will discontinue making advances with respect to any
Mortgage Loan that becomes 90 days delinquent. In addition the related Servicer must charge off a Mortgage Loan at the time such mortgage loan becomes 180 days delinquent. Once a Mortgage Loan is charged off, the related Servicer will not be entitled to any additional servicing fee for such Mortgage Loan, except to the extent of any unpaid servicing fees and expenses which will be reimbursable from any recoveries on such Mortgage Loan, and the Mortgage Loan will be treated as a liquidated Mortgage Loan giving rise to a Realized Loss. If the related
Servicer determines that a significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a Mortgage Loan that becomes 90 days delinquent, such Servicer may continue making advances on such Mortgage Loan.

EVIDENCE AS TO COMPLIANCE

         The Pooling and Servicing Agreement will provide that on or before
March 1 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor, the insurer and the master servicer a report on an assessment of compliance with the minimum servicing criteria established in Item
1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing
Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Pooling and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing
Criteria.

         The Pooling and Servicing Agreement will also provide for delivery to the rating agencies, securities administrator, the master servicer and the
Insurer on or before March 1 of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and
Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the requirements below:

         o        the master servicer has proposed a successor master servicer
                  (who shall also have agreed to serve as securities
                  administrator) to the trustee and the trustee has consented to the appointment of such successor master servicer, with such consent not to be withheld unreasonably;

         o        the Insurer has consented to such appointment;

         o        the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

         o        the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its
                  then-current ratings assigned to any class of offered
                  certificates (such determination to be made without regard to the Class I-A Policy and the Class II-A Policy).

         In addition, the master servicer may be removed from its obligations and duties as set forth in the Pooling and Servicing Agreement. No such resignation or removal will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the Pooling and Servicing Agreement. At any time the master servicer resigns or is removed under the Pooling and Servicing Agreement, the Securities
Administrator shall likewise be terminated as securities administrator thereunder.

         The Pooling and Servicing Agreement will further provide that neither the master servicer, nor the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing
Agreement, or for errors in judgment; provided, however, that neither the master servicer, nor the depositor nor any such person will be protected against any breach of its representations and warranties in the Pooling and Servicing
Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

         In addition, the Pooling and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and
Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue two groups of Certificates pursuant to the Pooling and Servicing Agreement. No collections or recoveries from the Group I Loans will be used to support the Group II Certificates. No collections or recoveries from the Group II Loans will be used to support the Group I Certificates.

         The Group I Certificates consist of the classes of Group I Certificates reflected on the cover of this free writing prospectus, which we refer to collectively in this free writing prospectus as the Group I Offered
Certificates, and the Class I-B-4, Class I-R-1, Class I-R-2, Class I-RX and
Class I-C Certificates, which we are not offering by this free writing prospectus. We refer to the Class I-B-1, Class I-B-2, Class I-B-3 and Class
I-B-4 Certificates collectively in this free writing prospectus as the Class I-B
Certificates. We refer to the Class I-R-1, Class I-R-2 and Class I-RX
Certificates collectively in this free writing prospectus as the Class I-R
Certificates.

         The Group II Certificates consist of the classes of Group II
Certificates reflected on the cover of this free writing prospectus, which we refer to collectively in this free writing prospectus as the Group II Offered
Certificates, and the Class II-B-4, Class II-R-1, Class II-RX and Class II-C
Certificates, which we are not offering by this free writing prospectus. We refer to the Class II-B-1, Class II-B-2, Class II-B-3 and Class II-B-4
Certificates collectively in this free writing prospectus as the Class II-B
Certificates. We refer to the Class II-R-1 Certificates and Class II-RX
Certificates collectively in this free writing prospectus as the Class II-R
Certificates.

         We refer to the Group I Offered Certificates and Group II Offered
Certificates collectively in this free writing prospectus as the Offered
Certificates. We refer to the Class I-R Certificates and Class II-R Certificates
collectively in this free writing prospectus as the Class R Certificates or the
Residual Certificates.

         The initial owner of the Class R Certificates is expected to be Bear,
Stearns Securities Corp.

         The certificates related to a loan group will not be
cross-collateralized with any other loan group.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

         The aggregate principal balance of the mortgage loans reflected in this free writing prospectus is greater than the sum of the aggregate certificate principal balance of the Class A, Class B and Class M Certificates and the
related overcollateralization amount because the certificate principal balance of the certificates are based on an expected aggregate stated principal balance of the mortgage loans as of the cut-off date. However, the final certificate principal balances of the certificates will be based on the final aggregate principal balance of the mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool, such that the aggregate principal balance of the mortgage loans will be equal to the sum of the aggregate certificate principal balance of the Class A, Class B and Class M Certificates and the related overcollateralization amount.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and
through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC".
Clearstream, Luxembourg is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of
Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depository for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of
Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial
Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.
Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and
Financial Intermediaries by instructing such participants and Financial
Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or
Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant
Euroclear or Clearstream participants on such business day. Cash received in
Clearstream or Euroclear as a result of sales of securities by or through a
Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the
Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between
Clearstream participants through electronic book-entry changes in account of
Clearstream participants, eliminating the need for physical movement of securities.

         Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg
Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream
participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for
Clearstream, with respect to the securities held beneficially through
Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance
Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance
Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks
(including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a
Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the
Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian
Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank
S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from
Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank
S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through
Euroclear participants.

         The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent.
Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of
Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial
Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports of the trust fund will be provided to Cede &
Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial
Intermediaries.

         DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing
Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and
Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

         o        we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its
                  responsibilities as depository with respect to the securities, and that we or the securities administrator is unable to
                  locate a qualified successor, or

         o        we elect to terminate the book-entry system through DTC with the consent of DTC participants and the beneficial owners.

         Additionally, after the occurrence of an event of default under the
Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner's percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders.
Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Pooling and
Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC,
Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the trust nor the trustee nor the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

GLOSSARY

         "Applied Realized Loss Amount" with respect to the Class A, Class M and
Class B Certificates and as to any distribution date means the sum of the related Realized Losses with respect to the Group I Loans or Group II Loans, which have been applied in reduction of the Certificate Principal Balance of any such class, as described herein under "-- ALLOCATION OF LOSSES", minus any
Subsequent Recoveries applied to such Applied Realized Loss Amount.

         "Basis Risk Shortfall Carry Forward Amount" means either the Group I
Basis Risk Shortfall Carry Forward Amount or Group II Basis Risk Shortfall Carry
Forward Amount.

          "Certificate Principal Balance" with respect to any class of Class A,
Class M and Class B Certificates (other than the Class I-B-4 Certificates and
Class II-B-4 Certificates) and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this free writing prospectus (or in the case of the Class I-B-4 Certificates and Class
II-B-4 Certificates, approximately $5,926,000 and $4,684,000, respectively), less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the
Certificate Principal Balance of any class of Class A, Class M or Class B
Certificates with the highest payment priority in its related certificate group to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the Group I Loans or Group II Loans, as applicable, not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. SEE "-- ALLOCATION OF LOSSES" in this free writing prospectus.

         "Certificates" means, collectively, the Group I Certificates and the
Group II Certificates.

         "Class I-A Insurer" means Ambac Assurance Corporation.

         "Class I-A Reimbursement Amount" is the sum of (a) the aggregate unreimbursed amount of any payments made by the Class I-A Insurer under the
Class I-A Policy, together with interest on such amount from the date of payment by the Class I-A Insurer until paid in full at the Late Payment Rate (as defined in the Insurance Agreement) and (b) any other amounts owed to the Class I-A
Insurer under the Insurance Agreement or the pooling and servicing agreement, together with the interest thereon at the Late Payment Rate.

         "Class I-A Principal Distribution Amount" with respect to the Class I-A
Certificates and any applicable distribution date is an amount equal to the lesser of (x) the Group I Principal Distribution Amount for that distribution date and (y) the excess, if any, of

         o        the aggregate Certificate Principal Balance of the Class I-A
                  Certificates immediately prior to such distribution date, over

         o        the lesser of

                           (a)      the product of (i) approximately 68.70%
                                    (subject to a variance of plus or minus 1%)
                                    and (ii) the aggregate Stated Principal
                                    Balance of the Group I Loans as of the last
                                    day of the related Due Period (after giving
                                    effect to scheduled payments of principal
                                    due during the related Due Period, to the
                                    extent received or advanced, and unscheduled
                                    collections of principal received during the
                                    related Prepayment Period, and after
                                    reduction for Realized Losses incurred
                                    during the related Due Period), and

                           (b)      the aggregate Stated Principal Balance of
                                    the Group I Loans as of the last day of the
                                    related Due Period (after giving effect to
                                    scheduled payments of principal due during
                                    the related Due Period, to the extent
                                    received or advanced, and unscheduled
                                    collections of principal received during the
                                    related Prepayment Period, and after
                                    reduction for Realized Losses incurred
                                    during the related Due Period) minus the
                                    Group I Overcollateralization Floor.

         "Class I-B-1 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Group I Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount and the Class I-M
Principal Distribution Amount and (y) the excess, if any, of

         o        the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the
                  payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M Certificates (after taking into account the
                  payment of the Class I-M Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such
                  distribution date, over

         o        the lesser of

                           (a)      the product of (i) approximately 76.40%
                                    (subject to a variance of plus or minus 1%)
                                    and (ii) the aggregate Stated Principal
                                    Balance of the Group I Loans as of the last
                                    day of the related Due Period (after giving
                                    effect to scheduled payments of principal
                                    due during the related Due Period, to the
                                    extent received or advanced, and unscheduled
                                    collections of principal received during the
                                    related Prepayment Period, and after
                                    reduction for Realized Losses incurred
                                    during the related Due Period), and

                           (b)      the aggregate Stated Principal Balance of
                                    the Group I Loans as of the last day of the
                                    related Due Period (after giving effect to
                                    scheduled payments of principal due during
                                    the related Due Period, to the extent
                                    received or advanced, and unscheduled
                                    collections of principal received during the
                                    related Prepayment Period, and after
                                    reduction for Realized Losses incurred
                                    during the related Due Period) minus the
                                    Group I Overcollateralization Floor.

         "Class I-B-2 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Group I Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M
Principal Distribution Amount and the Class I-B-1 Principal Distribution Amount
and (y) the excess, if any, of

         o        the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the
                  payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M Certificates (after taking into account the
                  payment of the Class I-M Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal
                  Balance of the Class I-B-2 Certificates immediately prior to such distribution date, over

         o        the lesser of

                  (a)      the product of (i) approximately 79.10% (subject to a
                           variance of plus or minus 1%) and (ii) the aggregate
                           Stated Principal Balance of the Group I Loans as of
                           the last day of the related Due Period (after giving
                           effect to scheduled payments of principal due during
                           the related Due Period, to the extent received or
                           advanced, and unscheduled collections of principal
                           received during the related Prepayment Period, and
                           after reduction for Realized Losses incurred during
                           the related Due Period), and

                  (b)      the aggregate Stated Principal Balance of the Group I
                           Loans as of the last day of the related Due Period
                           (after giving effect to scheduled payments of
                           principal due during the related Due Period, to the
                           extent received or advanced, and unscheduled
                           collections of principal received during the related
                           Prepayment Period, and after reduction for Realized
                           Losses incurred during the related Due Period) minus
                           the Group I Overcollateralization Floor.

         "Class I-B-3 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Group I Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M
Principal Distribution Amount, the Class I-B-1 Principal Distribution Amount and
the Class I-B-2 Principal Distribution Amount and (y) the excess, if any, of

         o        the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the
                  payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M Certificates (after taking into account the
                  payment of the Class I-M Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal
                  Balance of the Class I-B-3 Certificates immediately prior to such distribution date, over

         o        the lesser of

                  (a)      the product of (i) approximately 82.10% (subject to a
                           variance of plus or minus 1%) and (ii) the aggregate
                           Stated Principal Balance of the Group I Loans as of
                           the last day of the related Due Period (after giving
                           effect to scheduled payments of principal due during
                           the related Due Period, to the extent received or
                           advanced, and unscheduled collections of principal
                           received during the related Prepayment Period, and
                           after reduction for Realized Losses incurred during
                           the related Due Period), and

                  (b)      the aggregate Stated Principal Balance of the Group I
                           Loans as of the last day of the related Due Period
                           (after giving effect to scheduled payments of
                           principal due during the related Due Period, to the
                           extent received or advanced, and unscheduled
                           collections of principal received during the related
                           Prepayment Period, and after reduction for Realized
                           Losses incurred during the related Due Period) minus
                           the Group I Overcollateralization Floor.

         "Class I-B-4 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Group I Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M
Principal Distribution Amount, the Class I-B-1 Principal Distribution Amount,
the Class I-B-2 Principal Distribution Amount and the Class I-B-3 Principal
Distribution Amount and (y) the excess, if any, of

         o        the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the
                  payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M Certificates (after taking into account the
                  payment of the Class I-M Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class I-B-3 Certificates (after taking into account the payment of the Class I-B-3 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal
                  Balance of the Class I-B-4 Certificates immediately prior to such distribution date, over

         o        the lesser of

                  (a)      the product of (i) approximately 85.10% (subject to a
                           variance of plus or minus 1%) and (ii) the aggregate
                           Stated Principal Balance of the Group I Loans as of
                           the last day of the related Due Period (after giving
                           effect to scheduled payments of principal due during
                           the related Due Period, to the extent received or
                           advanced, and unscheduled collections of principal
                           received during the related Prepayment Period, and
                           after reduction for Realized Losses incurred during
                           the related Due Period), and

                  (b)      the aggregate Stated Principal Balance of the Group I
                           Loans as of the last day of the related Due Period
                           (after giving effect to scheduled payments of
                           principal due during the related Due Period, to the
                           extent received or advanced, and unscheduled
                           collections of principal received during the related
                           Prepayment Period, and after reduction for Realized
                           Losses incurred during the related Due Period) minus
                           the Group I Overcollateralization Floor.

         "Class I-M Certificates" means any of the Class I-M Certificates.

         "Class I-M Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Group I Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount and (y) the excess, if any, of

         o        the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the
                  payment of the Class I-A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class I-M Certificates immediately prior to such
                  distribution date, over

         o        the lesser of

                           (a)      the product of (i) approximately 71.90%
                                    (subject to a variance of plus or minus 1%)
                                    and (ii) the aggregate Stated Principal
                                    Balance of the Group I Loans as of the last
                                    day of the related Due Period (after giving
                                    effect to scheduled payments of principal
                                    due during the related Due Period, to the
                                    extent received or advanced, and unscheduled
                                    collections of principal received during the
                                    related Prepayment Period, and after
                                    reduction for Realized Losses incurred
                                    during the related Due Period), and

                           (b)      the aggregate Stated Principal Balance of
                                    the Group I Loans as of the last day of the
                                    related Due Period (after giving effect to
                                    scheduled payments of principal due during
                                    the related Due Period, to the extent
                                    received or advanced, and unscheduled
                                    collections of principal received during the
                                    related Prepayment Period, and after
                                    reduction for Realized Losses incurred
                                    during the related Due Period) minus the
                                    Group I Overcollateralization Floor.

          "Class II-A Insurer" means Ambac Assurance Corporation.

         "Class II-A Reimbursement Amount" is the sum of (a) the aggregate unreimbursed amount of any payments made by the Class II-A Insurer under the
Class II-A Policy, together with interest on such amount from the date of payment by the Class II-A Insurer until paid in full at the Late Payment Rate
(as defined in the Insurance Agreement) and (b) any other amounts owed to the
Class II-A Insurer under the Insurance Agreement or the pooling and servicing agreement, together with the interest thereon at the Late Payment Rate.

         "Class II-A Principal Distribution Amount" with respect to the Class
II-A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the Group II Principal Distribution Amount for that distribution date and (y) the excess, if any, of

         o        the aggregate Certificate Principal Balance of the Class II-A
                  Certificates immediately prior to such distribution date, over

         o        the lesser of

                           (a)      the product of (i) approximately 71.40%
                                    (subject to a variance of plus or minus 1%)
                                    and (ii) the aggregate Stated Principal
                                    Balance of the Group II Loans as of the last
                                    day of the related Due Period (after giving
                                    effect to scheduled payments of principal
                                    due during the related Due Period, to the
                                    extent received or advanced, and unscheduled
                                    collections of principal received during the
                                    related Prepayment Period, and after
                                    reduction for Realized Losses incurred
                                    during the related Due Period), and

                           (b)      the aggregate Stated Principal Balance of
                                    the Group II Loans as of the last day of the
                                    related Due Period (after giving effect to
                                    scheduled payments of principal due during
                                    the related Due Period, to the extent
                                    received or advanced, and unscheduled
                                    collections of principal received during the
                                    related Prepayment Period, and after
                                    reduction for Realized Losses incurred
                                    during the related Due Period) minus the
                                    Group II Overcollateralization Floor.

         "Class II-B-1 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Group II Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount and the Class
II-M Principal Distribution Amount and (y) the excess, if any, of

         o        the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M Certificates (after taking into account the payment of the Class II-M Principal Distribution Amount on such distribution date) and (3) the Certificate Principal
                  Balance of the Class II-B-1 Certificates immediately prior to such distribution date, over

         o        the lesser of

                           (a)      the product of (i) approximately 79.00%
                                    (subject to a variance of plus or minus 1%)
                                    and (ii) the aggregate Stated Principal
                                    Balance of the Group II Loans as of the last
                                    day of the related Due Period (after giving
                                    effect to scheduled payments of principal
                                    due during the related Due Period, to the
                                    extent received or advanced, and unscheduled
                                    collections of principal received during the
                                    related Prepayment Period, and after
                                    reduction for Realized Losses incurred
                                    during the related Due Period), and

                           (b)      the aggregate Stated Principal Balance of
                                    the Group II Loans as of the last day of the
                                    related Due Period (after giving effect to
                                    scheduled payments of principal due during
                                    the related Due Period, to the extent
                                    received or advanced, and unscheduled
                                    collections of principal received during the
                                    related Prepayment Period, and after
                                    reduction for Realized Losses incurred
                                    during the related Due Period) minus the
                                    Group II Overcollateralization Floor.

         "Class II-B-2 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Group II Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class
II-M Principal Distribution Amount and the Class II-B-1 Principal Distribution
Amount and (y) the excess, if any, of

         o        the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M Certificates (after taking into account the payment of the Class II-M Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-B-1 Certificates (after taking into account the payment of the Class II-B-1 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal
                  Balance of the Class II-B-2 Certificates immediately prior to such distribution date, over

         o        the lesser of

                  (a)      the product of (i) approximately 81.90% (subject to a
                           variance of plus or minus 1%) and (ii) the aggregate
                           Stated Principal Balance of the Group II Loans as of
                           the last day of the related Due Period (after giving
                           effect to scheduled payments of principal due during
                           the related Due Period, to the extent received or
                           advanced, and unscheduled collections of principal
                           received during the related Prepayment Period, and
                           after reduction for Realized Losses incurred during
                           the related Due Period), and

                  (b)      the aggregate Stated Principal Balance of the Group
                           II Loans as of the last day of the related Due Period
                           (after giving effect to scheduled payments of
                           principal due during the related Due Period, to the
                           extent received or advanced, and unscheduled
                           collections of principal received during the related
                           Prepayment Period, and after reduction for Realized
                           Losses incurred during the related Due Period) minus
                           the Group II Overcollateralization Floor.

         "Class II-B-3 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Group II Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class
II-M Principal Distribution Amount, the Class II-B-1 Principal Distribution
Amount and the Class II-B-2 Principal Distribution Amount and (y) the excess, if any, of

         o        the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M Certificates (after taking into account the payment of the Class II-M Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-B-1 Certificates (after taking into account the payment of the Class II-B-1 Principal Distribution Amount on such distribution date), (4) the Certificate Principal
                  Balance of the Class II-B-2 Certificates (after taking into account the payment of the Class II-B-2 Principal Distribution
                  Amount on such distribution date) and (5) the Certificate
                  Principal Balance of the Class II-B-3 Certificates immediately prior to such distribution date, over

         o        the lesser of

                  (a)      the product of (i) approximately 84.70% (subject to a
                           variance of plus or minus 1%) and (ii) the aggregate
                           Stated Principal Balance of the Group II Loans as of
                           the last day of the related Due Period (after giving
                           effect to scheduled payments of principal due during
                           the related Due Period, to the extent received or
                           advanced, and unscheduled collections of principal
                           received during the related Prepayment Period, and
                           after reduction for Realized Losses incurred during
                           the related Due Period), and

                  (b)      the aggregate Stated Principal Balance of the Group
                           II Loans as of the last day of the related Due Period
                           (after giving effect to scheduled payments of
                           principal due during the related Due Period, to the
                           extent received or advanced, and unscheduled
                           collections of principal received during the related
                           Prepayment Period, and after reduction for Realized
                           Losses incurred during the related Due Period) minus
                           the Group II Overcollateralization Floor.

         "Class II-B-4 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Group II Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class
II-M Principal Distribution Amount, the Class II-B-1 Principal Distribution
Amount, the Class II-B-2 Principal Distribution Amount and the Class II-B-3
Principal Distribution Amount and (y) the excess, if any, of

         o        the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M Certificates (after taking into account the payment of the Class II-M Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-B-1 Certificates (after taking into account the payment of the Class II-B-1 Principal Distribution Amount on such distribution date), (4) the Certificate Principal
                  Balance of the Class II-B-2 Certificates (after taking into account the payment of the Class II-B-2 Principal Distribution
                  Amount on such distribution date), (5) the Certificate
                  Principal Balance of the Class II-B-3 Certificates (after
                  taking into account the payment of the Class II-B-3 Principal
                  Distribution Amount on such distribution date) and (6) the
                  Certificate Principal Balance of the Class II-B-4 Certificates
                  immediately prior to such distribution date, over

         o        the lesser of

                  (a)      the product of (i) approximately 87.60% (subject to a
                           variance of plus or minus 1%) and (ii) the aggregate
                           Stated Principal Balance of the Group II Loans as of
                           the last day of the related Due Period (after giving
                           effect to scheduled payments of principal due during
                           the related Due Period, to the extent received or
                           advanced, and unscheduled collections of principal
                           received during the related Prepayment Period, and
                           after reduction for Realized Losses incurred during
                           the related Due Period), and

                  (b)      the aggregate Stated Principal Balance of the Group
                           II Loans as of the last day of the related Due Period
                           (after giving effect to scheduled payments of
                           principal due during the related Due Period, to the
                           extent received or advanced, and unscheduled
                           collections of principal received during the related
                           Prepayment Period, and after reduction for Realized
                           Losses incurred during the related Due Period) minus
                           the Group II Overcollateralization Floor.

         "Class II-M Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Group II Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount and (y) the
excess, if any, of

         o        the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal
                  Balance of the Class II-M Certificates immediately prior to such distribution date, over

         o        the lesser of

                           (a)      the product of (i) approximately 74.80%
                                    (subject to a variance of plus or minus 1%)
                                    and (ii) the aggregate Stated Principal
                                    Balance of the Group II Loans as of the last
                                    day of the related Due Period (after giving
                                    effect to scheduled payments of principal
                                    due during the related Due Period, to the
                                    extent received or advanced, and unscheduled
                                    collections of principal received during the
                                    related Prepayment Period, and after
                                    reduction for Realized Losses incurred
                                    during the related Due Period), and

                           (b)      the aggregate Stated Principal Balance of
                                    the Group II Loans as of the last day of the
                                    related Due Period (after giving effect to
                                    scheduled payments of principal due during
                                    the related Due Period, to the extent
                                    received or advanced, and unscheduled
                                    collections of principal received during the
                                    related Prepayment Period, and after
                                    reduction for Realized Losses incurred
                                    during the related Due Period) minus the
                                    Group II Overcollateralization Floor.

          "Closing Date" means January 30, 2006.

         "Collection Period" with respect to any distribution date and the Group
I Loans and Group II Loans, the calendar month preceding the month in which such distribution date occurs.

          "CPR" means a constant rate of prepayment on the Group I Loans or the
Group II Loans.

         "Cumulative Realized Loss Percentage" with respect to the any group of certificates and any distribution date is equal to the percentage obtained by dividing (x) the aggregate Realized Losses on the mortgage loans in the related loan group incurred since the Cut-off Date through the end of the related
Collection Period by (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the Cut-off Date.

         "Current Interest" with respect to each class of Class A, Class M and
Class B Certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the
Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment
Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Class A, Class M and Class B Certificates described under "DISTRIBUTIONS ON THE CERTIFICATES -- INTEREST DISTRIBUTIONS" in
this free writing prospectus.

          "Due Period" with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Excess Overcollateralization Amount" with respect to Group I Loans and any distribution date is the excess, if any, of the Group I
Overcollateralization Amount on that distribution date over the Group I
Overcollateralization Target Amount, and, with respect to Group II Loans and any distribution date, the excess, if any, of the Group II Overcollateralization
Amount on that distribution date over the Group II Overcollateralization Target
Amount.

         "Excess Spread" means the Group I Excess Spread or Group II Excess
Spread, as applicable.

         "Extra Principal Distribution Amount" means Group I Extra Principal
Distribution Amount or Group II Extra Principal Distribution Amount, as
applicable.

         "Fiscal Quarter" with respect to any quarter is December 1 to February
29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or
September 1 to November 30, as applicable.

         "Group I Basis Risk Shortfall Carry Forward Amount" as of any
distribution date for the Class I-A, Class I-M and Class I-B Certificates is the
sum of:

         o        if on such distribution date the Pass-Through Rate for such class is based upon the related Group I Net Rate Cap, the
                  excess, if any, of

                  1.       The amount of Current Interest that such class would
                           have been entitled to receive on such distribution
                           date had the applicable Pass-Through Rate been
                           calculated at a per annum rate equal to the lesser of
                           (x) One-Month LIBOR plus the applicable Margin and
                           (y) 11.00% per annum, over

                  2.       The amount of Current Interest that such class
                           received on such distribution date at the related
                           Group I Net WAC Cap Rate for such distribution date
                           (such excess being the "Group I Basis Risk Shortfall"
                           for such distribution date); and

         o        the Group I Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such
                  distribution date.

         "Group I Certificateholders" means the holders of the Group I
Certificates.

         "Group I Certificates" means the Class I-A, Class I-M, Class I-B, Class
I-C, Class I-R-1, Class I-R-2 and Class I-RX Certificates.

         "Group I Current Specified Enhancement Percentage" with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-M Certificates and Class
I-B Certificates and (ii) the Group I Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the Group I
Loans as of the end of the related Collection Period.

         "Group I Excess Cashflow" with respect to any distribution date is the sum of (i) the Group I Remaining Excess Spread for such distribution date and
(ii) the Group I Overcollateralization Release Amount for such distribution date.

         " Group I Excess Spread" with respect to any distribution date is the excess, if any, of the related Interest Funds for such distribution date, over the Current Interest on the Class I-A, Class I-M and Class I-B Certificates and
Interest Carry Forward Amounts on the Class I-A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under
"DESCRIPTION OF THE CERTIFICATES--EXCESS SPREAD AND OVERCOLLATERALIZATION
PROVISIONS--THE GROUP I CERTIFICATES" and any amounts paid to the Class I-A
Insurer as payment of the premium for the Class I-A Policy) on such distribution date.

         " Group I Extra Principal Distribution Amount" with respect to any distribution date is the lesser of (a) the excess, if any, of the Group I
Overcollateralization Target Amount for such distribution date, over the Group I
Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the related certificates other than any Group I
Extra Principal Distribution Amount) and (b) the Group I Excess Spread for such distribution date.

          "Group I Net WAC Cap Rate" with respect to any distribution date and any class of the Class I-A, Class I-M and Class I-B Certificates, a per annum rate equal to the weighted average of the net mortgage rates of the Group I
Loans as of the first day of the calendar month preceding the calendar month of such distribution date prior to giving effect to any reduction in the Stated
Principal Balances of such mortgage loans on such date. The Group I Net WAC Cap
Rate for each class of the Class I-A, Class I-M and Class I-B Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related accrual period. For purposes of calculating the various Group I Net
WAC Cap Rates, the "net mortgage rate" of a Group I Loan is equal to the applicable interest rate borne by the Group I Loan less the sum of the respective rates used to calculate the servicing fee, the master servicing fee and the rate at which the premium for the Class I-A Policy is paid, if any;
provided, that for purposes of this calculation, the rate at which the premium for the Class I-A Policy is paid shall be multiplied by a fraction equal to (x)
the aggregate Certificate Principal Balance of the Class I-A Certificates over
(y) the aggregate Stated Principal Balance of the Group I Loans.

         "Group I Offered Certificates" means the Class I-A, Class I-M and Class
I-B (other than the Class I-B-4) Certificates.

         "Group I Optional Termination Date" means the first date on which the majority holder of the Class I-C Certificates may terminate the portion of the trust fund representing the Group I Certificates, as described under
"--Termination; Retirement of Certificates".

         "Group I Overcollateralization Amount" with respect to any distribution date is the amount, if any, by which the aggregate Stated Principal Balance of the Group I Loans (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received, and unscheduled collections of principal received during the related Collection Period) exceeds the aggregate Certificate Principal Balance of the Class I-A, Class I-M and
Class I-B Certificates as of such distribution date after giving effect to distributions to be made on such distribution date.

         "Group I Overcollateralization Floor" means, with respect to the Group
I Certificates, an amount equal to 0.50% of the aggregate Stated Principal
Balance of the Group I Loans as of the Cut-off Date.

          "Group I Overcollateralization Release Amount" with respect to any distribution date is the lesser of (x) the first five bullet points under the definition of Group I Principal Funds for such distribution date and (y) the excess, if any, of (i) the Group I Overcollateralization Amount for such distribution date (assuming that 100% of such Group I Principal Funds is applied as a principal payment on such distribution date) over (ii) the Group I
Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Group I Overcollateralization
Amount is less than or equal to the Group I Overcollateralization Target Amount on that distribution date).

         "Group I Overcollateralization Target Amount" with respect to any distribution date (a) prior to the Group I Stepdown Date, an amount equal to
7.45% (subject to a variance of plus or minus 0.50%) of the aggregate Stated
Principal Balance of the Group I Loans as of the Cut-off Date, (b) on or after the Group I Stepdown Date and if a Group I Trigger Event is not in effect, the lesser of (i) an amount equal to 7.45% (subject to a variance of plus or minus
0.50%) of the aggregate Stated Principal Balance of the Group I Loans as of the
Cut-off Date and (ii) the greater of (x) approximately 14.90% (subject to a variance of plus or minus 0.50%) of the then current aggregate Stated Principal
Balance of the Group I Loans as of the last day of the related Collection Period
(after giving effect to scheduled payments of principal due during the related
Collection Period, to the extent received, and unscheduled collections of principal received during the related Collection Period, and after reduction for
Realized Losses incurred during the related Collection Period) and (y) the Group
I Overcollateralization Floor or (c) on or after the Group I Stepdown Date and if a Group I Trigger Event is in effect, the Group I Overcollateralization
Target Amount for the immediately preceding distribution date.

         "Group I Prepayment Assumption" means a specified CPR.

         "Group I Principal Distribution Amount" with respect to each distribution date is equal to

         o        the Group I Principal Funds for such distribution date, plus

         o        any Group I Extra Principal Distribution Amount for such
                  distribution date, less

         o        any Group I Overcollateralization Release Amount for such
                  distribution date.

         "Group I Remaining Excess Spread" with respect to any distribution date is the Group I Excess Spread less any Group I Extra Principal Distribution
Amount, in each case for such distribution date.

         "Group I Stepdown Date" means the later to occur of

                  (x) the distribution date occurring in February 2009 and

                  (y) the first distribution date for which the Group I Current
                  Specified Enhancement Percentage is greater than or equal to approximately 31.30% (subject to a variance of plus or minus
                  1.00%).

         "Group I Principal Funds" with respect to any distribution date are equal to the sum, without duplication, of

                  o  the scheduled principal collected on the Group I Loans, during the related Due Period or advanced on or before the related servicer advance date,

                  o  prepayments in respect of the Group I Loans, exclusive of any prepayment charges, collected in the related Prepayment Period,

                  o  the Stated Principal Balance of each Group I Loans that was repurchased by the sponsor or the master servicer,

                  o  the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted Group I Loans delivered by the sponsor in connection with a substitution of a Group I Loan,

                  o  all Liquidation Proceeds and Subsequent Recoveries
         collected during the related Prepayment Period on the Group I Loans, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, and

                  o  the principal portion of the purchase price of the assets of the trust upon the exercise by the majority holder of the Class I-C
         Certificates of its related optional termination right, MINUS

                  o  any amounts required to be reimbursed to the sellers, the master servicer or the trustee as provided in the Pooling and Servicing
         Agreement.

          "Group I Trigger Event" with respect to any distribution date is if any of the following tests is not satisfied: (i) the 60 Day Plus Delinquency
Percentage for Loan Group I is less than 7.00% (subject to a variance of plus or minus 1.00%), or (ii)(A) for any distribution date from and including the distribution date in February 2009 to and including the distribution date in
January 2009, the Cumulative Realized Loss Percentage for Loan Group I for such distribution date is less than 5.05% (subject to a variance of plus or minus
1.00%), (B) for any distribution date from and including the distribution date in February 2010 to and including the distribution date in January 2010, the
Cumulative Realized Loss Percentage for Loan Group I for such distribution date is less than 7.85% (subject to a variance of plus or minus 1.00%), (C) for any distribution date from and including the distribution date in February 2011 to and including the distribution date in January 2011, the Cumulative Realized
Loss Percentage for Loan Group I for such distribution date is less than 10.05%
(subject to a variance of plus or minus 1.00%), and (D) for any distribution date thereafter, the Cumulative Realized Loss Percentage for Loan Group I for
such distribution date is less than 10.50% (subject to a variance of plus or minus 1.00%).

         "Group II Basis Risk Shortfall Carry Forward Amount" as of any
distribution date for the Class II-A, Class II-M and Class II-B Certificates is
the sum of:

         o        if on such distribution date the Pass-Through Rate for such class is based upon the related Group II Net Rate Cap, the excess, if any, of

                  1.       The amount of Current Interest that such class would
                           have been entitled to receive on such distribution
                           date had the applicable Pass-Through Rate been
                           calculated at a per annum rate equal to the lesser of
                           (x) One-Month LIBOR plus the applicable Margin and
                           (y) 11.00% per annum, over

                  2.       The amount of Current Interest that such class
                           received on such distribution date at the related
                           Group II Net WAC Cap Rate for such distribution date
                           (such excess being the "Group II Basis Risk
                           Shortfall" for such distribution date); and

         o        the Group II Basis Risk Shortfall for all previous
                  distribution dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such distribution date.

         "Group II Certificateholders" means the holders of the Group II
Certificates.

         "Group II Certificates" means the Class II-A, Class II-M, Class II-B,
Class II-C, Class II-R-1 and Class II-RX Certificates.

         "Group II Current Specified Enhancement Percentage" with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-M Certificates and Class
II-B Certificates and (ii) the Group II Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the Group II
Loans as of the end of the related Collection Period.

         "Group II Excess Cashflow" with respect to any distribution date is the sum of (i) the Group II Remaining Excess Spread for such distribution date and
(ii) the Group II Overcollateralization Release Amount for such distribution date.

         "Group II Excess Spread" with respect to any distribution date is the excess, if any, of the related Interest Funds for such distribution date, over the Current Interest on the Class II-A, Class II-M and Class II-B Certificates
and Interest Carry Forward Amounts on the Class II-A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under
"DESCRIPTION OF THE CERTIFICATES--EXCESS SPREAD AND OVERCOLLATERALIZATION
PROVISIONS--THE GROUP II CERTIFICATES" and any amounts paid to the Class II-A
Insurer as payment of the premium for the Class II-A Policy) on such distribution date.

         "Group II Extra Principal Distribution Amount" with respect to any distribution date is the lesser of (a) the excess, if any, of the Group II
Overcollateralization Target Amount for such distribution date, over the Group
II Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the related certificates other than any Group
II Extra Principal Distribution Amount) and (b) the Group II Excess Spread for
such distribution date.

         "Group II Net WAC Cap Rate" with respect to any distribution date and any class of the Class II-A, Class II-M and Class II-B Certificates, a per annum rate equal to the weighted average of the net mortgage rates of the Group II
Loans as of the first day of the calendar month preceding the calendar month of such distribution date prior to giving effect to any reduction in the Stated
Principal Balances of such mortgage loans on such date. The Group II Net WAC Cap
Rate for each class of the Class II-A, Class II-M and Class II-B Certificates
will be calculated based on a 360-day year and the actual number of days elapsed in the related accrual period. For purposes of calculating the various Group II
Net WAC Cap Rates, the "net mortgage rate" of a Group II Loan is equal to the applicable interest rate borne by the Group II Loan less the sum of the respective rates used to calculate the servicing fee, the master servicing fee and the rate at which the premium for the Class II-A Policy is paid, if any;
provided, that for purposes of this calculation, the rate at which the premium for the Class II-A Policy is paid shall be multiplied by a fraction equal to (x)
the aggregate Certificate Principal Balance of the Class II-A Certificates over
(y) the aggregate Stated Principal Balance of the Group II Loans.

         "Group II Offered Certificates" means the Class II-A, Class II-M and
Class II-B (other than the Class II-B-4) Certificates.

         "Group II Optional Termination Date" means the first date on which the majority holder of the Class II-C Certificates may terminate the portion of the trust fund representing the Group II Certificates, as described under
"--Termination; Retirement of Certificates".
         "Group II Overcollateralization Amount" with respect to any distribution date is the amount, if any, by which the aggregate Stated Principal
Balance of the Group II Loans (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received, and unscheduled collections of principal received during the related Collection
Period) exceeds the aggregate Certificate Principal Balance of the Class II-A,
Class II-M and Class II-B Certificates as of such distribution date after giving effect to distributions to be made on such distribution date.

         "Group II Overcollateralization Floor" means, with respect to the Group
II Certificates, an amount equal to 0.50% of the aggregate Stated Principal
Balance of the Group II Loans as of the Cut-off Date.

          "Group II Overcollateralization Release Amount" with respect to any distribution date is the lesser of (x) the first five bullet points under the definition of Group II Principal Funds for such distribution date and (y) the excess, if any, of (i) the Group II Overcollateralization Amount for such distribution date (assuming that 100% of such Group II Principal Funds is applied as a principal payment on such distribution date) over (ii) the Group II
Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Group II Overcollateralization
Amount is less than or equal to the Group II Overcollateralization Target Amount on that distribution date).

         "Group II Overcollateralization Target Amount" with respect to any distribution date (a) prior to the Group II Stepdown Date, an amount equal to
6.20% (subject to a variance of plus or minus 0.50%) of the aggregate Stated
Principal Balance of the Group II Loans as of the Cut-off Date, (b) on or after the Group II Stepdown Date and if a Group II Trigger Event is not in effect, the lesser of (i) an amount equal to 6.20% (subject to a variance of plus or minus
0.50%) of the aggregate Stated Principal Balance of the Group II Loans as of the
Cut-off Date and (ii) the greater of (x) approximately 12.40% (subject to a variance of plus or minus 0.50%) of the then current aggregate Stated Principal
Balance of the Group II Loans as of the last day of the related Collection
Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received, and unscheduled collections of principal received during the related Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) and (y) the
Group II Overcollateralization Floor or (c) on or after the Group II Stepdown
Date and if a Group II Trigger Event is in effect, the Group II
Overcollateralization Target Amount for the immediately preceding distribution date.

         "Group II Prepayment Assumption" means a specified CPR.

         "Group II Principal Distribution Amount" with respect to each distribution date is equal to

         o        the Group II Principal Funds for such distribution date, plus

         o        any Group II Extra Principal Distribution Amount for such
                  distribution date, less

         o        any Group II Overcollateralization Release Amount for such distribution date.

         "Group II Remaining Excess Spread" with respect to any distribution date is the Group II Excess Spread less any Group II Extra Principal
Distribution Amount, in each case for such distribution date.

         "Group II Stepdown Date" means the later to occur of

                  (x) the distribution date occurring in February 2009 and

                  (y) the first distribution date for which the Group II Current
                  Specified Enhancement Percentage is greater than or equal to approximately 28.60%.

         "Group II Principal Funds" with respect to any distribution date are equal to the sum, without duplication, of

                  o  the scheduled principal collected on the Group II Loans, during the related Due Period or advanced on or before the related servicer advance date,

                  o  prepayments in respect of the Group II Loans, exclusive of any prepayment charges, collected in the related Prepayment Period,

                  o  the Stated Principal Balance of each Group II Loans that was repurchased by the sponsor or the master servicer,

                  o  the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted Group II Loans delivered by the sponsor in connection with a substitution of a Group II Loan,

                  o all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the Group II Loans, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, and

                  o  the principal portion of the purchase price of the assets of the trust upon the exercise by the majority holder of the Class II-C
         Certificates of its related optional termination right, MINUS

                  o  any amounts required to be reimbursed to the sellers, the master servicer or the trustee as provided in the Pooling and Servicing
         Agreement.

          "Group II Trigger Event" with respect to any distribution date is if any of the following tests is not satisfied: (i) the 60 Day Plus Delinquency
Percentage for Loan Group II is less than 7.00% (subject to a variance of plus or minus 1.00%), or (ii)(A) for any distribution date from and including the distribution date in February 2009 to and including the distribution date in
January 2009, the Cumulative Realized Loss Percentage for Loan Group II for such distribution date is less than 5.05% (subject to a variance of plus or minus
1.00%), (B) for any distribution date from and including the distribution date in February 2010 to and including the distribution date in January 2010, the
Cumulative Realized Loss Percentage for Loan Group II for such distribution date is less than 7.85% (subject to a variance of plus or minus 1.00%), (C) for any distribution date from and including the distribution date in February 2011 to and including the distribution date in January 2011, the Cumulative Realized
Loss Percentage for Loan Group II for such distribution date is less than 10.05%
(subject to a variance of plus or minus 1.00%), and (D) for any distribution date thereafter, the Cumulative Realized Loss Percentage for Loan Group II for
such distribution date is less than 10.50% (subject to a variance of plus or minus 1.00%).

         "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of January 30, 2006 among the Insurer, the depositor, the seller, the securities administrator, the master servicer and the trustee.

          "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

         "Insurer" is the Class I-A Insurer and Class II-A Insurer.

         "Interest Carry Forward Amount" with respect to each class of Class A,
Class M and Class B Certificates and any distribution date, is the sum of

         o        the excess of

                  (a)      Current Interest for such class with respect to such
                           distribution date and any prior distribution dates
                           over

                  (b)      the amount actually distributed to such class with
                           respect to interest on such distribution dates, and

         o        interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate for the related
                  accrual period including the accrual period relating to the current distribution date.

         "Interest Funds" with respect to any loan group and any distribution date are equal to the sum for such distribution date, without duplication, of

         o        all scheduled interest collected in respect of the mortgage loans in the related loan group, less the related servicing fee, the master servicing fee and any amounts required to be reimbursed to the master servicer and the trustee as provided in the Pooling and Servicing Agreement.

         o        all advances relating to interest on the mortgage loans in the related loan group,

         o        all Compensating Interest paid in respect of the related loan group,

         o        Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to
                  interest and certain expenses reimbursed during the related
                  Prepayment Period, in each case with respect to the mortgage loans in the related loan group,

         o        the interest portion of proceeds of the repurchase of any
                  mortgage loans in the related loan group,

         o        the interest portion of the purchase price of the assets of the related loan group upon exercise by the majority holder of the Class I-C Certificates or Class II-C Certificates, as
                  applicable, of its optional termination right.

         "Liquidation Proceeds" are all net proceeds, other than Insurance
Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the master servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the master servicer in connection with the disposition of any such properties.

         "Margin" with respect to any distribution date on or prior to the first possible group I Optional Termination Date and (i) with respect to the Class I-A
Certificates, [____]% per annum, (ii) with respect to the Class I-M
Certificates, [____]% per annum, (iii) with respect to the Class I-B-1
Certificates, [____]% per annum, (iv) with respect to the Class I-B-2
Certificates, [____]% per annum, (v) with respect to the Class I-B-3
Certificates, [____]% per annum and (vi) with respect to the Class I-B-4
Certificates, [____]% per annum and with respect to any distribution date after the first possible group I optional termination date, the Margin will increase to (i) with respect to the Class I-A Certificates, [____]% per annum, (ii) with respect to the Class I-M Certificates, [____]% per annum, (iii) with respect to the Class I-B-1 Certificates, [____]% per annum, (iv) with respect to the Class
I-B-2 Certificates, [____]% per annum, (v) with respect to the Class I-B-3
Certificates, [____]% per annum and (vi) with respect to the Class I-B-4
Certificates, [____]% per annum.

         With respect to any distribution date on or prior to the first possible
Group II Optional Termination Date and (i) with respect to the Class II-A
Certificates, [____]% per annum, (ii) with respect to the Class II-M
Certificates, [____]% per annum, (iii) with respect to the Class II-B-1
Certificates, [____]% per annum, (iv) with respect to the Class II-B-2
Certificates, [____]% per annum, (v) with respect to the Class II-B-3
Certificates, [____]% per annum and (vi) with respect to the Class II-B-4
Certificates, [____]% per annum and with respect to any distribution date after the first possible group II optional termination date, the Margin will increase to (i) with respect to the Class II-A Certificates, [____]% per annum, (ii) with respect to the Class II-M Certificates, [____]% per annum, (iii) with respect to the Class II-B-1 Certificates, [____]% per annum, (iv) with respect to the Class
II-B-2 Certificates, [____]% per annum, (v) with respect to the Class II-B-3
Certificates, [____]% per annum and (vi) with respect to the Class II-B-4
Certificates, [____]% per annum.

         "Net WAC Cap Rate" means the Group I Net WAC Cap Rate or Group II Net
WAC Cap Rate, as applicable.

         "Offered Certificates" means the Group I Offered Certificates and Group
II Offered Certificates.

         "Optional Termination Date" means the Group I Optional Termination Date or Group II Optional Termination Date, as applicable.

         "Overcollateralization Amount" means the Group I Overcollateralization
Amount or Group II Overcollateralization Amount, as applicable.

         "Overcollateralization Release Amount" means the Group I
Overcollateralization Release Amount or the Group II Overcollateralization
Release Amount.

          "Overcollateralization Target Amount" means Group I
Overcollateralization Target Amount or Group II Overcollateralization Target
Amount, as applicable.

         "Pass-Through Rate" with respect to each class of Class A, Class M and
Class B Certificates will be the least of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month
LIBOR, calculated as described under " -- CALCULATION OF ONE-MONTH LIBOR" plus the related Margin, (y) 11.00% per annum and (z) the related Net WAC Cap Rate.

          "Prepayment Charges" with respect to any mortgage loan, are charges incurred by the related mortgagor pursuant to the related mortgage loan documents under certain circumstances and in connection with a prepayment of the mortgage loan during periods ranging from three months to five years after the mortgage loan was originated. Prepayment Charges collected with respect to any
Group I Loan will be distributed to holders of the Class I-C Certificates and will not be available to make distributions on the Class I-A, Class I-M and
Class I-B Certificates. Prepayment Charges collected with respect to any Group
II Loan will be distributed to holders of the Class II-C Certificates and will not be available to make distributions on the Class II-A, Class II-M and Class
II-B Certificates.

          "Prepayment Period" with respect to a distribution date is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs and ending on the 15th day of the month in which such distribution date occurs.

          "Realized Loss" is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the related servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the master servicer receives Subsequent
Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

         "Relief Act" means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

          "Stated Principal Balance" of any mortgage loan means with respect to any distribution date the cut-off date principal balance thereof minus the sum of:

         (i)      the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

         (ii)     all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment
                  Period, and all Liquidation Proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the related servicing agreement or the Pooling and
                  Servicing Agreement, as applicable, that were received by the master servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

         (iii)    any Realized Loss thereon incurred during the related
                  Prepayment Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Subsequent Recoveries" means subsequent recoveries, net of reimbursable expenses with respect to the related mortgage loan that have been previously liquidated and that resulted in a Realized Loss.

         "Unpaid Realized Loss Amount" with respect to the Class A Certificates and as to any distribution date is the excess of

         o    Applied Realized Loss Amounts with respect to such class over

         o    the sum of all distributions in reduction of the Applied Realized
              Loss Amounts on all previous distribution dates.

         Any amounts distributed to the Class A Certificates in respect of any
Unpaid Realized Loss Amount will not be applied to reduce the Certificate
Principal Balance of such class.

         "60 Day Plus Delinquency Percentage" with respect to any loan group and any distribution date is the arithmetic average for each of the three successive distribution dates ending with the applicable distribution date of the percentage equivalent of a fraction, the numerator of which is the aggregate
Stated Principal Balance of the mortgage loans in the related loan group immediately preceding the relevant distribution date that are 60 or more days delinquent in the payment of principal or interest for the relevant distribution date, any other mortgage loans in the related loan group in foreclosure, REO
Property and mortgage loans with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal
Balance of all of the mortgage loans in the related loan group immediately preceding the relevant distribution date.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR business day preceding the commencement of each accrual period, for the Class A, Class M and Class B Certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate
Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the
One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of
0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m.,
New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of Class A,
Class M and Class B Certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York
City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate
Principal Balance of all classes of Class A, Class M and Class B Certificates bearing interest at an adjustable rate for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks"
means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

         o        with an established place of business in London,

         o        which have been designated as such by the securities
                  administrator and

         o        which are not controlling, controlled by, or under common
                  control with, the depositor, the sellers or the master
                  servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of Class A, Class
M and Class B Certificates bearing interest at an adjustable rate for the related accrual period shall, in the absence of manifest error, be final and binding.

DISTRIBUTIONS ON THE CERTIFICATES

         GENERAL. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         GROUP I CERTIFICATES

         INTEREST DISTRIBUTIONS. On each distribution date, the securities administrator will withdraw the available funds from the Distribution Account for such distribution date and apply Interest Funds related to the Group I Loans in the following manner and order of priority, after payment of the premium payable to the Class I-A Insurer on such distribution date:

         1. To the Class I-A Certificates, the Current Interest and then any
Interest Carry Forward Amount for such class in accordance with the amount of accrued interest due thereon;

         2. To the Class I-A Insurer, any Class I-A Reimbursement Amount; and

         3. Sequentially, to the Class I-M, Class I-B-1, Class I-B-2, Class
I-B-3 and Class I-B-4 Certificates, in that order, the Current Interest for each such class.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, FIRST, in reduction of amounts otherwise distributable to the Class I-C Certificates and Class I-R
Certificates, AND THEREAFTER, to the accrued interest payable to the Class I-A,
Class I-M and Class I-B Certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the Class I-A, Class I-M and Class I-B Certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from Group I Excess Spread to the extent of funds available as described under "--EXCESS SPREAD AND
OVERCOLLATERALIZATION PROVISIONS--THE GROUP I CERTIFICATES". The Class I-A
Policy will not cover any shortfalls resulting from the application of the
Relief Act nor any Prepayment Interest Shortfalls. The holders of the Class I-A,
Class I-M and Class I-B Certificates will not otherwise be entitled to reimbursement for any such interest shortfalls.

         Any Group I Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Group I Overcollateralization Target Amount will be the Group I Extra Principal Distribution Amount and will be included as part of the Group I Principal Distribution Amount and distributed as described below under "--PRINCIPAL DISTRIBUTIONS". Any Group I Excess Spread remaining after the distribution of the Group I Extra Principal Distribution amount will be the Group I Remaining Excess Spread and, together with any Group I
Overcollateralization Release Amount, will be applied as Group I Excess Cashflow as described under "--EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS--GROUP
I CERTIFICATES".

         PRINCIPAL DISTRIBUTIONS. On each distribution date, the securities administrator will apply the Group I Principal Distribution Amount for such distribution date in the following manner and order of priority:

         (A) For each distribution date (i) prior to the Group I Stepdown Date or (ii) on which a Group I Trigger Event is in effect:

                  1. To the Class I-A Certificates, the Group I Principal
         Distribution Amount for such distribution date until the Certificate
         Principal Balance thereof is reduced to zero;

                  2. To the Class I-A Insurer, any unpaid Class I-A
         Reimbursement Amount, to the extent not previously paid above under clause 2 of "--DISTRIBUTIONS ON THE CERTIFICATES--GROUP I
         CERTIFICATES--INTEREST DISTRIBUTIONS";

                  3. To the Class I-M Certificates any remaining Group I
         Principal Distribution Amount for such distribution date, until the
         Certificate Principal Balance thereof is reduced to zero;

                  4. To the Class I-B-1 Certificates any remaining Group I
         Principal Distribution Amount for such distribution date, until the
         Certificate Principal Balance thereof is reduced to zero;

                  5. To the Class I-B-2 Certificates any remaining Group I
         Principal Distribution Amount for such distribution date, until the
         Certificate Principal Balance thereof is reduced to zero;

                  6. To the Class I-B-3 Certificates any remaining Group I
         Principal Distribution Amount for such distribution date, until the
         Certificate Principal Balance thereof is reduced to zero; and

                  7. To the Class I-B-4 Certificates any remaining Group I
         Principal Distribution Amount for such distribution date, until the
         Certificate Principal Balance thereof is reduced to zero.

         (B) For each distribution date on or after the Group I Stepdown Date, so long as a Trigger Event is not in effect:

                  1. To the Class I-A Certificates, the Class I-A Principal
         Distribution Amount for such distribution date until the Certificate
         Principal Balance thereof is reduced to zero;

                  2. To the Class I-A Insurer, from any remaining Group I
         Principal Distribution Amount for such distribution date, any unpaid
         Class I-A Reimbursement Amount, to the extent not previously paid above under clause 2 of "--DISTRIBUTIONS ON THE CERTIFICATES--GROUP I
         CERTIFICATES--INTEREST DISTRIBUTIONS";

                  3. To the Class I-M Certificates, from any remaining Group I
         Principal Distribution Amount for such distribution date, the Class I-M
         Principal Distribution Amount for such distribution date, until the
         Certificate Principal Balance thereof is reduced to zero;

                  4. To the Class I-B-1 Certificates, from any remaining Group I
         Principal Distribution Amount for such distribution date, the Class
         I-B-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

                  5. To the Class I-B-2 Certificates, from any remaining Group I
         Principal Distribution Amount for such distribution date, the Class
         I-B-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

                  6. To the Class I-B-3 Certificates, from any remaining Group I
         Principal Distribution Amount for such distribution date, the Class
         I-B-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

                  7. To the Class I-B-4 Certificates from any remaining Group I
         Principal Distribution Amount for such distribution date, the Class
         I-B-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance of such class is reduced to zero.

         On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class I-C
Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class I-C Certificates.

         GROUP II CERTIFICATES

         INTEREST DISTRIBUTIONS. On each distribution date, the securities administrator will withdraw the available funds from the Distribution Account for such distribution date and apply Interest Funds related to the Group II
Loans in the following manner and order of priority, after payment of the premium payable to the Class II-A Insurer on such distribution date:

         1. To the Class II-A Certificates, the Current Interest and then any
Interest Carry Forward Amount for such class in accordance with the amount of accrued interest due thereon;

         2. To the Class II-A Insurer, any Class II-A Reimbursement Amount; and

         3. Sequentially, to the Class II-M, Class II-B-1, Class II-B-2, Class
II-B-3 and Class II-B-4 Certificates, in that order, the Current Interest for each such class.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, FIRST, in reduction of amounts otherwise distributable to the Class II-C Certificates and Class II-R
Certificates, AND THEREAFTER, to the accrued interest payable to the Class II-A,
Class II-M and Class II-B Certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the Class II-A, Class
II-M and Class II-B Certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from Group II Excess Spread to the extent of funds available as described under "--EXCESS SPREAD AND
OVERCOLLATERALIZATION PROVISIONS--THE GROUP II CERTIFICATES". The Class II-A
Policy will not cover any shortfalls resulting from the application of the
Relief Act nor any Prepayment Interest Shortfalls. The holders of the Class
II-A, Class II-M and Class II-B Certificates will not otherwise be entitled to reimbursement for any such interest shortfalls.

         Any Group II Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Group II Overcollateralization Target Amount will be the Group II Extra Principal Distribution Amount and will be included as part of the Group II Principal Distribution Amount and distributed as described below under "--PRINCIPAL DISTRIBUTIONS". Any Group II Excess Spread remaining after the distribution of the Group II Extra Principal Distribution amount will be the Group II Remaining Excess Spread and, together with any Group II
Overcollateralization Release Amount, will be applied as Group II Excess
Cashflow as described under "--EXCESS SPREAD AND OVERCOLLATERALIZATION
PROVISIONS--GROUP II CERTIFICATES".

         PRINCIPAL DISTRIBUTIONS. On each distribution date, the securities administrator will apply the Group II Principal Distribution Amount for such distribution date in the following manner and order of priority:

         (A) For each distribution date (i) prior to the Group II Stepdown Date or (ii) on which a Group II Trigger Event is in effect:

                  1. To the Class II-A Certificates, the Group II Principal
         Distribution Amount for such distribution date until the Certificate
         Principal Balance thereof is reduced to zero;

                  2. To the Class II-A Insurer, any unpaid Class II-A
         Reimbursement Amount, to the extent not previously paid above under clause 2 of "--DISTRIBUTIONS ON THE CERTIFICATES--GROUP II
         CERTIFICATES--INTEREST DISTRIBUTIONS";

                  3. To the Class II-M Certificates any remaining Group II
         Principal Distribution Amount for such distribution date, until the
         Certificate Principal Balance thereof is reduced to zero;

                  4. To the Class II-B-1 Certificates any remaining Group II
         Principal Distribution Amount for such distribution date, until the
         Certificate Principal Balance thereof is reduced to zero;

                  5. To the Class II-B-2 Certificates any remaining Group II
         Principal Distribution Amount for such distribution date, until the
         Certificate Principal Balance thereof is reduced to zero;

                  6. To the Class II-B-3 Certificates any remaining Group II
         Principal Distribution Amount for such distribution date, until the
         Certificate Principal Balance thereof is reduced to zero; and

                  7. To the Class II-B-4 Certificates any remaining Group II
         Principal Distribution Amount for such distribution date, until the
         Certificate Principal Balance thereof is reduced to zero.

         (B) For each distribution date on or after the Group II Stepdown Date, so long as a Trigger Event is not in effect:

                  1. To the Class II-A Certificates, the Class II-A Principal
         Distribution Amount for such distribution date until the Certificate
         Principal Balance thereof is reduced to zero;

                  2. To the Class II-A Insurer, from any remaining Group II
         Principal Distribution Amount for such distribution date, any unpaid
         Class II-A Reimbursement Amount, to the extent not previously paid above under clause 2 of "--DISTRIBUTIONS ON THE CERTIFICATES--GROUP II
         CERTIFICATES--INTEREST DISTRIBUTIONS";

                  3. To the Class II-M Certificates, from any remaining Group II
         Principal Distribution Amount for such distribution date, the Class
         II-M Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

                  4. To the Class II-B-1 Certificates, from any remaining Group
         II Principal Distribution Amount for such distribution date, the Class
         II-B-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

                  5. To the Class II-B-2 Certificates, from any remaining Group
         II Principal Distribution Amount for such distribution date, the Class
         II-B-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

                  6. To the Class II-B-3 Certificates, from any remaining Group
         II Principal Distribution Amount for such distribution date, the Class
         II-B-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

                  7. To the Class II-B-4 Certificates from any remaining Group
         II Principal Distribution Amount for such distribution date, the Class
         II-B-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance of such class is reduced to zero.

On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class II-C
Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class II-C Certificates.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         GROUP I CERTIFICATES

         Group I Excess Spread will be required to be applied as an Group I
Extra Principal Distribution Amount and distributed as part of the Group I
Principal Distribution Amount as described above under "--DISTRIBUTIONS ON THE
CERTIFICATES--GROUP I CERTIFICATES--PRINCIPAL DISTRIBUTIONS" with respect to the
Class I-A, Class I-M and Class I-B Certificates whenever the Group I
Overcollateralization Amount is less than the Group I Overcollateralization
Target Amount; provided, however, any Group I Excess Spread will first be used to pay any unpaid Class I-A Reimbursement Amount owed to the Class I-A Insurer, to the extent not previously paid above under clause 2 of "--DISTRIBUTIONS ON
THE CERTIFICATES--GROUP I CERTIFICATES--INTEREST DISTRIBUTIONS" or undEr
"--DISTRIBUTIONS ON THE CERTIFICATES--GROUP I CERTIFICATES--PRINCIPAL
DISTRIBUTIONS." Any Group I Remaining Excess Spread, together wiTh any Group I
Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

                  1. To the Class I-A Certificates, (a) FIRST, any remaining
         Interest Carry Forward Amount for such class to the extent not fully paid as described under "--INTEREST DISTRIBUTIONS" in this free writing prospectus and (b) SECOND, any Unpaid Realized Loss Amount for such class for such distribution date in accordance with the Applied
         Realized Loss Amount allocated to such class;

                  2. From any remaining Group I Excess Cashflow, sequentially to the Class I-M, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4
         Certificates, in that order, an amount equal to any related Interest
         Carry Forward Amount;

                  3. From any remaining Group I Excess Cashflow, to the Class
         I-A Certificates, any Group I Basis Risk Shortfall Carry Forward Amount
         for such class for such distribution date based on the amount of Group
         I Basis Risk Shortfall Carry Forward Amount payable to such class, if any;

                  4. From any remaining Group I Excess Cashflow, sequentially to the Class I-M, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4
         Certificates, in that order, any Group I Basis Risk Shortfall Carry
         Forward Amount payable to each such class for such distribution date;

                  5. From any remaining Group I Excess Cashflow, first to the
         Class I-A Certificates, based on the entitlement of such class, and then sequentially to the Class I-M, Class I-B-1, Class I-B-2, Class
         I-B-3 and Class I-B-4 Certificates, in that order, the amount of shortfalls resulting from the application of the Relief Act and any
         Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

                  6. From any remaining Group I Excess Cashflow, to the Class
         I-C Certificates an amount specified in the Pooling and Servicing
         Agreement; and

                  7. From any remaining Group I Excess Cashflow, to the Class
         I-R Certificates as described in the Pooling and Servicing Agreement.

         In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Class I-A, Class I-M and Class I-B Certificates has been reduced to zero, that class of Class I-A, Class I-M and Class I-B Certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Group I Basis Risk Shortfalls.

         GROUP II CERTIFICATES

         Group II Excess Spread will be required to be applied as an Group II
Extra Principal Distribution Amount and distributed as part of the Group II
Principal Distribution Amount as described above under "--DISTRIBUTIONS ON THE
CERTIFICATES--GROUP II CERTIFICATES--PRINCIPAL DISTRIBUTIONS" with respect to the Class II-A, Class II-M and Class II-B Certificates whenever the Group II
Overcollateralization Amount is less than the Group II Overcollateralization
Target Amount; provided, however, any Group II Excess Spread will first be used to pay any unpaid Class II-A Reimbursement Amount owed to the Class II-A
Insurer, to the extent not previously paid above under clause 2 of
"--DISTRIBUTIONS ON THE CERTIFICATES--GROUP II CERTIFICATES--INTEREST
DISTRIBUTIONS" or undEr "--DISTRIBUTIONS ON THE CERTIFICATES--GROUP II
CERTIFICATES--PRINCIPAL DISTRIBUTIONS." Any Group II Remaining Excess Spread,
togethEr with any Group II Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

                  1. To the Class II-A Certificates, (a) FIRST, any remaining
         Interest Carry Forward Amount for such class to the extent not fully paid as described under "--INTEREST DISTRIBUTIONS" in this free writing prospectus and (b) SECOND, any Unpaid Realized Loss Amount for such class for such distribution date in accordance with the Applied
         Realized Loss Amount allocated to such class;

                  2. From any remaining Group II Excess Cashflow, sequentially to the Class II-M, Class II-B-1, Class II-B-2, Class II-B-3 and Class
         II-B-4 Certificates, in that order, an amount equal to any related
         Interest Carry Forward Amount;

                  3. From any remaining Group II Excess Cashflow, to the Class
         II-A Certificates, any Group II Basis Risk Shortfall Carry Forward
         Amount for such class for such distribution date based on the amount of
         Group II Basis Risk Shortfall Carry Forward Amount payable to such class, if any;

                  4. From any remaining Group II Excess Cashflow, sequentially to the Class II-M, Class II-B-1, Class II-B-2, Class II-B-3 and Class
         II-B-4 Certificates, in that order, any Group II Basis Risk Shortfall
         Carry Forward Amount payable to each such class for such distribution date;

                  5. From any remaining Group II Excess Cashflow, first to the
         Class II-A Certificates, based on the entitlement of such class, and then sequentially to the Class II-M, Class II-B-1, Class II-B-2, Class
         II-B-3 and Class II-B-4 Certificates, in that order, the amount of shortfalls resulting from the application of the Relief Act and any
         Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

                  6. From any remaining Group II Excess Cashflow, to the Class
         II-C Certificates an amount specified in the Pooling and Servicing
         Agreement; and

                  7. From any remaining Group II Excess Cashflow, to the Class
         II-R Certificates as described in the Pooling and Servicing Agreement.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Class
II-A, Class II-M and Class II-B Certificates has been reduced to zero, that class of Class II-A, Class II-M and Class II-B Certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Group II Basis Risk Shortfalls.

         TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

        ITEM                      FEE                         PAID FROM
------------------------   -------------------    ----------------------------------
Servicing Fee(1)           0.500% per annum       Mortgage Loan Interest Collections
Master Servicing Fee(1)    0.0185% per annum      Mortgage Loan Interest Collections
Insurance Policy Premium   0.16% per annum        Mortgage Loan Interest Collections

(1)  The servicing fee, master servicing fee and insurance policy premium are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

ALLOCATION OF LOSSES

         GROUP I CERTIFICATES

         Any Realized Losses on the mortgage loans in loan group I will be applied on any distribution date as follows: first, to Group I Excess Spread as part of the payment of the Group I Extra Principal Distribution Amount, second, in reduction of any Group I Overcollateralization Amount, third, to the Class
I-B-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class I-B-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the
Class I-B-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class I-B-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class I-M Certificates, in reduction of the Certificate
Principal Balance thereof, until reduced to zero, and eighth, to the Class I-A
Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

         Once Realized Losses have been allocated to a class of Group I
Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated
thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the Class I-A Certificates from Group I Remaining Excess Spread, according to the priorities set forth under "--EXCESS SPREAD AND OVERCOLLATERALIZATION
PROVISION--GROUP I CERTIFICATES" above.

         No reduction of the Certificate Principal Balance of any class of the
Class I-A, Class I-M, or Class I-B Certificates shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal
Balance of all of the classes of Class I-A, Class I-M, or Class I-B Certificates as of such distribution date to an amount less than the Stated Principal
Balances of the Group I Loans as of the related due date.

         Any allocation of a Realized Loss to a Group I Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate
Principal Balance of any Class I-A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Group I Excess Cashflow.

         In the event that the master servicer receives any Subsequent
Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under "DESCRIPTION OF THE CERTIFICATES-- DISTRIBUTIONS
ON THE CERTIFICATES" in this free writing prospectus, and the Certificate
Principal Balance of each class of Class I-A, Class I-M and Class I-B
Certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent
Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs.
Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the related Interest Funds or Group I Principal Funds, as the case may be, for the related distribution date.

         GROUP II CERTIFICATES

         Any Realized Losses on the mortgage loans in loan group II will be applied on any distribution date as follows: first, to Group II Excess Spread as part of the payment of the Group II Extra Principal Distribution Amount, second, in reduction of any Group II Overcollateralization Amount, third, to the Class
II-B-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class II-B-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the
Class II-B-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class II-B-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class II-M Certificates, in reduction of the Certificate
Principal Balance thereof, until reduced to zero, and eighth, to the Class II-A
Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

         Once Realized Losses have been allocated to a class of Group II
Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated
thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the Class II-A Certificates from Group II Remaining Excess Spread, according to the priorities set forth under "--EXCESS SPREAD AND OVERCOLLATERALIZATION
PROVISION--GROUP II CERTIFICATES" above.

         No reduction of the Certificate Principal Balance of any class of the
Class II-A, Class II-M, or Class II-B Certificates shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal
Balance of all of the classes of Class II-A, Class II-M, or Class II-B
Certificates as of such distribution date to an amount less than the Stated
Principal Balances of the Group II Loans as of the related due date.

         Any allocation of a Realized Loss to a Group II Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the
Certificate Principal Balance of any Class II-A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Group II Excess Cashflow.

         In the event that the master servicer receives any Subsequent
Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under "DESCRIPTION OF THE CERTIFICATES-- DISTRIBUTIONS
ON THE CERTIFICATES" in this free writing prospectus, and the Certificate
Principal Balance of each class of Class II-A, Class II-M and Class II-B
Certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent
Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs.
Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the related Interest Funds or Group II Principal Funds, as the case may be, for the related distribution date.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, the trustee, the
Insurer and the depositor a statement generally setting forth, among other information:

         (a)      the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

         (b)      with respect to each loan group, the total cash flows received and the general sources thereof;

         (c)      the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

         (d)      with respect to each loan group, the amount of the related distribution to holders of the offered certificates (by class)
                  allocable to principal, separately identifying (A) the
                  aggregate amount of any principal prepayments included
                  therein, (B) the aggregate of all scheduled payments of
                  principal included therein and (C) any Extra Principal
                  Distribution Amount included therein;

         (e)      with respect to the Class I-A Certificates and Class II-A
                  Certificates, the amount of distributions to holders of the such certificates, if any, provided by the Class I-A Insurance
                  Policy or Class II-A Insurance Policy, as applicable;

         (f)      with respect to each loan group, the Interest Carry Forward
                  Amounts and any Basis Risk Shortfall Carry Forward Amounts for
                  the related offered certificates (if any);

         (g)      with respect to each loan group, the Certificate Principal
                  Balance of the related offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

         (h)      with respect to each loan group, the number and Stated
                  Principal Balance of all the mortgage loans for such
                  distribution date, together with updated pool composition
                  information;

         (i)      the Pass-Through Rate for each class of offered certificates for such distribution date and whether such rate was based on an interest rate cap;

         (j)      with respect to each loan group, the aggregate amount of
                  advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the collection period, and the general source of funds for
                  reimbursements;

         (k)      the number and aggregate Stated Principal Balance of the Group
                  I Loans and Group II Loans (A) delinquent, exclusive of
                  mortgage loans in foreclosure, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

         (l)      with respect to each loan group, the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

         (m)      with respect to each loan group, the aggregate Stated
                  Principal Balance of, and Realized Loss on, such mortgage
                  loans as of the end of the related Collection Period;

         (n)      with respect to each loan group, information on loss,
                  delinquency or other tests used for determining early
                  amortization, liquidation, stepdowns or other performance
                  triggers as more completely described in the free writing
                  prospectus and whether the trigger was met;

         (o)      with respect to each loan group, the total number and
                  principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

         (p)      with respect to each loan group, the cumulative Realized
                  Losses through the end of the preceding month;

         (q)      with respect to each loan group, the three-month rolling
                  average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the
                  mortgage loans in such loan group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO
                  properties, and the denominator of which is the Stated
                  Principal Balances of all of the mortgage loans in such loan group,

         (r)      with respect to each loan group and if applicable, material modifications, extensions or waivers to pool asset terms,
                  fees, penalties or payments during the distribution period or that have become material over time;

         (s)      with respect to each loan group, material breaches of pool asset representation or warranties or transaction covenants;

         (t)      with respect to each loan group, the amount of the Prepayment
                  Charges remitted by the master servicer and the amount on
                  deposit in the related reserve fund; and

         (u)      the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the
                  applicable distribution date and a description of any change in the calculation of these amounts.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and the Insurer via the securities administrator's internet website. Assistance in using the website service can be obtained by calling the securities administrator's customer service desk at (312) 904-6709. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the
Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

         In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the securities administrator, EMC, in its capacity as sponsor and servicer, and the trustee, with the consent of the Insurer but without the consent of certificateholders,

         o        to cure any ambiguity,

         o        to correct or supplement any provision therein, or

         o        to make any other revisions with respect to matters or
                  questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

In no event, however, shall any such amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holder of the Certificates, as evidenced by an opinion of counsel delivered to the trustee and the securities administrator. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee and the securities administrator receive written confirmation from the rating agency that the amendment will not cause the rating agency to reduce its then-current rating..

         In addition, the Pooling and Servicing Agreement may be amended with the consent of the Insurer but without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee and securities administrator have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, securities administrator, EMC, in it capacity as seller and servicer and the trustee, with the consent of the
Insurer and with the consent of the holders of each class of certificates affected thereby evidencing over 50% of the voting rights of such class or classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

         (a)      reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

         (b)      cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

         (c)      reduce the aforesaid percentage of aggregate outstanding
                  principal amounts of certificates of each class, the holders of which are required to consent to any such amendment,
                  without the consent of the holders of all certificates of such class.

         The trustee and securities administrator will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (a copy of which shall be addressed to and delivered to the Insurer) to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund's REMIC elections to fail to qualify for REMIC status for federal tax purposes.

         Notwithstanding the foregoing, the Insurer shall have the right to consent to any amendment which materially affects its rights and obligations under the pooling and servicing agreement or the rights of any holder of the
Class I-A Certificates and the Class II-A Certificates. So long as there is not a continuing default by the Insurer of its obligations under the Class I-A
Policy and the Class II-A Policy, the Insurer has, and may exercise without the consent of the holders of the Class I-A Certificates and the Class II-A
Certificates, all of the rights of the holders of the Class I-A Certificates and the Class II-A Certificates under the pooling and servicing agreement.

VOTING RIGHTS

         As of any date of determination,

         o        holders of the Class I-A, Class I-M and Class I-B Certificates
                  will be allocated 94% of all voting rights, and 47.5% of all voting rights for matters relating to both loan groups,
                  allocated among such Class I-A, Class I-M and Class I-B
                  Certificates in proportion to their respective outstanding
                  Certificate Principal Balances,

         o        holders of the Class I-C Certificates will be allocated 3% of all voting rights, and 1.25% of all voting rights for matters relating to both loan groups, and

         o        holders of each class of Class I-R Certificates will be
                  allocated 1% of all voting rights, and 0.50% of all voting rights for matters relating to both loan groups,.

         o        holders of the Class II-A, Class II-M and Class II-B
                  Certificates will be allocated 95% of all voting rights, and
                  47.5% of all voting rights for matters relating to both loan groups, allocated among such Class II-A, Class II-M and Class
                  II-B Certificates in proportion to their respective
                  outstanding Certificate Principal Balances,

         o        holders of the Class II-C Certificates will be allocated 3% of all voting rights, and 1.25% of all voting rights for matters relating to both loan groups, and

         o        holders of each class of Class II-R Certificates will be
                  allocated 1% of all voting rights, and 0.50% of all voting rights for matters relating to both loan groups.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests. Matters which solely affect the Group I Certificates or Group II Certificates will be voted on solely by the related classes.

CERTAIN RIGHTS OF THE CLASS I-A INSURER

         The Class I-A Insurer shall be subrogated to the rights of each holder of a Class I-A Certificate to receive distributions on the Class I-A
Certificates to the extent of any payment by the Class I-A Insurer under the
Class I-A Policy.

         Unless it is in default under the terms of the Class I-A Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Class I-A Insurer, pursuant to the terms of the pooling and servicing agreement, each Class I-A certificateholder agrees that the Class I-A
Insurer shall be treated by the depositor, the master servicer, the trustee, the securities administrator and the seller as if the Class I-A Insurer were the holder of all Class I-A Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class I-A certificateholders thereunder without any further consent of the holders of the Class I-A Certificates. Once the Class I-A Certificates have been paid in full and any Class I-A
Reimbursement Amount owed to the Class I-A Insurer has been paid, these rights will terminate.

CERTAIN RIGHTS OF THE CLASS II-A INSURER

         The Class II-A Insurer shall be subrogated to the rights of each holder of a Class II-A Certificate to receive distributions on the Class II-A
Certificates to the extent of any payment by the Class II-A Insurer under the
Class II-A Policy.

         Unless it is in default under the terms of the Class II-A Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Class II-A Insurer, pursuant to the terms of the pooling and servicing agreement, each Class II-A certificateholder agrees that the Class
II-A Insurer shall be treated by the depositor, the master servicer, the trustee, the securities administrator and the seller as if the Class II-A
Insurer were the holder of all Class II-A Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class II-A certificateholders thereunder without any further consent of the holders of the Class II-A
Certificates. Once the Class II-A Certificates have been paid in full and any
Class II-A Reimbursement Amount owed to the Class II-A Insurer has been paid, these rights will terminate.

OPTIONAL TERMINATION

         GROUP I CERTIFICATES

         The majority holder of the Class I-C Certificates will have the right to purchase all remaining Group I Loans and REO properties and thereby effect early retirement of all the Group I Certificates (other than the Class I-R-2
Certificates to the extent that any group II certificates are outstanding, as described below), subject to the Stated Principal Balance of the Group I Loans and REO properties at the time of repurchase being less than or equal to 20% of the Stated Principal Balance of the Group I Loans as of the cut-off date. We refer to such date as the group I optional termination date. In the event that the majority holder of the Class I-C Certificates exercises such option, it will effect such repurchase at a price equal to the sum of

         o        100% of the Stated Principal Balance of each Group I Loan, other than in respect of REO property, plus accrued interest thereon at the applicable mortgage rate,

         o        the appraised value of any REO property, up to the Stated
                  Principal Balance of the related Group I Loan, and

         o        any unreimbursed out-of-pocket costs and expenses of the
                  trustee, the related servicer or the master servicer and the principal portion of any unreimbursed advances previously
                  incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective
                  servicing obligations, and any Class I-A Reimbursement Amount due to the Class I-A Insurer.

         No purchase of the Group I Loans will be permitted if such purchase would result in a draw on the Class I-A Policy or in any Class I-A Reimbursement
Amount remaining unpaid, unless the Class I-A Insurer consents in its sole discretion to such purchase.

Proceeds from such purchase will be distributed to the group I certificateholders and the Class I-A Insurer in the priority described above in
"DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS ON THE CERTIFICATES." In the
event that the purchase price to be paid by the majority holder of the Class I-C
Certificates is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related
Group I Loan, the proceeds may not be sufficient to distribute the full amount to which each class of certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated
Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the group I offered certificates as described under
"DESCRIPTION OF THE CERTIFICATES - ALLOCATION OF LOSSES". Any purchase of the group I mortgage loans and REO properties will result in an early retirement of the Group I Certificates (other than the Class I-R-2 Certificates to the extent that any group II certificates are outstanding, as described below).

GROUP II CERTIFICATES

         The majority holder of the Class II-C Certificates will have the right to purchase all remaining Group II Loans and REO properties and thereby effect early retirement of all the Group II Certificates, subject to the Stated
Principal Balance of the Group II Loans and REO properties at the time of repurchase being less than or equal to 20% of the Stated Principal Balance of the Group II Loans as of the cut-off date. We refer to such date as the group II optional termination date. In the event that the majority holder of the Class
II-C Certificates exercises such option, it will effect such repurchase at a price equal to the sum of

         o        100% of the Stated Principal Balance of each Group II Loan, other than in respect of REO property, plus accrued interest thereon at the applicable mortgage rate,

         o        the appraised value of any REO property, up to the Stated
                  Principal Balance of the related Group II Loan, and

         o        any unreimbursed out-of-pocket costs and expenses of the
                  trustee, the related servicer or the master servicer and the principal portion of any unreimbursed advances previously
                  incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective
                  servicing obligations, and any Class II-A Reimbursement Amount due to the Class II-A Insurer.

         No purchase of the Group II Loans will be permitted if such purchase would result in a draw on the Class II-A Policy or in any Class II-A
Reimbursement Amount remaining unpaid, unless the Class II-A Insurer consents in its sole discretion to such purchase.

         Proceeds from such purchase will be distributed to the group II certificateholders and the Class II-A Insurer in the priority described above in
"Description of the Certificates -- Distributions on the Certificates." In the
event that the purchase price to be paid by the majority holder of the Class
II-C Certificates is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related Group II Loan, the proceeds may not be sufficient to distribute the full amount to which each class of certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a
Realized Loss which will be allocated to the group II offered certificates as described under "Description of the Certificates - Allocation of Losses". Any
purchase of the group II mortgage loans and REO properties will result in an early retirement of the Group II Certificates (other than the Class II-R-2
Certificates to the extent that any group II certificates are outstanding, as described below).

         Notwithstanding anything to the contrary herein, the Class I-R-2
Certificates will not be retired until the later of (i) the retirement of all the group II certificates and (ii) the retirement of all the Group I
Certificates (other than the Class I-R-2 Certificates).

TRANSFER OF SERVICING

         The servicer may sell and assign its rights and delegate its duties and obligations in its entirety as servicer under the Pooling and Servicing
Agreement or the related Servicing Agreement with the prior written consent of the Insurer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee and the Insurer (as evidenced in a writing signed by the trustee and the
Insurer); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency and the insurer will be given prior written notice of the identity of the proposed successor to the servicer and each rating agency's rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the servicer, the securities administrator and the trustee and the Insurer (at the expense of the servicer); and (iii) the servicer assigning and selling the servicing will deliver to the trustee and the Insurer an officer's certificate and an opinion of counsel addressed to the trustee, the Insurer and the securities administrator, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement or the related Servicing Agreement have been completed and such action is permitted by and complies with the terms of the
Pooling and Servicing Agreement or the related Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

OPTIONAL PURCHASE OF CERTAIN LOANS

         As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed;
provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter.

         In addition, EMC shall, at its option, purchase any mortgage loan from the trust if the first due date for such mortgage loan is subsequent to the cut-off date and the initial scheduled payment is not made within thirty (30)
days of such due date. Such purchase shall be made at a price equal to the purchase price.

EVENTS OF DEFAULT

         Events of default under the Pooling and Servicing Agreement include:

         o        any failure by the master servicer to remit to the securities administrator any amount received or collected by it with
                  respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Pooling and
                  Servicing Agreement, which continues unremedied for one
                  business day after written notice of such failure shall have been given to the master servicer by the trustee or the
                  depositor, or to the master servicer and the trustee by the
                  Insurer or the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

         o        any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the
                  master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the Insurer or the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;
                  or

         o        insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the Pooling and Servicing
Agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from either (i) the holders of certificates having not less than 25% of the voting rights evidenced by the certificates or (ii) the Insurer, terminate all of the rights and obligations of the master servicer under the
Pooling and Servicing Agreement and in and to the mortgage loans, whereupon the trustee shall, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement;
PROVIDED, HOWEVER, that the trustee in its capacity of successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer; PROVIDED FURTHER, that the trustee shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee shall be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a
Fannie Mae or Freddie Mac approved servicer (with the prior written consent of the Insurer, which consent shall not be unreasonably withheld) as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and
Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the
Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The reasonable costs and out-of-pocket expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the Insurer or the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

         The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank,
N.A. performs as indenture trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank,
N.A. has primary corporate trust offices located in both New York and London.
Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services.
As of the fourth quarter of 2005, Citibank's Agency & Trust group manages in excess of 3.2 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. Citibank, N.A. currently acts as indenture trustee on approximately 144 various residential mortgage-backed transactions.

         Citibank, N.A. may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove
Citibank, N.A. if it ceases to be eligible to continue as such under the Pooling and Servicing Agreement, if it becomes incapable of acting, if it becomes insolvent, or if a receiver or public officer takes charge of Citibank, N.A. or its property, or if the credit rating of Citibank, N.A. falls below certain levels. Upon such resignation or removal of Citibank, N.A., the depositor will be entitled to appoint a successor trustee with the consent of the Insurer.
Citibank, N.A. may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the trust or the Insurer. Any such resignation or removal of Citibank, N.A. and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         On and after the time the master servicer receives a notice of termination pursuant to the Pooling and Servicing Agreement, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Pooling and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Pooling and Servicing
Agreement; provided, however, pursuant to the Pooling and Servicing Agreement, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Pooling and
Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the
Pooling and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the insurer (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Pooling and
Servicing Agreement, and shall have executed and delivered to the depositor, the insurer and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Pooling and Servicing Agreement), with like effect as if originally named as a party to the Pooling and Servicing
Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Pooling and Servicing Agreement.
In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Pooling and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the
Pooling and Servicing Agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Pooling and Servicing Agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Pooling and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Pooling and Servicing Agreement and to the insurer and to the rating agencies.

         The trustee will transmit by mail to all certificateholders within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders and the Insurer notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

         In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another.
None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the
Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

         In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

         The compensation to the trustee for its duties as trustee will be paid by the Master Servicer pursuant to a separate fee agreement.

THE SECURITIES ADMINISTRATOR

         LaSalle will be the Securities Administrator under the Pooling and
Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank
Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. As of June 30, 2005, the LaSalle had consolidated assets of approximately $69.7 billion. The long-term unsecured debt of LaSalle is rated
"A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch Ratings.

         LaSalle has extensive experience performing securities administration duties on securitizations of residential mortgage loans. Since 1994, LaSalle has performed securities administration duties on approximately 325 residential mortgage-backed securitization transactions involving assets similar to the
HELOCs. As of December 22, 2005, LaSalle's portfolio of residential mortgage-backed security transactions for which it performs securities administration services numbered approximately 269 with an outstanding
Certificate balance of approximately $74.1 billion. Using information set forth in this free writing prospectus, the Securities Administrator will develop the cashflow model for the trust. Based on the monthly information provided by the
Servicers and the Master Servicer on the Mortgage Loans, the Securities
Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the
Servicers and the Master Servicer, the Securities Administrator will perform payment calculations, remit payments on the Distribution Date to
Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Securities
Administrator will be able to conclusively rely on the information provided to it by the Servicers and the Master Servicer, and the Securities Administrator
will not be required to recompute, recalculate or verify the information provided to it by the Servicers or the Master Servicer.

         The Depositor, Sponsor, Trustee, Indenture Trustee, the Insurer and
either Servicer may maintain other banking relationships in the ordinary course of business with the LaSalle. LaSalle's corporate trust office for securities administration purposes is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust Services - SACO
2006-2 or at such other address as LaSalle may designate from time to time.

THE CUSTODIANS

         Pursuant to the Custodial Agreement, among Citibank, N.A., as Trustee,
Wells Fargo Bank, National Association ("Wells Fargo"), as Custodian, the
Sellers, the Master Servicer, and the Depositor (the "Wells Fargo Custodial
Agreement") and the Custodial Agreement among, Citibank, N.A., as Trustee,
LaSalle Bank National Association ("LaSalle"), as Custodian, the Sellers, the
Master Servicer, and the Depositor (the "LaSalle Bank Custodial Agreement"; and
together with the Wells Fargo Custodial Agreement, the "Custodial Agreements"),
Wells Fargo and LaSalle will act as the custodians (each, a "Custodian") to hold a portion of the mortgage files for the mortgage loans on behalf of the Trustee for the benefit of all present and future related Certificateholders. The
Pooling and Servicing Agreement provides that each Custodian shall, on behalf of the Trustee, conduct the review of each mortgage file in its possession with respect to the related mortgage loans required under the Pooling and Servicing
Agreement, and perform all other duties relating to the custody of such mortgage files as are delegated to the related Custodian pursuant to the terms of the
Pooling and Servicing Agreement.

         The custodians will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodians will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement.

         LaSalle provides custodial services on approximately 650 residential mortgage loan securitization transactions and currently maintains approximately
2.4 million custody files in its Elk Grove Village, Illinois and Irvine,
California locations. LaSalle's two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards.
The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

                              THE CLASS I-A POLICY

         The following summary of terms of the financial guaranty insurance policy to be issued by Ambac Assurance Corporation. ("Ambac") does not purport to be complete and is qualified in its entirety by reference to the Class I-A
Policy.

         GENERAL

         The Class I-A Insurer will issue a certificate guaranty insurance policy (the "Class I-A Policy") for the Class I-A Certificates. The Class I-A
Policy unconditionally guarantees the payment to the Trustee for the benefit of the Holders of any portion of Insured Amounts that have become Due for Payment and Preference Amounts on the Class I-A Certificates. The Class I-A Insurer will make each required Insured Amount payment to the Trustee, or at the direction or the Trustee, to the Securities Administrator for the benefit of the Holders, on the later of (1) the distribution date on which the Insured Amount is distributable to the holders under the Pooling and Servicing Agreement, and (2)
the second Business Day (as defined in the Class I-A Policy) following the
Business Day on which the Class I-A Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Securities Administrator on behalf of the
Trustee or the Trustee, specifying that an Insured Amount is due in accordance with the terms of the Class I-A Policy; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Class I-A Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Class I-A Insurer shall promptly so advise the Securities Administrator or the Trustee, as applicable, and the Securities
Administrator or the Trustee, as applicable, may submit an amended or corrected
Notice which only the Trustee shall execute.

         For purposes of the Class I-A Policy, a holder as to a particular Class
I-A Certificate does not and may not include the Master Servicer, the Servicers, the Seller, the Originator, the Depositor, the Securities Administrator or their affiliates.

         No parties other than the Trustee can execute a Notice and the
Securities Administrator on behalf of the Trustee or the Trustee shall be entitled to present the Notice.

         With respect to any claim for payment hereunder for an Insured Amount or Preference Amount, the Class I-A Insurer shall only be obligated to pay such amount once, notwithstanding that it may have received a Notice from both the
Trustee and the Securities Administrator with respect to such claim.

         The Class I-A Insurer will be subrogated to the rights of each Holder to the extent of any payment by the Class I-A Insurer under the Class I-A
Policy.

         The Class I-A Insurer agrees that if it shall be subrogated to the rights of the holders of the Class I-A Certificates, no recovery of such payment will occur unless the full amount of such holders' allocable distributions for such distribution date can be made. In so doing, the Class I-A Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the insurance agreement and the Pooling and Servicing Agreement.

         The Class I-A Insurer only insures (i) the timely receipt of interest on the Class I-A Certificates, calculated at the applicable Pass-Through Rate,
(ii) provided that the Group I Overcollateralization Amount and the Certificate
Principal Balances of the Class I-M Certificates and the Class I-B Certificates
have been reduced to zero, the reduction of the Certificate Principal Balance of the Class I-A Certificates as a result of the application of the principal portion of any Realized Losses to the Class I-A Certificates and (iii) the
principal balance of the Class I-A Certificates on the distribution date in June
2036. The Class I-A Policy will not cover Home Loan Interest Shortfalls (as defined below), nor does the Class I-A Policy guarantee to the holders of the
Class I-A Certificates any particular rate of principal payment. In addition, the Class I-A Policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC thereof, the Trustee or the Securities
Administrator for withholding taxes (or any interest or penalties due on such withholding taxes) due on payments made in respect of the Class I-A Certificates or any other risk other than Nonpayment, including the failure of the Trustee or the Securities Administrator or a paying agent to make any payment required under the Pooling and Servicing Agreement to Class I-A Certificateholders. The
Class I-A Policy expires and terminates without any action on the part of the
Class I-A Insurer or any other person on the date that is one year and one day following the earlier to occur of (a) the date that the Class I-A Certificates have been paid in full and (b) the distribution date in June 2036.

         The Class I-A Insurer's obligation under the Class I-A Policy will be discharged to the extent that funds are received by the Securities
Administrator, on behalf of the Trustee, the Trustee or a paying agent on their behalf, as applicable, for payment to the holders of the Class I-A Certificates whether or not those funds are properly paid by the Securities Administrator or
Trustee, as applicable. Payments of Insured Amounts will be made only at the time set forth in the Class I-A Policy. In the event of a payment default by or insolvency of the obligor, there shall be no acceleration of the payment required to be made under such Class I-A Policy unless such acceleration is at the sole option of the Class I-A Insurer.

         In the absence of payments under the Class I-A Policy, holders will directly bear the credit risks associated with their Offered Notes.

         The Class I-A Policy is non-cancelable. The premium on the Class I-A
Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class I-A Certificates.

         The Class I-A Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

THE CLASS I-A POLICY IS NOT COVERED BY THE PROPERTY CASUALTY INSURANCE SECURITY
FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         As used in this section of the Free Writing Prospectus, the following terms shall have the following meanings:

         "Current Interest" with respect to each class of Class I-A Certificates and each distribution date is the interest accrued at the applicable
Pass-Through Rate for the applicable accrual period on the Certificate Principal
Balance of such class reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Class I-A Certificates.

         "Deficiency Amount" means with respect to the Class I-A Certificates,
(a) for any distribution date occurring prior to the distribution date in June
2036, the excess, if any, of Required Interest Distributions over the Net
Available Interest Amount, (b) for any distribution date occurring prior to the distribution date in June 2036, provided that the Group I Overcollateralization
Amount and the Certificate Principal Balances of the Class I-M Certificates and
the Class I-B Certificates have been reduced to zero, the reduction of the
Certificate Principal Balance of the Class I-A Certificates as a result of the application of the principal portion of any Realized Losses to the Class I-A
Certificates and (c) for the distribution date occurring in June 2036, the sum of (x) the amount set forth in clause (a) above and (y) the aggregate
Certificate Principal Balance of the Class I-A Certificates, after giving effect to all payments of principal on the Class I-A Certificates on that distribution date.

         "Due for Payment" means, with respect to any Insured Amounts, such amount is due and payable pursuant to the terms of the Pooling and Servicing
Agreement.

         "Home Loan Interest Shortfalls" means Class A Basis Risk Carryover
Shortfalls, Relief Act Shortfalls and Prepayment Interest Shortfalls.

         "Insurance Agreement" shall mean the Insurance and Indemnity Agreement, dated as of January 30, 2006 by and among the Insurer, the Seller, the Master
Servicer, Trustee and the Securities Administrator, as such agreement may be amended, modified or supplemented from time to time.

         "Insured Amounts" means, with respect to any distribution date, any
Deficiency Amount for such distribution date.

         "Insured Payments" means, the aggregate amount actually paid by the
Insurer to the Trustee or, at the direction of the Trustee, to the Securities
Administrator, as applicable, in respect of (i) Insured Amounts for a distribution date and (ii) Preference Amounts for any given Business Day.

         "Net Available Interest Amount" shall mean, for any distribution date, the amount of Interest Funds less the Premium for that distribution date.

         "Nonpayment" means, with respect to any distribution date, an Insured
Amount is Due for Payment but has not been paid pursuant to the Pooling and
Servicing Agreement.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the
Class I-A Policy, the original of which is subsequently delivered by registered or certified mail, executed by the Trustee and prepared and delivered by the
Securities Administrator on behalf of the Trustee or the Trustee, specifying the
Insured Amount or Preference Amount which shall be due and owing on the applicable distribution date.

          "Preference Amount" means any payment of principal or interest on a
Class I-A Certificate, which has become Due for Payment and which is made to a holder of a Class I-A Certificate, by or on behalf of the Securities
Administrator or the Trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy
Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

         "Relief Act Shortfalls" are interest shortfalls resulting from the application of the Relief Act or any similar state law.

         "Required Interest Distributions" means, with respect to the Class I-A
Certificates and any distribution date, the aggregate amount of Current Interest payable to the Class I-A Certificates.

         DRAWINGS UNDER THE CLASS I-A POLICY

         If there is a Deficiency Amount for a distribution date, the Trustee is required to execute and the Securities Administrator on behalf of the Trustee is required to prepare and deliver a telephone or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the
Class I-A Policy, the original of which is subsequently delivered by registered or certified mail and submit the notice to the Class I-A Insurer no later than
12:00 noon New York City time on the second Business Day preceding the distribution date as a claim for an Insured Amount in an amount equal to the
Deficiency Amount. The Trustee may also, in the absence of the Securities
Administrator, prepare and deliver such notice.

         PAYMENT OF PREFERENCE AMOUNTS

         Pursuant to the Class I-A Policy, the Class I-A Insurer shall pay any
Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the
Class I-A Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Securities Administrator, the Trustee, or holder, as applicable, is required to return such Preference Amount paid during the term of the Class
I-A Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Securities Administrator, the Trustee or holder (the "Order"), (ii) a certificate by or on behalf of the
Securities Administrator, the Trustee or holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Class I-A Insurer, duly executed and delivered by the
Securities Administrator, the Trustee or holder, irrevocably assigning to the
Class I-A Insurer all rights and claims of the Securities Administrator, the
Trustee or holder relating to or arising under the Pooling and Servicing
Agreement against the estate of the Securities Administrator or the Trustee or otherwise with respect to such Preference Amount and (iv) a notice (in the form provided in the Class I-A Policy) appropriately prepared by the Securities
Administrator and executed by the Trustee and delivered by the Securities
Administrator on behalf of the Trustee or the Trustee, as applicable; provided, that if such documents are received after 12:00 noon, New York City time on such
Business Day, they will be deemed to be received on the following Business Day;
provided further, that the Class I-A Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class I-A Certificates prior to the time the Class I-A Insurer would have been required to make a payment in respect of such principal pursuant to the first paragraph of the Class I-A Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the holder directly, unless the holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Class I-A Insurer will pay the Trustee on behalf of the holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv)
above to the Class I-A Insurer and (b) evidence satisfactory to the Class I-A
Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

                              THE CLASS II-A POLICY

         The following summary of terms of the financial guaranty insurance policy to be issued by Ambac Assurance Corporation. ("Ambac") does not purport to be complete and is qualified in its entirety by reference to the Class II-A
Policy.

         GENERAL

         The Class II-A Insurer will issue a certificate guaranty insurance policy (the "Class II-A Policy") for the Class II-A Certificates. The Class II-A
Policy unconditionally guarantees the payment to the Trustee for the benefit of the Holders of any portion of Insured Amounts that have become Due for Payment and Preference Amounts on the Class II-A Certificates. The Class II-A Insurer
will make each required Insured Amount payment to the Trustee, or at the direction or the Trustee, to the Securities Administrator for the benefit of the
Holders, on the later of (1) the distribution date on which the Insured Amount is distributable to the holders under the Pooling and Servicing Agreement, and
(2) the second Business Day (as defined in the Class II-A Policy) following the
Business Day on which the Class II-A Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Securities Administrator on behalf of the
Trustee or the Trustee, specifying that an Insured Amount is due in accordance with the terms of the Class II-A Policy; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Class II-A Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Class II-A Insurer shall promptly so advise the Securities Administrator or the Trustee, as applicable, and the Securities
Administrator or the Trustee, as applicable, may submit an amended or corrected
Notice which only the Trustee shall execute.

         For purposes of the Class II-A Policy, a holder as to a particular
Class II-A Certificate does not and may not include the Master Servicer, the
Servicers, the Seller, the Originator, the Depositor, the Securities
Administrator or their affiliates.

         No parties other than the Trustee can execute a Notice and the
Securities Administrator on behalf of the Trustee or the Trustee shall be entitled to present the Notice.

         With respect to any claim for payment hereunder for an Insured Amount or Preference Amount, the Class II-A Insurer shall only be obligated to pay such amount once, notwithstanding that it may have received a Notice from both the
Trustee and the Securities Administrator with respect to such claim.

         The Class II-A Insurer will be subrogated to the rights of each Holder to the extent of any payment by the Class II-A Insurer under the Class II-A
Policy.

         The Class II-A Insurer agrees that if it shall be subrogated to the rights of the holders of the Class II-A Certificates, no recovery of such payment will occur unless the full amount of such holders' allocable distributions for such distribution date can be made. In so doing, the Class
II-A Insurer does not waive its rights to seek full payment of all Reimbursement
Amounts owed to it under the insurance agreement and the Pooling and Servicing
Agreement.

         The Class II-A Insurer only insures (i) the timely receipt of interest on the Class II-A Certificates, calculated at the applicable Pass-Through Rate,
(ii) provided that the Group II Overcollateralization Amount and the Certificate
Principal Balances of the Class II-M Certificates and the Class II-B
Certificates have been reduced to zero, the reduction of the Certificate
Principal Balance of the Class II-A Certificates as a result of the application of the principal portion of any Realized Losses to the Class II-A Certificates
and (iii) the principal balance of the Class II-A Certificates on the distribution date in July 2036. The Class II-A Policy will not cover Home Loan
Interest Shortfalls (as defined below), nor does the Class II-A Policy guarantee to the holders of the Class II-A Certificates any particular rate of principal payment. In addition, the Class II-A Policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC thereof, the Trustee or the Securities Administrator for withholding taxes (or any interest or penalties due on such withholding taxes) due on payments made in respect of the
Class II-A Certificates or any other risk other than Nonpayment, including the failure of the Trustee or the Securities Administrator or a paying agent to make any payment required under the Pooling and Servicing Agreement to Class II-A
Certificateholders. The Class II-A Policy expires and terminates without any action on the part of the Class II-A Insurer or any other person on the date that is one year and one day following the earlier to occur of (a) the date that the Class II-A Certificates have been paid in full and (b) the distribution date in July 2036.

         The Class II-A Insurer's obligation under the Class II-A Policy will be discharged to the extent that funds are received by the Securities
Administrator, on behalf of the Trustee, the Trustee or a paying agent on their behalf, as applicable, for payment to the holders of the Class II-A Certificates whether or not those funds are properly paid by the Securities Administrator or
Trustee, as applicable. Payments of Insured Amounts will be made only at the time set forth in the Class II-A Policy. In the event of a payment default by or insolvency of the obligor, there shall be no acceleration of the payment required to be made under such Class II-A Policy unless such acceleration is at the sole option of the Class II-A Insurer.

         In the absence of payments under the Class II-A Policy, holders will directly bear the credit risks associated with their Offered Notes.

         The Class II-A Policy is non-cancelable. The premium on the Class II-A
Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class II-A Certificates.

         The Class II-A Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

THE CLASS II-A POLICY IS NOT COVERED BY THE PROPERTY CASUALTY INSURANCE SECURITY
FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         As used in this section of the Free Writing Prospectus, the following terms shall have the following meanings:

         "Current Interest" with respect to each class of Class II-A
Certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the
Certificate Principal Balance of such class reduced by any Prepayment Interest
Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Class II-A Certificates.

         "Deficiency Amount" means with respect to the Class II-A Certificates,
(a) for any distribution date occurring prior to the distribution date in July
2036, the excess, if any, of Required Interest Distributions over the Net
Available Interest Amount, (b) for any distribution date occurring prior to the distribution date in July 2036, provided that the Group II Overcollateralization
Amount and the Certificate Principal Balances of the Class II-M Certificates and
the Class II-B Certificates have been reduced to zero, the reduction of the
Certificate Principal Balance of the Class II-A Certificates as a result of the application of the principal portion of any Realized Losses to the Class II-A
Certificates and (c) for the distribution date occurring in July 2036, the sum of (x) the amount set forth in clause (a) above and (y) the aggregate
Certificate Principal Balance of the Class II-A Certificates, after giving effect to all payments of principal on the Class II-A Certificates on that distribution date.

         "Due for Payment" means, with respect to any Insured Amounts, such amount is due and payable pursuant to the terms of the Pooling and Servicing
Agreement.

         "Home Loan Interest Shortfalls" means Class A Basis Risk Carryover
Shortfalls, Relief Act Shortfalls and Prepayment Interest Shortfalls.

         "Insurance Agreement" shall mean the Insurance and Indemnity Agreement, dated as of January 30, 2006 by and among the Insurer, the Seller, the Master
Servicer, Trustee and the Securities Administrator, as such agreement may be amended, modified or supplemented from time to time.

         "Insured Amounts" means, with respect to any distribution date, any
Deficiency Amount for such distribution date.

         "Insured Payments" means, the aggregate amount actually paid by the
Class II-A Insurer to the Trustee or, at the direction of the Trustee, to the
Securities Administrator, as applicable, in respect of (i) Insured Amounts for a distribution date and (ii) Preference Amounts for any given Business Day.

         "Net Available Interest Amount" shall mean, for any distribution date, the amount of Interest Funds less the Premium for that distribution date.

         "Nonpayment" means, with respect to any distribution date, an Insured
Amount is Due for Payment but has not been paid pursuant to the Pooling and
Servicing Agreement.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the
Class II-A Policy, the original of which is subsequently delivered by registered or certified mail, executed by the Trustee and prepared and delivered by the
Securities Administrator on behalf of the Trustee or the Trustee, specifying the
Insured Amount or Preference Amount which shall be due and owing on the applicable distribution date.

          "Preference Amount" means any payment of principal or interest on a
Class II-A Certificate, which has become Due for Payment and which is made to a holder of a Class II-A Certificate, by or on behalf of the Securities
Administrator or the Trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy
Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

         "Relief Act Shortfalls" are interest shortfalls resulting from the application of the Relief Act or any similar state law.

         "Required Interest Distributions" means, with respect to the Class II-A
Certificates and any distribution date, the aggregate amount of Current Interest payable to the Class II-A Certificates.

         DRAWINGS UNDER THE CLASS II-A POLICY

         If there is a Deficiency Amount for a distribution date, the Trustee is required to execute and the Securities Administrator on behalf of the Trustee is required to prepare and deliver a telephone or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the
Class II-A Policy, the original of which is subsequently delivered by registered or certified mail and submit the notice to the Class II-A Insurer no later than
12:00 noon New York City time on the second Business Day preceding the distribution date as a claim for an Insured Amount in an amount equal to the
Deficiency Amount. The Trustee may also, in the absence of the Securities
Administrator, prepare and deliver such notice.

         PAYMENT OF PREFERENCE AMOUNTS

         Pursuant to the Class II-A Policy, the Class II-A Insurer shall pay any
Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the
Class II-A Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Securities Administrator, the Trustee, or holder, as applicable, is required to return such Preference Amount paid during the term of the Class
II-A Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Securities Administrator, the Trustee or holder (the "Order"), (ii) a certificate by or on behalf of the
Securities Administrator, the Trustee or holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Class II-A Insurer, duly executed and delivered by the
Securities Administrator, the Trustee or holder, irrevocably assigning to the
Class II-A Insurer all rights and claims of the Securities Administrator, the
Trustee or holder relating to or arising under the Pooling and Servicing
Agreement against the estate of the Securities Administrator or the Trustee or otherwise with respect to such Preference Amount and (iv) a notice (in the form provided in the Class II-A Policy) appropriately prepared by the Securities
Administrator and executed by the Trustee and delivered by the Securities
Administrator on behalf of the Trustee or the Trustee, as applicable; provided, that if such documents are received after 12:00 noon, New York City time on such
Business Day, they will be deemed to be received on the following Business Day;
provided further, that the Class II-A Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class II-A Certificates prior to the time the Class II-A Insurer would have been required to make a payment in respect of such principal pursuant to the first paragraph of the Class II-A Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the holder directly, unless the holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Class II-A Insurer will pay the Trustee on behalf of the holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv)
above to the Class II-A Insurer and (b) evidence satisfactory to the Class II-A
Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

THE INSURER

         The following information has been supplied by Ambac Assurance
Corporation, the Insurer, for inclusion in this free writing prospectus. No representation is made by the depositor, the master servicer, the underwriters or any of their affiliates as to the accuracy and completeness of this information.

         Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the
State of Wisconsin and licensed to do business in 50 states, the District of
Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S.
Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's and Fitch Ratings have each assigned a triple-A financial strength rating to
Ambac Assurance Corporation.

         For additional information concerning Ambac Assurance Corporation, please refer to Ambac Assurance Corporation's website at http://www.ambac.com by clicking on the Investor Relations link, then clicking on the Financial Reports link and then clicking on the SEC Documents/Filings link to access the following documents: the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, prepared in accordance with U. S.
generally accepted accounting principles, included in the Annual Report on Form
10-K of Ambac Financial Group, Inc. (which was filed with the Securities and
Exchange Commission (the "Commission") on March 15, 2005; Commission File No.
1-10777), the unaudited consolidated financial statements of Ambac Assurance
Corporation and subsidiaries as of September 30, 2005 and for the three- and nine-month periods ended September 30, 2005 and September 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2005 (which was filed with the Commission on November 9,
2005), the unaudited consolidated financial statements of Ambac Assurance
Corporation and subsidiaries as of June 30, 2005 and for the three- and six-month periods ended June 30, 2005 and June 30, 2004 included in the
Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2005 (which was filed with the Commission on August 9, 2005), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2005 and for the three - month periods ended March
31, 2005 and March 31, 2004 included in the Quarterly Report on Form 10-Q of
Ambac Financial Group, Inc. for the period ended March 31, 2005 (which was filed with the Commission on May 10, 2005), and the Current Reports on Form 8-K filed with the Commission on April 11, 2005, April 20, 2005, May 5, 2005, July 20,
2005, August 2, 2005, December 5, 2005, and December 9, 2005 and the information deemed to be filed under Item 2.02 contained in Ambac Financial Group's Current
Report on Form 8-K dated and filed on October 19, 2005, as they relate to Ambac
Assurance Corporation.

         The following table sets forth the capitalization of Ambac Assurance
Corporation and subsidiaries as of December 31, 2003, December 31, 2004 and
September 30, 2005 in conformity with U.S. generally accepted accounting principles.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                                                   DECEMBER 31,      DECEMBER 31,      SEPTEMBER 30,
                                                                       2003             2004               2005
                                                                   ------------     -------------     --------------
                                                                                                       (UNAUDITED)
Unearned premiums............................................        $ 2,553            $ 2,783          $ 2,888
Long-term debt...............................................            189              1,074            1,069
Notes payable to affiliate...................................             84                  -                -
Other liabilities............................................          2,008              2,192            2,015
                                                                     -------              -----          -------
         Total liabilities...................................          4,834              6,049            5,972
                                                                     -------              -----          -------
Stockholder's equity:........................................
         Common stock........................................             82                 82               82
         Additional paid-in capital..........................          1,144              1,233            1,252
         Accumulated other comprehensive
             income..........................................            243                 238             165
         Retained earnings...................................          3,430              4,094            4,314
                                                                     -------            -------          -------
         Total stockholder's equity..........................          4,899              5,647            5,813
                                                                     -------            -------          -------
         Total liabilities and stockholder's equity..........        $ 9,733            $11,696          $11,785
                                                                     =======            =======          =======

         Copies of the consolidated financial statements of Ambac Assurance
Corporation referenced herein and copies of Ambac Assurance Corporation's annual statement for the year ended December 31, 2004 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac Assurance
Corporation. The address of Ambac Assurance Corporation's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New
York 10004 and (212) 668-0340.

         Ambac Assurance Corporation makes no representation regarding the certificates or the advisability of investing in the certificates and makes no representation regarding, nor has it participated in the preparation of, this free writing prospectus other than the information supplied by Ambac Assurance
Corporation and presented under the headings "The Insurer," "The Class I-A
Policy" and "The Class II-A Policy" in this free writing prospectus and in the financial statements incorporated in this free writing prospectus by reference.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the related mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties.
In addition, approximately 23.54% and 32.87% of the Group I Loans and Group II
Loans, respectively, by aggregate principal balance as of the cut-off date, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may discourage prepayments during the applicable period.
The holders of the Class I-C Certificates and Class II-C Certificates will be entitled to all prepayment charges received on the Group I Loans and Group II
Loans, respectively. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the applicable servicer, please see "The
Mortgage Pool - Prepayment Charges on the Mortgage Loans" in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         These penalties, if still applicable and if enforced by the related servicer would typically discourage prepayments on the mortgage loans. The holders of the Class C Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or
Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of related Excess
Spread generated by the Group I Loans and Group II Loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the related offered certificates will be influenced by, among other factors,

         o        the related overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher Stated Principal
                  Balance than the Certificate Principal Balance of the related offered certificates;

         o        the delinquency and default experience of the related mortgage loans; and

         o        the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class
                  I-C Certificates and Class II-C Certificates, as applicable, and the related Residual Certificates in each case as provided in the Pooling and Servicing Agreement when required
                  overcollateralization levels have been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of related Offered
Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions on
the Certificates" and " -- Excess Spread anD Overcollateralization Provisions"
in this free writing prospectus.

         The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans. If an Applied Realized Loss Amount is allocated to a class of the offered certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of the Offered
Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         All of the mortgage loans bear interest at fixed rates. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the related Net Rate Cap applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by its Net Rate Cap no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that any related Excess Spread is available on future distribution dates to pay related Basis Risk Shortfall Carry
Forward Amounts. SEE "DESCRIPTION OF THE CERTIFICATES -- EXCESS SPREAD AND
OVERCOLLATERALIZATION PROVISIONS".

         To the extent that the Pass-Through Rate on the Class A, Class M and
Class B Certificates is limited by the related Net WAC Cap Rate, the difference between (x) the interest amount payable to such class at the applicable
Pass-Through Rate without regard to the related Net Rate Cap, and (y) the
Current Interest payable to such class on an applicable distribution date will create a related Basis Risk Shortfall. Some or all of the related Excess Spread, may be used to cover any such related Basis Risk Shortfalls. However, there can be no assurance that the Excess Spread will be sufficient to cover these related
Basis Risk Shortfalls, particularly because on any distribution date where the
Pass-Through Rate is limited to the related Net Rate Cap, there will be little or no excess interest.

         The "last scheduled distribution date" for each class of the Group I
Offered Certificates and Group II Offered Certificates is the distribution date in June 2036 and July 2036, respectively, which, with respect to the Group I
Certificates, is the distribution date at least six months after the latest maturing Group I Loan and, with respect to the Group II Certificates, is the distribution date at least six months after the latest maturing Group II Loan.
The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

         o        prepayments on the related mortgage loans are likely to occur which will be applied to the payment of the Certificate
                  Principal Balances thereof,

         o        related Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered
                  certificates to the extent described in this free writing
                  prospectus, and

         o        the majority holder of the Class I-C Certificates or Class
                  II-C Certificates may purchase all the Group I Loans or Group
                  II Loans, respectively, when the outstanding Stated Principal
                  Balances thereof and REO properties have declined to 20% or less of the cut-off date principal balance of the Group I
                  Loans or Group II Loans, as applicable, and may purchase Group
                  I Loans or Group II Loans in certain other circumstances as described in this free writing prospectus.

         EMC, in its capacity as sponsor, may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, EMC, in its capacity as sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A constant prepayment rate
("CPR") represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 35% CPR assumes a constant prepayment rate of 35% per annum of the then outstanding principal balance of the related mortgage loans. The CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

         o        the mortgage loans prepay at the indicated percentages of the constant prepayment rate;

         o        distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in February
                  2006, in accordance with the payment priorities defined in this free writing prospectus;

         o        no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of
                  principal and interest on the mortgage loans occur;

         o        scheduled payments are assumed to be received on the first day of each month commencing in February 2006, there are no
                  shortfalls in the payment of interest to certificateholders, and prepayments represent payment in full of individual
                  mortgage loans and are assumed to be received on the last day of each month, commencing in February 2006, and include 30 days interest thereon;

         o        the level of One-Month LIBOR remains constant at 4.50% per annum, respectively;

         o        scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances
                  (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the mortgage loans will fully amortize by their remaining amortization terms
                  (taking into account any remaining interest only periods);

         o        the closing date for the certificates is January 30, 2006;

         o        except as indicated with respect to the weighted average
                  lives, the majority holder of the Class I-C Certificates or
                  Class II-C Certificates does not exercise its right to
                  purchase the assets of the related loan group on the related optional termination date; and

         o        the mortgage loans have the approximate characteristics
                  described below:

                                                      GROUP I LOANS

                                                           REMAINING       ORIGINAL      REMAINING     REMAINING
                                   CURRENT    AGGREGATE     TERM TO      AMORTIZATION   AMORTIZATION   INTEREST
                  CURRENT          MORTGAGE    EXPENSE      MATURITY         TERM           TERM       ONLY TERM
LOAN NUMBER     BALANCES ($)       RATE (%)    RATE (%)   (IN MONTHS)    (IN MONTHS)    (IN MONTHS)   (IN MONTHS)
-----------     ------------       --------   ---------    ----------    ------------   -----------   -----------
   1             427,804.56        10.2552      0.5185        N/A            120            115           N/A
   2             18,550.00         11.7500      0.5185        N/A            120            114           54
   3            2,853,005.60       10.6045      0.5185        N/A            180            176           N/A
   4             50,000.00          8.7500      0.5185        N/A            180            174           114
   5            1,960,011.00       10.3747      0.5185        N/A            180            175           55
   6             548,265.70        12.4494      0.5185        N/A            180            175           N/A
   7             691,930.00        11.1729      0.5185        N/A            180            175           55
   8             642,268.93        11.2704      0.5185        N/A            180            177           N/A
   9            1,175,848.00       11.5385      0.5185        N/A            180            176           56
   10            141,522.33         9.8750      0.5185        N/A            180            175           N/A
   11            153,000.00         8.5000      0.5185        N/A            180            174           54
   12            567,074.67        11.2095      0.5185        N/A            180            177           N/A
   13            570,979.00        11.6224      0.5185        N/A            180            178           58
   14          229,915,078.10      10.9140      0.5185        175            360            356           N/A
   15            48,200.00          7.5000      0.5185        176            360            356           116
   16           5,047,205.00       10.8605      0.5185        175            360            355           55
   17           9,480,462.54       11.1618      0.5185        175            360            355           N/A
   18           4,669,665.00       10.4423      0.5185        175            360            355           55
   19          17,242,589.43       11.1477      0.5185        176            360            356           N/A
   20           1,768,050.00       10.8238      0.5185        175            360            355           55
   21            563,231.50        10.5423      0.5185        176            360            356           N/A
   22            254,600.00        11.3046      0.5185        175            360            355           55
   23           9,862,547.33       10.7587      0.5185        176            360            356           N/A
   24            561,250.00        12.3783      0.5185        175            360            355           55
   25          10,362,579.88       11.8138      0.5185        N/A            240            236           N/A
   26            737,950.00        11.1441      0.5185        N/A            240            235           55
   27            32,859.98         11.7500      0.5185        N/A            240            237           N/A
   28            948,085.00        10.6654      0.5185        N/A            240            235           55
   29            21,691.53          9.8750      0.5185        N/A            240            238           N/A
   30            725,800.00         9.9830      0.5185        N/A            240            235           55
   31            249,000.00        12.5000      0.5185        N/A            240            235           55
   32            124,490.64        10.3740      0.5185        N/A            240            237           N/A
   33            324,720.00        10.2585      0.5185        N/A            240            235           55
   34            69,341.52          9.2500      0.5185        233            360            354           N/A
   35            69,718.69         10.2858      0.5185        N/A            300            296           N/A
   36            26,084.99         12.5000      0.5185        N/A            300            295           N/A
   37            276,148.06        11.8100      0.5185        N/A            300            298           N/A
   38            14,566.35         12.7500      0.5185        N/A            300            298           N/A
   39          41,910,596.80       11.1073      0.5185        N/A            360            357           N/A
   40           4,702,270.00       12.0413      0.5185        N/A            360            358           118
   41           4,001,660.00       11.1282      0.5185        N/A            360            358           58
   42           2,980,015.78       11.1362      0.5185        N/A            360            357           N/A
   43            970,450.00        10.7962      0.5185        N/A            360            358           118
   44            35,000.00         13.2500      0.5185        N/A            360            357           57
   45          18,457,668.16       10.8765      0.5185        N/A            360            357           N/A
   46            569,850.00        10.4211      0.5185        N/A            360            356           116
   47           2,056,180.00       11.2754      0.5185        N/A            360            358           58
   48            329,513.99        10.4476      0.5185        N/A            360            358           N/A
   49            73,700.00         11.8680      0.5185        N/A            360            358           58
   50          13,265,191.84       10.2885      0.5185        N/A            360            358           N/A
   51           1,227,232.00       10.0273      0.5185        N/A            360            358           118
   52           1,306,296.00       10.9772      0.5185        N/A            360            357           57

                                                   GROUP II LOANS

                                                           REMAINING       ORIGINAL      REMAINING     REMAINING
                                   CURRENT    AGGREGATE     TERM TO      AMORTIZATION   AMORTIZATION   INTEREST
                  CURRENT          MORTGAGE    EXPENSE      MATURITY         TERM           TERM       ONLY TERM
LOAN NUMBER     BALANCES ($)       RATE (%)    RATE (%)   (IN MONTHS)    (IN MONTHS)    (IN MONTHS)   (IN MONTHS)
-----------     ------------      ---------   ---------   -----------    -----------    ------------   ----------
     1           22,853.85          5.2500      0.5185        N/A            120            119           N/A
     2          1,859,795.55       10.6068      0.5185        N/A            180            179           N/A
     3           111,625.00        12.3138      0.5185        N/A            180            178           118
     4           881,465.00        12.5748      0.5185        N/A            180            179           59
     5          1,682,170.26       11.6124      0.5185        N/A            180            179           N/A
     6           61,816.86         12.6075      0.5185        N/A            180            179           N/A
     7           246,432.12        12.3189      0.5185        N/A            180            178           N/A
     8           27,530.00          9.0000      0.5185        N/A            180            176           116
     9           686,975.00        12.3283      0.5185        N/A            180            179           59
    10         52,466,447.84       11.2172      0.5185        179            360            359           N/A
    11           880,168.00        12.2446      0.5185        179            360            359           119
    12          7,244,748.00       12.2924      0.5185        179            360            359           59
    13         37,903,577.33       11.1554      0.5185        179            360            359           N/A
    14          1,993,425.00       12.3276      0.5185        179            360            359           119
    15          1,252,293.00       12.1761      0.5185        179            360            359           59
    16           239,041.25        11.1205      0.5185        177            360            358           N/A
    17           160,500.00        10.7500      0.5185        179            360            359           59
    18         12,704,477.15       11.7553      0.5185        179            360            359           N/A
    19           627,750.00        11.8952      0.5185        177            360            357           117
    20          3,298,885.00       11.9879      0.5185        179            360            359           59
    21           106,594.18        10.3800      0.5185        N/A            240            237           N/A
    22           41,952.81         11.2100      0.5185        N/A            240            239           N/A
    23           60,119.39         12.7296      0.5185        N/A            240            239           N/A
    24           183,304.60        12.2103      0.5185        N/A            240            238           N/A
    25         111,113,833.74      11.9847      0.5185        N/A            360            358           N/A
    26         41,167,066.00       12.2291      0.5185        N/A            360            358           118
    27          1,048,232.00       13.0623      0.5185        N/A            360            358           58
    28          6,706,959.34       12.3066      0.5185        N/A            360            359           N/A
    29          4,014,153.00       12.3855      0.5185        N/A            360            359           119
    30           40,000.00         14.5000      0.5185        N/A            360            359           59
    31           175,350.29        11.8145      0.5185        N/A            360            359           N/A
    32           58,200.00         15.1250      0.5185        N/A            360            359           119
    33           58,950.00         10.8750      0.5185        N/A            360            360           N/A
    34         28,507,424.42       11.5163      0.5185        N/A            360            359           N/A
    35          5,257,969.00       12.0551      0.5185        N/A            360            359           119
    36           159,789.00        10.7721      0.5185        N/A            360            358           58

                                  PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                                 AT THE RESPECTIVE PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                                        CLASS I-A CERTIFICATES
                                             ------------------------------------------------------------------------------
DISTRIBUTION DATE                               0%           15%         25%         35%       45%        55%        65%
-----------------                            ---------    ---------    ---------  --------- ---------  ---------  ---------
Initial Percentage.....................         100%         100%         100%        100%      100%       100%       100%
January 25, 2007.......................         99           82           70         58         46        35         23
January 25, 2008.......................         99           66           47         31         17         5          0
January 25, 2009.......................         98           53           31         13         1          0          0
January 25, 2010.......................         97           42           25         13         1          0          0
January 25, 2011.......................         96           35           19          9         1          0          0
January 25, 2012.......................         95           29           14          6         1          0          0
January 25, 2013.......................         94           25           10          4         1          0          0
January 25, 2014.......................         92           21           8           2         *          0          0
January 25, 2015.......................         91           17           6           2         0          0          0
January 25, 2016.......................         89           15           4           1         0          0          0
January 25, 2017.......................         87           12           3           *         0          0          0
January 25, 2018.......................         85           10           2           0         0          0          0
January 25, 2019.......................         82            8           2           0         0          0          0
January 25, 2020.......................         79            7           1           0         0          0          0
January 25, 2021.......................         17            2           0           0         0          0          0
January 25, 2022.......................         17            1           0           0         0          0          0
January 25, 2023.......................         16            1           0           0         0          0          0
January 25, 2024.......................         15            1           0           0         0          0          0
January 25, 2025.......................         14            *           0           0         0          0          0
January 25, 2026.......................         13            *           0           0         0          0          0
January 25, 2027.......................         12            0           0           0         0          0          0
January 25, 2028.......................         11            0           0           0         0          0          0
January 25, 2029.......................         10            0           0           0         0          0          0
January 25, 2030.......................          9            0           0           0         0          0          0
January 25, 2031.......................          8            0           0           0         0          0          0
January 25, 2032.......................          7            0           0           0         0          0          0
January 25, 2033.......................          5            0           0           0         0          0          0
January 25, 2034.......................          4            0           0           0         0          0          0
January 25, 2035.......................          2            0           0           0         0          0          0
January 25, 2036.......................          0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        14.99        4.78         2.93       1.90       1.16      0.84       0.65
Weighted Average Life (in years)(1)(2).        13.72        4.19         2.42       1.55       1.11      0.84       0.65

*Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the offered certificates is determined by (i)
    multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate
    Principal Balance for such class of offered certificates.

(2) To the first possible group I optional termination date.

                                      PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                                    AT THE RESPECTIVE PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                                        CLASS I-M CERTIFICATES
                                             ------------------------------------------------------------------------------
DISTRIBUTION DATE                               0%           15%         25%         35%       45%        55%        65%
-----------------                            ---------    ---------    ---------  --------- ---------  ---------  ---------
Initial Percentage.....................         100%         100%         100%        100%      100%       100%       100%
January 25, 2007.......................         100          100         100         100       100        100        100
January 25, 2008.......................         100          100         100         100       100        100         0
January 25, 2009.......................         100          100         100         100       100         0          0
January 25, 2010.......................         100          100          62         74        100         0          0
January 25, 2011.......................         100          86           46         22        100         0          0
January 25, 2012.......................         100          72           34         14         75         0          0
January 25, 2013.......................         100          61           25          9         14         0          0
January 25, 2014.......................         100          51           19          6         0          0          0
January 25, 2015.......................         100          43           14          4         0          0          0
January 25, 2016.......................         100          36           10          0         0          0          0
January 25, 2017.......................         100          30           8           0         0          0          0
January 25, 2018.......................         100          25           6           0         0          0          0
January 25, 2019.......................         100          21           4           0         0          0          0
January 25, 2020.......................         100          17           0           0         0          0          0
January 25, 2021.......................         42            4           0           0         0          0          0
January 25, 2022.......................         41            0           0           0         0          0          0
January 25, 2023.......................         39            0           0           0         0          0          0
January 25, 2024.......................         37            0           0           0         0          0          0
January 25, 2025.......................         34            0           0           0         0          0          0
January 25, 2026.......................         32            0           0           0         0          0          0
January 25, 2027.......................         30            0           0           0         0          0          0
January 25, 2028.......................         28            0           0           0         0          0          0
January 25, 2029.......................         26            0           0           0         0          0          0
January 25, 2030.......................         23            0           0           0         0          0          0
January 25, 2031.......................         20            0           0           0         0          0          0
January 25, 2032.......................         16            0           0           0         0          0          0
January 25, 2033.......................         13            0           0           0         0          0          0
January 25, 2034.......................          9            0           0           0         0          0          0
January 25, 2035.......................          4            0           0           0         0          0          0
January 25, 2036.......................          0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        18.49        8.97         5.75       4.76       6.44      2.40       1.84
Weighted Average Life (in years)(1)(2).        15.38        7.60         4.54       3.74       2.74      2.07       1.57

(1)  The weighted average life of the offered certificates is determined by (i)
     multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate
     Principal Balance for such class of offered certificates.

(2)  To the first possible group I optional termination date.

                              PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                                  CLASS I-B-1 CERTIFICATES
                                          --------------------------------------------------------------------------
DISTRIBUTION DATE                            0%         15%         25%       35%       45%       55%        65%
-----------------                         --------   ---------   --------  --------   --------  --------  ----------
Initial Percentage.....................      100%       100%       100%       100%      100%      100%       100%
January 25, 2007.......................      100        100         100       100       100       100        100
January 25, 2008.......................      100        100         100       100       100       100        14
January 25, 2009.......................      100        100         100       100       100        0          0
January 25, 2010.......................      100        100         62         35       100        0          0
January 25, 2011.......................      100         86         46         22        63        0          0
January 25, 2012.......................      100         72         34         14        5         0          0
January 25, 2013.......................      100         61         25         9         0         0          0
January 25, 2014.......................      100         51         19         6         0         0          0
January 25, 2015.......................      100         43         14         2         0         0          0
January 25, 2016.......................      100         36         10         0         0         0          0
January 25, 2017.......................      100         30          8         0         0         0          0
January 25, 2018.......................      100         25          6         0         0         0          0
January 25, 2019.......................      100         21          3         0         0         0          0
January 25, 2020.......................      100         17          0         0         0         0          0
January 25, 2021.......................      42          1           0         0         0         0          0
January 25, 2022.......................      41          0           0         0         0         0          0
January 25, 2023.......................      39          0           0         0         0         0          0
January 25, 2024.......................      37          0           0         0         0         0          0
January 25, 2025.......................      34          0           0         0         0         0          0
January 25, 2026.......................      32          0           0         0         0         0          0
January 25, 2027.......................      30          0           0         0         0         0          0
January 25, 2028.......................      28          0           0         0         0         0          0
January 25, 2029.......................      26          0           0         0         0         0          0
January 25, 2030.......................      23          0           0         0         0         0          0
January 25, 2031.......................      20          0           0         0         0         0          0
January 25, 2032.......................      16          0           0         0         0         0          0
January 25, 2033.......................      13          0           0         0         0         0          0
January 25, 2034.......................       9          0           0         0         0         0          0
January 25, 2035.......................       2          0           0         0         0         0          0
January 25, 2036.......................       0          0           0         0         0         0          0
Weighted Average Life (in years)(1)....     18.48       8.94       5.73       4.61      5.23      2.57      1.97
Weighted Average Life (in years)(1)(2).     15.38       7.60       4.53       3.74      2.74      2.07      1.57

(1)  The weighted average life of the offered certificates is determined by (i)
     multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate
     Principal Balance for such class of offered certificates.
(2)  To the first possible group I optional termination date.

                              PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                                    CLASS I-B-2 CERTIFICATES
                                          --------------------------------------------------------------------------
DISTRIBUTION DATE                            0%         15%         25%       35%       45%       55%        65%
-----------------                         --------   ---------   --------  --------   --------  --------  ----------
Initial Percentage.....................        100%      100%      100%        100%      100%       100%       100%
January 25, 2007.......................        100       100        100        100       100        100       100
January 25, 2008.......................        100       100        100        100       100        100       100
January 25, 2009.......................        100       100        100        100       100         0         0
January 25, 2010.......................        100       100        62         35        100         0         0
January 25, 2011.......................        100        86        46         22         10         0         0
January 25, 2012.......................        100        72        34         14         5          0         0
January 25, 2013.......................        100        61        25          9         0          0         0
January 25, 2014.......................        100        51        19          6         0          0         0
January 25, 2015.......................        100        43        14          0         0          0         0
January 25, 2016.......................        100        36        10          0         0          0         0
January 25, 2017.......................        100        30         8          0         0          0         0
January 25, 2018.......................        100        25         6          0         0          0         0
January 25, 2019.......................        100        21         0          0         0          0         0
January 25, 2020.......................        100        17         0          0         0          0         0
January 25, 2021.......................        42         0          0          0         0          0         0
January 25, 2022.......................        41         0          0          0         0          0         0
January 25, 2023.......................        39         0          0          0         0          0         0
January 25, 2024.......................        37         0          0          0         0          0         0
January 25, 2025.......................        34         0          0          0         0          0         0
January 25, 2026.......................        32         0          0          0         0          0         0
January 25, 2027.......................        30         0          0          0         0          0         0
January 25, 2028.......................        28         0          0          0         0          0         0
January 25, 2029.......................        26         0          0          0         0          0         0
January 25, 2030.......................        23         0          0          0         0          0         0
January 25, 2031.......................        20         0          0          0         0          0         0
January 25, 2032.......................        16         0          0          0         0          0         0
January 25, 2033.......................        13         0          0          0         0          0         0
January 25, 2034.......................         9         0          0          0         0          0         0
January 25, 2035.......................         0         0          0          0         0          0         0
January 25, 2036.......................         0         0          0          0         0          0         0
Weighted Average Life (in years)(1)....       18.48      8.94      5.70       4.50       4.65      2.76       2.11
Weighted Average Life (in years)(1)(2).       15.38      7.60      4.52       3.70       2.74      2.07       1.57

 (1) The weighted average life of the offered certificates is determined by (i)
     multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate
     Principal Balance for such class of offered certificates.
(2)  To the first possible group I optional termination date.

                               PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                              AT THE RESPECTIVE PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                                   CLASS I-B-3 CERTIFICATES
                                          --------------------------------------------------------------------------
DISTRIBUTION DATE                            0%         15%         25%       35%       45%       55%        65%
-----------------                         --------   ---------   --------  --------   --------  --------  ----------
Initial Percentage.....................        100%       100%       100%      100%       100%      100%      100%
January 25, 2007.......................       100         100       100        100       100       100       100
January 25, 2008.......................       100         100       100        100       100       100       100
January 25, 2009.......................       100         100       100        100       100        1         0
January 25, 2010.......................       100         100        62        35         95        1         0
January 25, 2011.......................       100         86         46        22         10        1         0
January 25, 2012.......................       100         72         34        14         4         1         0
January 25, 2013.......................       100         61         25         9         0         0         0
January 25, 2014.......................       100         51         19         6         0         0         0
January 25, 2015.......................       100         43         14         0         0         0         0
January 25, 2016.......................       100         36         10         0         0         0         0
January 25, 2017.......................       100         30         8          0         0         0         0
January 25, 2018.......................       100         25         5          0         0         0         0
January 25, 2019.......................       100         21         0          0         0         0         0
January 25, 2020.......................       100         17         0          0         0         0         0
January 25, 2021.......................        42          0         0          0         0         0         0
January 25, 2022.......................        41          0         0          0         0         0         0
January 25, 2023.......................        39          0         0          0         0         0         0
January 25, 2024.......................        37          0         0          0         0         0         0
January 25, 2025.......................        34          0         0          0         0         0         0
January 25, 2026.......................        32          0         0          0         0         0         0
January 25, 2027.......................        30          0         0          0         0         0         0
January 25, 2028.......................        28          0         0          0         0         0         0
January 25, 2029.......................        26          0         0          0         0         0         0
January 25, 2030.......................        23          0         0          0         0         0         0
January 25, 2031.......................        20          0         0          0         0         0         0
January 25, 2032.......................        16          0         0          0         0         0         0
January 25, 2033.......................        13          0         0          0         0         0         0
January 25, 2034.......................        9           0         0          0         0         0         0
January 25, 2035.......................        0           0         0          0         0         0         0
January 25, 2036.......................        0           0         0          0         0         0         0
Weighted Average Life (in years)(1)....      18.47       8.93       5.67      4.41       4.35      2.96      2.24
Weighted Average Life (in years)(1)(2).      15.38       7.60       4.51      3.62       2.74      2.07      1.57

 (1) The weighted average life of the offered certificates is determined by (i)
     multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate
     Principal Balance for such class of offered certificates.
(2)  To the first possible group I optional termination date.

                              PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                                        CLASS II-A CERTIFICATES
                                          --------------------------------------------------------------------------
DISTRIBUTION DATE                            0%         15%         25%       35%       45%       55%        65%
-----------------                         --------   ---------   --------  --------   --------  --------  ----------
Initial Percentage.....................         100%        100%         100%        100%      100%       100%       100%
January 25, 2007.......................         100          82           71         59         47        36         24
January 25, 2008.......................         99           67           48         32         18         7          0
January 25, 2009.......................         99           54           32         15         3          0          0
January 25, 2010.......................         98           43           26         15         3          0          0
January 25, 2011.......................         97           36           19          9         3          0          0
January 25, 2012.......................         97           31           14          6         2          0          0
January 25, 2013.......................         96           26           11          4         1          0          0
January 25, 2014.......................         95           22           8           3         *          0          0
January 25, 2015.......................         94           18           6           2         0          0          0
January 25, 2016.......................         92           15           4           1         0          0          0
January 25, 2017.......................         91           13           3           *         0          0          0
January 25, 2018.......................         89           11           2           *         0          0          0
January 25, 2019.......................         87            9           2           0         0          0          0
January 25, 2020.......................         85            7           1           0         0          0          0
January 25, 2021.......................         46            4           *           0         0          0          0
January 25, 2022.......................         44            3           *           0         0          0          0
January 25, 2023.......................         42            3           0           0         0          0          0
January 25, 2024.......................         41            2           0           0         0          0          0
January 25, 2025.......................         39            2           0           0         0          0          0
January 25, 2026.......................         37            1           0           0         0          0          0
January 25, 2027.......................         35            1           0           0         0          0          0
January 25, 2028.......................         33            1           0           0         0          0          0
January 25, 2029.......................         30            *           0           0         0          0          0
January 25, 2030.......................         27            *           0           0         0          0          0
January 25, 2031.......................         24            0           0           0         0          0          0
January 25, 2032.......................         20            0           0           0         0          0          0
January 25, 2033.......................         15            0           0           0         0          0          0
January 25, 2034.......................         11            0           0           0         0          0          0
January 25, 2035.......................          5            0           0           0         0          0          0
January 25, 2036.......................          0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        18.31        5.04         3.00       1.95       1.25      0.87       0.67
Weighted Average Life (in years)(1)(2).        18.03        4.31         2.48       1.59       1.14      0.86       0.66

*Indicates a number that is greater than zero but less than 0.5%

(1)  The weighted average life of the offered certificates is determined by (i)
     multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate
     Principal Balance for such class of offered certificates.

(2)  To the first possible group II optional termination date.

                                PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                               AT THE RESPECTIVE PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                                        CLASS II-M CERTIFICATES
                                             ------------------------------------------------------------------------------
DISTRIBUTION DATE                               0%           15%         25%         35%       45%        55%        65%
-----------------                            --------     ---------    --------    --------  --------  ---------- ---------
Initial Percentage.....................         100%         100%        100%        100%      100%       100%       100%
January 25, 2007.......................         100          100         100         100       100        100        100
January 25, 2008.......................         100          100         100         100       100        100         0
January 25, 2009.......................         100          100         100         100       100         0          0
January 25, 2010.......................         100          100          62         35        100         0          0
January 25, 2011.......................         100          87           46         23         90         0          0
January 25, 2012.......................         100          73           35         15         5          0          0
January 25, 2013.......................         100          62           26          9         0          0          0
January 25, 2014.......................         100          52           19          6         0          0          0
January 25, 2015.......................         100          44           14          4         0          0          0
January 25, 2016.......................         100          37           11          0         0          0          0
January 25, 2017.......................         100          31           8           0         0          0          0
January 25, 2018.......................         100          26           6           0         0          0          0
January 25, 2019.......................         100          21           4           0         0          0          0
January 25, 2020.......................         100          18           0           0         0          0          0
January 25, 2021.......................         100           9           0           0         0          0          0
January 25, 2022.......................         100           8           0           0         0          0          0
January 25, 2023.......................         100           6           0           0         0          0          0
January 25, 2024.......................         97            5           0           0         0          0          0
January 25, 2025.......................         93            4           0           0         0          0          0
January 25, 2026.......................         89            0           0           0         0          0          0
January 25, 2027.......................         84            0           0           0         0          0          0
January 25, 2028.......................         78            0           0           0         0          0          0
January 25, 2029.......................         72            0           0           0         0          0          0
January 25, 2030.......................         65            0           0           0         0          0          0
January 25, 2031.......................         57            0           0           0         0          0          0
January 25, 2032.......................         47            0           0           0         0          0          0
January 25, 2033.......................         37            0           0           0         0          0          0
January 25, 2034.......................         25            0           0           0         0          0          0
January 25, 2035.......................         12            0           0           0         0          0          0
January 25, 2036.......................          0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        25.10        9.38         5.78       4.65       5.43      2.53       1.94
Weighted Average Life (in years)(1)(2).        24.43        7.72         4.58       3.74       2.74      2.07       1.57

(1)  The weighted average life of the offered certificates is determined by (i)
     multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate
     Principal Balance for such class of offered certificates.

(2)  To the first possible group II optional termination date.

                             PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                            AT THE RESPECTIVE PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                                  CLASS II-B-1 CERTIFICATES
                                          --------------------------------------------------------------------------
DISTRIBUTION DATE                            0%         15%         25%       35%       45%       55%        65%
-----------------                         --------   ---------   --------  --------   --------  --------  ----------
Initial Percentage.....................      100%       100%        100%      100%      100%      100%       100%
January 25, 2007.......................      100        100         100       100       100       100        100
January 25, 2008.......................      100        100         100       100       100       100        79
January 25, 2009.......................      100        100         100       100       100        0          0
January 25, 2010.......................      100        100         62         35       100        0          0
January 25, 2011.......................      100         87         46         23        10        0          0
January 25, 2012.......................      100         73         35         15        5         0          0
January 25, 2013.......................      100         62         26         9         0         0          0
January 25, 2014.......................      100         52         19         6         0         0          0
January 25, 2015.......................      100         44         14         0         0         0          0
January 25, 2016.......................      100         37         11         0         0         0          0
January 25, 2017.......................      100         31          8         0         0         0          0
January 25, 2018.......................      100         26          6         0         0         0          0
January 25, 2019.......................      100         21          1         0         0         0          0
January 25, 2020.......................      100         18          0         0         0         0          0
January 25, 2021.......................      100         9           0         0         0         0          0
January 25, 2022.......................      100         8           0         0         0         0          0
January 25, 2023.......................      100         6           0         0         0         0          0
January 25, 2024.......................      97          5           0         0         0         0          0
January 25, 2025.......................      93          2           0         0         0         0          0
January 25, 2026.......................      89          0           0         0         0         0          0
January 25, 2027.......................      84          0           0         0         0         0          0
January 25, 2028.......................      78          0           0         0         0         0          0
January 25, 2029.......................      72          0           0         0         0         0          0
January 25, 2030.......................      65          0           0         0         0         0          0
January 25, 2031.......................      57          0           0         0         0         0          0
January 25, 2032.......................      47          0           0         0         0         0          0
January 25, 2033.......................      37          0           0         0         0         0          0
January 25, 2034.......................      25          0           0         0         0         0          0
January 25, 2035.......................      12          0           0         0         0         0          0
January 25, 2036.......................       0          0           0         0         0         0          0
Weighted Average Life (in years)(1)....     25.09       9.36       5.75       4.53      4.75      2.72      2.08
Weighted Average Life (in years)(1)(2).     24.43       7.72       4.56       3.71      2.74      2.07      1.57

(1)  The weighted average life of the offered certificates is determined by (i)
     multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate
     Principal Balance for such class of offered certificates.
(2)  To the first possible group II optional termination date.

                              PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                             AT THE RESPECTIVE PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                                    CLASS II-B-2 CERTIFICATES
                                            --------------------------------------------------------------------------
DISTRIBUTION DATE                              0%         15%         25%       35%       45%       55%        65%
-----------------                           --------   ---------   --------  --------   --------  --------  ----------
Initial Percentage.....................        100%      100%       100%       100%      100%       100%      100%
January 25, 2007.......................        100       100        100        100       100        100       100
January 25, 2008.......................        100       100        100        100       100        100       100
January 25, 2009.......................        100       100        100        100       100         0         0
January 25, 2010.......................        100       100        62         35         98         0         0
January 25, 2011.......................        100        87        46         23         10         0         0
January 25, 2012.......................        100        73        35         15         4          0         0
January 25, 2013.......................        100        62        26          9         0          0         0
January 25, 2014.......................        100        52        19          6         0          0         0
January 25, 2015.......................        100        44        14          0         0          0         0
January 25, 2016.......................        100        37        11          0         0          0         0
January 25, 2017.......................        100        31         8          0         0          0         0
January 25, 2018.......................        100        26         6          0         0          0         0
January 25, 2019.......................        100        21         0          0         0          0         0
January 25, 2020.......................        100        18         0          0         0          0         0
January 25, 2021.......................        100        9          0          0         0          0         0
January 25, 2022.......................        100        8          0          0         0          0         0
January 25, 2023.......................        100        6          0          0         0          0         0
January 25, 2024.......................        97         3          0          0         0          0         0
January 25, 2025.......................        93         0          0          0         0          0         0
January 25, 2026.......................        89         0          0          0         0          0         0
January 25, 2027.......................        84         0          0          0         0          0         0
January 25, 2028.......................        78         0          0          0         0          0         0
January 25, 2029.......................        72         0          0          0         0          0         0
January 25, 2030.......................        65         0          0          0         0          0         0
January 25, 2031.......................        57         0          0          0         0          0         0
January 25, 2032.......................        47         0          0          0         0          0         0
January 25, 2033.......................        37         0          0          0         0          0         0
January 25, 2034.......................        25         0          0          0         0          0         0
January 25, 2035.......................        12         0          0          0         0          0         0
January 25, 2036.......................         0         0          0          0         0          0         0
Weighted Average Life (in years)(1)....       25.09      9.32      5.71       4.42       4.36      2.92       2.24
Weighted Average Life (in years)(1)(2).       24.43      7.72      4.56       3.63       2.74      2.07       1.57

 (1) The weighted average life of the offered certificates is determined by (i)
     multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate
     Principal Balance for such class of offered certificates.
(2)  To the first possible group II optional termination date.

                             PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                            AT THE RESPECTIVE PERCENTAGES OF THE CONSTANT PREPAYMENT RATE

                                                                   CLASS II-B-3 CERTIFICATES
                                            --------------------------------------------------------------------------
DISTRIBUTION DATE                              0%         15%         25%       35%       45%       55%        65%
-----------------                           --------   ---------   --------  --------   --------  --------  ----------
Initial Percentage.....................       100%        100%      100%       100%      100%      100%      100%
January 25, 2007.......................       100         100       100        100       100       100       100
January 25, 2008.......................       100         100       100        100       100       100       100
January 25, 2009.......................       100         100       100        100       100        97        0
January 25, 2010.......................       100         100        62        35         18        97        0
January 25, 2011.......................       100         87         46        23         10        93        0
January 25, 2012.......................       100         73         35        15         0         22        0
January 25, 2013.......................       100         62         26         9         0         0         0
January 25, 2014.......................       100         52         19         4         0         0         0
January 25, 2015.......................       100         44         14         0         0         0         0
January 25, 2016.......................       100         37         11         0         0         0         0
January 25, 2017.......................       100         31         8          0         0         0         0
January 25, 2018.......................       100         26         1          0         0         0         0
January 25, 2019.......................       100         21         0          0         0         0         0
January 25, 2020.......................       100         18         0          0         0         0         0
January 25, 2021.......................       100          9         0          0         0         0         0
January 25, 2022.......................       100          8         0          0         0         0         0
January 25, 2023.......................       100          5         0          0         0         0         0
January 25, 2024.......................        97          0         0          0         0         0         0
January 25, 2025.......................        93          0         0          0         0         0         0
January 25, 2026.......................        89          0         0          0         0         0         0
January 25, 2027.......................        84          0         0          0         0         0         0
January 25, 2028.......................        78          0         0          0         0         0         0
January 25, 2029.......................        72          0         0          0         0         0         0
January 25, 2030.......................        65          0         0          0         0         0         0
January 25, 2031.......................        57          0         0          0         0         0         0
January 25, 2032.......................        47          0         0          0         0         0         0
January 25, 2033.......................        37          0         0          0         0         0         0
January 25, 2034.......................        25          0         0          0         0         0         0
January 25, 2035.......................        12          0         0          0         0         0         0
January 25, 2036.......................        0           0         0          0         0         0         0
Weighted Average Life (in years)(1)....      25.09       9.27       5.67      4.35       4.12      5.55      2.38
Weighted Average Life (in years)(1)(2).      24.43       7.72       4.55      3.57       2.74      2.07      1.57

 (1) The weighted average life of the offered certificates is determined by (i)
     multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate
     Principal Balance for such class of offered certificates.
(2)  To the first possible group II optional termination date.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

                         FEDERAL INCOME TAX CONSEQUENCES

         The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Thacher Proffitt & Wood
LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the trust fund (exclusive of the reserve funds) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue
Code of 1986, as amended (the "Code"). The Class R Certificates will represent the REMIC residual interest in each REMIC comprising the trust fund.

TAX TREATMENT OF THE REGULAR CERTIFICATES

         For federal income tax purposes, a beneficial owner of a Class A, Class
M or Class B Certificate (a "Regular Certificate") will be treated as owning both an undivided interest in a REMIC regular interest and the right to receive payments in respect of the related Basis Risk Shortfall Carry Forward Amount.
The treatment of amounts received by a holder of a Regular Certificate under such holder's right to receive payments in respect of the related Basis Risk
Shortfall Carry Forward Amount will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Regular Certificate must allocate its purchase price for the Regular
Certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the related
Basis Risk Shortfall Carry Forward Amount in accordance with the relative fair market values of each property right. The trust intends to treat payments made to the holders of the Regular Certificates in respect of the related Basis Risk
Shortfall Carry Forward Amount as includible in income based on Treasury regulations relating to notional principal contracts (the "Notional Principal
Contract Regulations"). The original issue discount ("OID") regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the right to receive payments in respect of the related Basis Risk Shortfall Carry Forward
Amount may have more than a de minimis value. Under the REMIC regulations, the trust is required to account for the REMIC regular interest and the right to receive payments in respect of the related Basis Risk Shortfall Carry Forward
Amount as discrete property rights. It is possible that the right to receive payments in respect of the related Basis Risk Shortfall Carry Forward Amount could be treated as a partnership among the holders of the Regular Certificates related to loan group I and the Class I-C Certificates or as a partnership among the holders of the Regular Certificates related to loan group II and the Class
II-C Certificates, as applicable, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the related Basis Risk Shortfall Carry Forward Amount. Holders of the
Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.
Therefore, holders of the Regular Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trust's treatment of payments of the Basis Risk Shortfall
Carry Forward Amount is respected, ownership of the right to receive payments in respect of the related Basis Risk Shortfall Carry Forward Amount will entitle the owner to amortize the separate price paid for such right under the Notional
Principal Contract Regulations.

ORIGINAL ISSUE DISCOUNT WITH RESPECT TO THE REGULAR CERTIFICATES

         Certain classes of the offered certificates may be treated as having been issued with OID. A beneficial owner of a Regular Certificate must include any OID with respect to such certificate in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to "Material Federal
Income Tax Considerations--Taxation of Debt Securities" in the accompanying base prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to
35% CPR as described in this free writing prospectus. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

SALE OR EXCHANGE OF THE REGULAR CERTIFICATES

         Upon the sale or exchange of a Regular Certificate, the amount of the sale or exchange allocated to the selling holder's right to receive payments in respect of the related Basis Risk Shortfall Carry Forward Amount would be considered a "termination payment" under the Notional Principal Contract
Regulations. A holder of a Regular Certificate will have gain or loss from such a termination of the right to receive payments in respect of the related Basis
Risk Shortfall Carry Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments in respect of the related Basis Risk
Shortfall Carry Forward Amount. Gain or loss realized upon the termination of the right to receive payments in respect of the related Basis Risk Shortfall
Carry Forward Amount generally will be treated as capital gain or loss.
Moreover, in the case of a bank or thrift institution, Section 582(c) of the
Code likely would not apply to treat such gain or loss as ordinary.

STATUS OF THE REGULAR CERTIFICATES

         Each Regular Certificate, exclusive of the right to receive payments in respect of the related Basis Risk Shortfall Carry Forward Amount, will be treated as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, an asset described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from each Regular Certificate, exclusive of the right to receive payments in respect of the related Basis Risk Shortfall Carry Forward Amount, will be interest on obligations secured by interests in real property for purposes of
Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. However, the right of each Regular Certificate to receive payments in respect of the Basis Risk Shortfall Carry Forward Amount will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "MATERIAL FEDERAL
INCOME TAX CONSIDERATIONS" in the accompanying base prospectus.

                              STATE AND OTHER TAXES

         None of the depositor, the master servicer or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         A fiduciary of any Plan and any person investing Plan Assets of any
Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under
ERISA or Section 4975 of the Code.

         The U.S. Department of Labor has issued an Exemption, as described under "ERISA Considerations" in the accompanying base prospectus, to the
Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the
Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "BBB-" (or its equivalent) by the Exemption Rating Agencies (as defined in the accompanying base prospectus) at the time of purchase and underwritten by the Underwriter, such as the Offered Certificates, and the servicing and operation of asset pools, such as the mortgage pool, provided that the conditions of the Exemption are satisfied. The purchase of the Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the
Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the accompanying base prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in
Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended. As noted in the Prospectus, another requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be "BBB-" or higher at the time of purchase.

         Each beneficial owner of an Offered Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i)
it is not a Plan or investing with "Plan assets", (ii) it has acquired and is holding such Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's or Moody's, and the
Certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an
"insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         Because the exemptive relief afforded by the Exemption or any similar exemption that may be available will not likely apply to the purchase, sale or holding of the Residual Certificates, no Residual Certificate or any interest therein may be acquired or held by any Plan, any Trustee or other person acting on behalf of any Plan, or any other person using plan assets to effect such acquisition or holding -- a plan investor -- unless the transferee provides the
Certificate Registrar with an opinion of counsel for the benefit of the
Depositor, the Master Servicer and the Securities Administrator, on which they may rely, satisfactory to the Certificate Registrar, which opinion will not be at the expense of the Certificate Registrar, that the purchase of the Residual
Certificates by or on behalf of the plan investor is permissible under applicable law, will not result in a non-exempt prohibited transaction under
ERISA or Code Section 4975 and will not subject the Sellers, the Master
Servicer, the Securities Administrator, any Servicer or the Trustee to any
obligation in addition to those undertaken in the Agreement. Each beneficial owner of a Residual Certificate or any interest therein, unless it has provided the above opinion of counsel, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor.

         Any fiduciary or other investor of "Plan Assets" that proposes to acquire or hold the Offered Certificates on behalf of or with "Plan Assets" of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA
Considerations" in the accompanying base prospectus.

         The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities
Administrator, the Master Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for
Plans generally or any particular Plan.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by
Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP,
New York, New York, will also pass upon certain legal matters on behalf of the sellers, the master servicer and Bear, Stearns & Co. Inc.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Standard & Poor's and Moody's.

        CLASS            STANDARD & POOR'S           MOODY'S
     ------------        -----------------        --------------
         I-A                    AAA                    Aaa
         I-M                     A-                    A3
        I-B-1                   BBB+                  Baa1
        I-B-2                   BBB                   Baa2
        I-B-3                   BBB-                  Baa3
         II-A                   AAA                    Aaa
         II-M                    A-                    A3
        II-B-1                  BBB+                  Baa1
        II-B-2                  BBB                   Baa2
        II-B-3                  BBB-                  Baa3

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         In addition, the ratings by Standard & Poor's and Moody's do not address the likelihood of the receipt of any amounts in respect of Prepayment
Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council,
the Federal Deposit Insurance Corporation, the Office of the Comptroller of the
Currency, the Board of Governors of the Federal Reserve System, the Office of
Thrift Supervision, or OTS, and the National Credit Union Administration, or
NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions
Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998
Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the
NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy
Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the
OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities.
The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities."
With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and
(iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB
13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any
"significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre-purchase price sensitivity analysis of any "complex security"
or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

               INDEX OF DEFINED TERMS

1998 Policy Statement............................
60 Day Plus Delinquency Percentage...............
AB Servicing Criteria............................
Applied Realized Loss Amount.....................
Basis Risk Shortfall Carry Forward Amount........
Certificate Principal Balance....................
Certificates.....................................
Class I-A Insurer................................
Class I-A Principal Distribution Amount..........
Class I-A Reimbursement Amount...................
Class I-B-1 Principal Distribution Amount........
Class I-B-2 Principal Distribution Amount........
Class I-B-3 Principal Distribution Amount........
Class I-B-4 Principal Distribution Amount........
Class II-A Insurer...............................
Class II-A Principal Distribution Amount.........
Class II-A Reimbursement Amount..................
Class II-B-1 Principal Distribution Amount.......
Class II-B-2 Principal Distribution Amount.......
Class II-B-3 Principal Distribution Amount.......
Class II-B-4 Principal Distribution Amount.......
Class II-M Principal Distribution Amount.........
Class I-M Certificates...........................
Class I-M Principal Distribution Amount..........
Clearstream......................................
Closing Date.....................................
Code.............................................
Collateral Value.................................
Collection Period................................
CPR..............................................
CSSF.............................................
Cumulative Realized Loss Percentage..............
Current Interest.................................
Custodial Agreements.............................
Custodian........................................
DTC..............................................
Due Period.......................................
EMC..............................................
Euroclear........................................
Excess Overcollateralization Amount..............
Excess Spread....................................
Extra Principal Distribution Amount..............
Financial Intermediary...........................
Fiscal Quarter...................................
Global Securities................................
Group I Basis Risk Shortfall.....................
Group I Basis Risk Shortfall Carry Forward Amount
Group I Certificateholders.......................
Group I Certificates.............................
Group I Current Specified Enhancement Percentage.
Group I Excess Cashflow..........................
Group I Excess Spread............................
Group I Extra Principal Distribution Amount......
Group I Offered Certificates.....................
Group I Optional Termination Date................
Group I Overcollateralization Amount.............
Group I Overcollateralization Floor..............
Group I Overcollateralization Release Amount.....
Group I Overcollateralization Target Amount......
Group I Prepayment Assumption....................
Group I Principal Distribution Amount............
Group I Principal Funds..........................
Group I Remaining Excess Spread..................
Group I Stepdown Date............................
Group I Trigger Event............................
Group II Basis Risk Shortfall....................
Group II Basis Risk Shortfall Carry Forward Amount
Group II Certificateholders......................
Group II Certificates............................
Group II Current Specified Enhancement Percentage
Group II Excess Cashflow.........................
Group II Excess Spread...........................
Group II Extra Principal Distribution Amount.....
Group II Offered Certificates....................
Group II Optional Termination Date...............
Group II Overcollateralization Amount............
Group II Overcollateralization Floor.............
Group II Overcollateralization Release Amount....
Group II Overcollateralization Target Amount.....
Group II Prepayment Assumption...................
Group II Principal Distribution Amount...........
Group II Principal Funds.........................
Group II Remaining Excess Spread.................
Group II Stepdown Date...........................
Group II Trigger Event...........................
HELOCs...........................................
Impac Funding....................................
Insurance Agreement..............................
Insurance Proceeds...............................
Insurer..........................................
Interest Carry Forward Amount....................
Interest Funds...................................
LaSalle..........................................
LaSalle Bank Custodial Agreement.................
Liquidation Proceeds.............................
Margin...........................................
Master Servicer Collection Account...............
MERS.............................................
MERS(R) System...................................
Moody's..........................................
NCUA.............................................
Net WAC Cap Rate.................................
Non-U.S. Person..................................
Notional Principal Contract Regulations..........
Offered Certificates.............................
OID..............................................
Opteum...........................................
Optional Termination Date........................
OTS..............................................
Overcollateralization Amount.....................
Overcollateralization Release Amount.............
Overcollateralization Target Amount..............
Parity Act.......................................
Pass-Through Rate................................
Prepayment Charges...............................
Prepayment Period................................
PTCE.............................................
Realized Loss....................................
Regular Certificate..............................
Relief Act.......................................
REO..............................................
Rules............................................
Stated Principal Balance.........................
Subsequent Recoveries............................
Tax Counsel......................................
U.S. Person......................................
Union Federal Bank...............................
Unpaid Realized Loss Amount......................
Waterfield.......................................
Wells Fargo......................................
Wells Fargo Custodial Agreement..................

                                   SCHEDULE A

                                                                         ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT, AND TAX
                            DOCUMENTATION PROCEDURES

         Except under limited circumstances, the globally offered SACO I Trust,
Mortgage-Backed Certificates, Series 2006-2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global
Securities will be tradable as home market instruments in both the European and
U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

         Secondary remarket trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as
DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and
Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as
DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Euroclear or
Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior
Asset-Backed Certificates issues in same day funds.

         TRADING BETWEEN EUROCLEAR AND/OR CLEARSTREAM PARTICIPANTS. Secondary
market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND EUROCLEAR OR CLEARSTREAM PURCHASER. When
Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of
360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date
(i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

         Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

         As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a remarket transaction will settle no differently than a trade between two DTC participants.

         Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or
Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

         (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global
Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or
Clearstream participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1)
each clearing system, bank or other financial institution that holds customers'
securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8 BEN). Beneficial owners of
Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on
Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a
U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY
COUNTRIES (FORM W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8
BEN.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Securities
holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

         U.S. PERSON. As used in this free writing prospectus the term "U.S.
Person" means a beneficial owner of a Certificate that is for United States federal income tax purposes

          o    a citizen or resident of the United States,

          o    a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

          o    an estate the income of which is subject to United States federal income taxation regardless of its source, or

          o    a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

         As used in this free writing prospectus, the term "Non-U.S. Person"
means a beneficial owner of a Certificate that is not a U.S. person.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR
THE SECURITIES

-----------------------      Each issue of securities will have its own series
CONSIDER CAREFULLY           designation and will evidence either the ownership
THE RISK FACTORS             of assets in the related trust fund or debt
BEGINNING ON PAGE 4          obligations secured by assets of the related trust
OF THIS PROSPECTUS.          fund.

The securities               o   Each series of securities will consist of one
represent                    or more classes of mortgage-backed or asset-backed
obligations of the           certificates or notes.
trust only and do
not represent an             o   Each class of securities will represent the
interest in or               entitlement to a specified portion of interest
obligation of the            payments and a specified portion of principal
depositor, the               payments on the trust assets.
seller, the master
servicer or any of           o   A series may include classes of securities that
their affiliates.            are senior in right of payment to other classes.
                             Classes of securities may be entitled to receive
This prospectus may          distributions of principal, interest or both prior
be used to offer and         to other classes or before or after specified
sell the securities          events.
only if accompanied
by a prospectus              o   No market will exist for the securities of any
supplement.                  series before they are issued. In addition, even
-----------------------      after the securities of a series have been issued
                             and sold, there can be no assurance that a resale
                             market for them will develop.

                             Offers of the securities will be made through
                             Bear, Stearns & Co. Inc. and the other underwriters
                             listed in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories: o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

o        closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

o        home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

o        installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

o        mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie
         Mac or Fannie Mae; and

o        private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                  JUNE 24, 2005

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

o        this prospectus, which provides general information, some of which may not apply to a particular series; and

o        the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

o        the principal amount, interest rate and authorized denominations of each class of securities;

o        information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

o        information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

o        the terms of any credit enhancement with respect to particular classes of the securities;

o        information concerning other trust fund assets, including any reserve fund;

o        the final scheduled distribution date for each class of securities;

o        the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

o        information about any REMIC tax elections for some or all of the trust fund assets; and

o        particulars of the plan of distribution for the securities.

                                        2

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

         There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383
Madison Avenue, New York, New York, 10179 and our telephone number is (212)
272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in
this prospectus.

                                        3

                                  RISK FACTORS

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED
PRICE.................................      No market will exist for the securities before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

ONLY THE ASSETS OF THE RELATED TRUST
FUND ARE AVAILABLE TO PAY YOUR
SECURITIES............................      The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

                                            In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

                                            o        all payments then due on the related securities have been made, and

                                            o        any other payments specified in the related prospectus
                                                     supplement have been made.

                                            Once released, such assets will no longer be available to make payments to securityholders.

                                        4

                                            You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

                                            o        funds obtained from enforcing any similar obligation of the originator of the loan, or

                                            o        monies from any reserve fund established to pay for loan repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS......................      Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR SECURITIES      You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities.
                                            The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                            o        the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

                                            o        how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

                                            o        if any party has an option to terminate the related trust early, the effect of the exercise of the option;

                                        5

                                            o        the rate and timing of defaults and losses on the assets in the related trust fund;

                                            o        repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

                                            o        in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

                                            All the above factors may affect the yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD ON YOUR
SECURITIES............................      Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS............      Certain underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (a "balloon"
                                            payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

                                        6

ADJUSTABLE RATE OR INTEREST ONLY
LOANS MAY BE UNDERWRITTEN TO LESS
STRINGENT STANDARDS THAN FIXED RATE
LOANS.................................

                                            A trust fund may include adjustable rate or interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

JUNIOR LIEN LOANS GENERALLY ARE
RISKIER THAN SENIOR LIEN LOANS........

                                            If the mortgage or home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS........................      The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

                                            o        an overall decline in the residential real estate markets where the properties are located;

                                            o        failure of borrowers to maintain their properties adequately; and

                                            o        natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

                                        7

                                            If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

SOME MORTGAGED PROPERTIES MAY NOT BE
OWNER OCCUPIED........................      The  mortgaged  properties  in the trust fund may not be owner  occupied.
                                            Rates  of  delinquencies,  foreclosures  and  losses  on  mortgage  loans secured by  non-owner  occupied  properties  may be higher  than those on mortgage loans secured by the borrower's primary residence.

                                            A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than
                                            100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans. If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT BE
STAMPED.................................    The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

                                        8

IF AMOUNTS IN ANY PRE-FUNDING ACCOUNT
ARE NOT USED TO PURCHASE TRUST ASSETS,
YOU WILL RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES......................    The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS......      The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court's permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed. Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS..............      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property. In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an
                                            "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

                                        9

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND ASSETS....
                                            The  loans and  contracts  in each  trust  fund  also may be  subject  to federal laws relating to loan origination and underwriting.  These laws

                                            o     require certain disclosures to the borrowers regarding the terms of the loans;

                                            o     prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

                                            o     regulate the use and reporting of information related to the borrower's credit experience; and

                                            o     require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

                                            Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                            Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor.
                                            These laws permit the borrower to withhold payment if the work does not meet the

                                       10

                                            quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

                                            If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans.
                                            The trust fund also could be subject to damages and administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO
ADDITIONAL RISK.......................      If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT AGAINST
PARTICULAR RISKS......................      As described under "Credit Enhancement--Financial Instruments" in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT
TO ADDITIONAL RISK....................      If you invest in any class of securities that represent the "residual interest" in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary

                                       11

                                            income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES AND
DELAY YOUR RECEIPT OF PAYMENTS........      LIMIT ON LIQUIDITY OF SECURITIES. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                            LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Transactions in book-entry securities can be effected only through The Depository Trust Company
                                            (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                            DELAYS IN DISTRIBUTIONS. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND MUST
BE VIEWED WITH CAUTION................      Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally

                                       12

                                            anticipated or the likelihood of an early termination of the securities.
                                            You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor. There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

                                            o        any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or

                                            o        an adverse change in the financial or other condition of a credit enhancement provider.

                                       13

                          DESCRIPTION OF THE SECURITIES
GENERAL

         Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

         Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

         Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

         Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement.
Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

                                       14

         Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register.
However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

         Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

         o        all payments with respect to the primary assets for that
                  series (see, "--The Primary Assets and Their Valuation"
                  below), together with reinvestment income thereon;

         o        amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating
                  agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

         o        amounts available pursuant to any other credit enhancement for the series.

         If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See
"The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

         The primary assets of each trust fund may include one or more pools of the following:

         o        Residential Loans,

         o        Home Equity Loans,

         o        Home Improvement Contracts,

         o        Manufactured Housing Contracts,

                                       15

         o        Agency Securities, and

         o        Private Label Securities.

         When we use the term "loans" in this prospectus, we include Residential
Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing
Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

EXCHANGEABLE SECURITIES

         GENERALLY. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an "ES Class"). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as "combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

         In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor.
The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again.
Each exchangeable security issued by an exchangeable securities trust

                                       16

fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

         In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal
Matters" apply to exchangeable securities as well as securities.

         EXCHANGES. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

         o        The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange,
                  immediately after the exchange, must equal that of the
                  exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

         o        The aggregate amount of annual interest (rounded to whole
                  dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

         o        Such classes must be exchanged in the applicable exchange
                  proportions, if any, shown in the related prospectus
                  supplement, which, as described below, are based at all times on the original principal amounts (or original notional
                  amounts, if applicable) of such classes.

         Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.
Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable

                                       17

securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

         Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

                                                                             MAXIMUM
                                                                             ORIGINAL
                             ORIGINAL            INTEREST                   PRINCIPAL      INTEREST
       CLASS             PRINCIPAL AMOUNT         RATES          CLASS        AMOUNT         RATE
 -----------------    ----------------------   -----------    -----------   -----------   -----------

ES-1                       $ 20,000,000            10%            ES-2      $40,000,000       5%
ES-P*                      $ 20,000,000             0%

______________

* Class ES-P is a principal only class and will receive no interest.

         The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                                                                                  MAXIMUM
                                                                                  ORIGINAL
                             ORIGINAL               INTEREST                     PRINCIPAL      INTEREST
       CLASS             PRINCIPAL AMOUNT            RATES            CLASS        AMOUNT         RATE
 -----------------    ----------------------      -----------      -----------   -----------   -----------

ES-3                  $9,333,330                  LIBOR+ 0.75%        ES-5       $11,333,330        7%

                                                  36.16666-(LIBOR
ES-4*                 $2,000,000                  X 4.666667)

         In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

                                       18

                                                                                  MAXIMUM
                                                                                  ORIGINAL
                             ORIGINAL               INTEREST                     PRINCIPAL                  INTEREST
       CLASS             PRINCIPAL AMOUNT            RATES            CLASS        AMOUNT                     RATE
 -----------------    ----------------------      -----------      -----------   -----------               -----------

ES-5                      $  20,000,000               10%           ES-P*        $20,000,000
                                                                    EX-X**       20,000,000 (notional)***      10%

______________

*        Class ES-P is a principal only class and will receive no interest.

**       Class ES-X is an interest only class and will receive no principal.

***      Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

         In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

                                                                                  MAXIMUM
                                                                                  ORIGINAL
                             ORIGINAL               INTEREST                     PRINCIPAL      INTEREST
       CLASS             PRINCIPAL AMOUNT            RATES            CLASS        AMOUNT         RATE
 -----------------    ----------------------      -----------      -----------   -----------    ----------

ES-6                  $           20,000,000          7.00%         ES-X*        $20,000,000          7.00%
                                                                    ES-7         20,000,000          6.00
                                                                    ES-8         20,000,000          6.25
                                                                    ES-9         20,000,000          6.50
                                                                    ES-10        20,000,000          6.75
                                                                    ES-11        19,310,344          7.25
                                                                    ES-12        18,666,666          7.50
                                                                    ES-13        18,064,516          7.75
                                                                    ES-14        17,500,000          8.00
                                                                    ES-P**       20,000,000          0.00

______________

*        Class ES-X is an interest only class and will receive no principal.

**       Class ES-P is a principal only class and will receive no interest.

         The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of

                                       19

annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged.
For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the
Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest
(rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334
(calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

         Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only
$20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class
ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or
$1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

         Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest
(rounded to whole dollars) payable to the Class ES-9 exchangeable securities
($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the
Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of
$3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

         The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different

                                       20

principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

         At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

         PROCEDURES AND EXCHANGE PROPORTIONS. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date.
Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

         An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its

                                       21

current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

         The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

         The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.
Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

                                       22

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

         Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See
"--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement.
Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the

                                       23

prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation"
under Section 860F of the Internal Revenue Code of 1986, as amended, or the
Code.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label
Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as
applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities,
as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement.
The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no

                                       24

assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the
Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

         The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

o        the primary assets of the trust fund;

o        amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

o        any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

                                       25

o        REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

o        the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

         The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

         If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

         Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

o        to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

o        to issue the related securities,

o        to make payments and distributions on the securities, and

o        to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and
to the extent the related prospectus supplement specifies.

                                       26

THE LOANS

         GENERAL. Loans in each trust fund may consist of Residential Loans,
Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts.
If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either
"conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

         o        Interest may be payable at

                  -        a fixed rate,

                  -        a rate that adjusts from time to time in relation to
                           an index that will be specified in the related
                           prospectus supplement,

                  -        a rate that is fixed for a period of time or under
                           certain circumstances and is followed by an
                           adjustable rate,

                  -        a rate that otherwise varies from time to time, or

                  -        a rate that is convertible from an adjustable rate to
                           a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

         o        Principal may be

                  -        payable on a level debt service basis to fully
                           amortize the loan over its term,

                                       27

                  -        calculated on the basis of an assumed amortization
                           schedule that is significantly longer than the
                           original term to maturity or on an interest rate that
                           is different from the loan rate, or

                  -        nonamortizing during all or a portion of the original
                           term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o        Monthly payments of principal and interest may

                  -        be fixed for the life of the loan,

                  -        increase over a specified period of time or

                  -        change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods.
Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement
Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In

                                       28

the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement.
The properties may be located in any one of the fifty states, the District of
Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies.
The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         HOME EQUITY LOANS. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

                                       29

         The rate of prepayment on Home Equity Loans cannot be predicted. Home
Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity
Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a
"due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the
Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

         Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

         o        A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

         o        A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

         o        A borrower may fail to make the required periodic payment.

         o        Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years
(unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling

                                       30

units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

         o        a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

         o        a finding that the address of the underlying mortgaged
                  property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

         HOME IMPROVEMENT CONTRACTS. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home
Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         MANUFACTURED HOUSING CONTRACTS. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of
Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a
"manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or

                                       31

more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter."

         Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         ADDITIONAL INFORMATION. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

         The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

         The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans
Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and
are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by

                                       32

certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession)
and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an
FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's
Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

                                       33

         With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

         The amount payable under a VA guaranty will be the percentage of the
VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

         o        the aggregate unpaid principal balance of the loans;

         o        the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and
                  weighted average of the current interest rates and the
                  lifetime interest rate caps, if any; o the range and average principal balance of the loans;

         o        the weighted average original and remaining terms to stated
                  maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

         o        the range and weighted average of combined loan-to-value
                  ratios or loan-to-value ratios for the loans, as applicable;

         o        the percentage (by principal balance as of the cut-off date)
                  of loans that accrue interest at adjustable or fixed interest rates;

         o        any special hazard insurance policy or bankruptcy bond or
                  other enhancement relating to the loans;

         o        the percentage (by principal balance as of the cut-off date)
                  of loans that are secured by mortgaged properties or home
                  improvements or that are unsecured;

         o        the geographic distribution of any mortgaged properties
                  securing the loans;

         o        for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date)
                  secured by shares relating to cooperative dwelling units,
                  condominium units, investment property and vacation or second homes;

                                       34

         o        the lien priority of the loans;

         o        the delinquency status and year of origination of the loans;

         o        whether the loans are closed-end loans and/or revolving credit line loans; and

         o        in the case of revolving credit line loans, the general
                  payments and credit line terms of those loans and other
                  pertinent features.

         The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

         If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the
Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

         GENERAL. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (I.E., private mortgage-backed asset-backed securities) that include:

         o        pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

         o        collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held
                  directly by the trust fund.

         The Private Label Securities will previously have been

         o        offered and distributed to the public pursuant to an effective registration statement, or

         o        purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label
                  Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

         Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

         The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by

                                       35

the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

         The issuer of Private Label Securities will be

         o        a financial institution or other entity engaged generally in the business of lending,

         o        a public agency or instrumentality of a state, local or
                  federal government, or

         o        a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and
                  selling loans to such trusts, and selling beneficial interests in trusts.

         If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

         Distributions of principal and interest will be made on the Private
Label Securities on the dates specified in the related prospectus supplement.
The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

         The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

         CREDIT SUPPORT RELATING TO PRIVATE LABEL SECURITIES. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

         ADDITIONAL INFORMATION. If the primary assets of a trust fund include
Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

         o        the total approximate principal amount and type of the Private
                  Label Securities to be included in the trust fund,

                                       36

         o        the maximum original term to stated maturity of the Private
                  Label Securities,

         o        the weighted average term to stated maturity of the Private
                  Label Securities,

         o        the pass-through or certificate rate or range of rates of the
                  Private Label Securities,

         o        the PLS issuer, the PLS servicer (if other than the PLS
                  issuer) and the PLS trustee,

         o        certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the
                  underlying loans or to the Private Label Securities
                  themselves;

         o        the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated
                  maturity of the Private Label Securities, and

         o        the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

         o        the payment features of the underlying loans (I.E., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon
                  payment loans),

         o        the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

         o        the servicing fee or range of servicing fees with respect to the underlying loans,

         o        the minimum and maximum stated maturities of the underlying loans at origination,

         o        the lien priority of the underlying loans, and

         o        the delinquency status and year of origination of the
                  underlying loans.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a
Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

         GINNIE MAE. The Government National Mortgage Association (Ginnie Mae)
is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act

                                       37

of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National
Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section
306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the
National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         GINNIE MAE CERTIFICATES. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through"
mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the
Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie
Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie
Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each
FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie
Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder

                                       38

of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point.
The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the
Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA
II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of
Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans

                                       39

are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         FANNIE MAE. The Federal National Mortgage Association (Fannie Mae) is a
federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         FANNIE MAE CERTIFICATES. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of
Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by
Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

         o        fixed-rate level installment conventional mortgage loans,

         o        fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

         o        adjustable rate conventional mortgage loans, or

         o        adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie
Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another.
The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie
Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.
Under a regular servicing

                                       40

option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie
Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a
Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100%
of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie
Mae certificates, distributions on the Fannie Mae certificates will be made by check.

                                       41

         FREDDIE MAC. The Federal Home Loan Mortgage Corporation (Freddie Mac)
is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the
Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or
VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically,
mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's
Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of
Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking

                                       42

actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the
United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to
June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the
Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie
Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a
Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of
Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group

                                       43

formed under the Guarantor Program with certificate numbers beginning with
18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie
Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac,
Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by
Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

         OTHER AGENCY SECURITIES. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie
Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS
         A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

         o        the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

         o        all amounts received with respect to the primary assets of the related trust fund, and

                                       44

         o        unless otherwise specified in the related prospectus
                  supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the
REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See
"Material Federal Income Tax Considerations--Taxation of the REMIC" and "ERISA
Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

         If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

                                       45

         o        the sum of

                  o        the amount of interest accrued on the securities of
                           the series, and

                  o        if specified in the related prospectus supplement,
                           certain fees or expenses during the pre-funding
                           period,

         over

         o        the amount of interest available from the primary assets in the trust fund.

         Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

         If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also

                                       46

include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o        maintaining timely payments or providing additional protection against losses on the trust fund assets;

         o        paying administrative expenses; or

         o        establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current
Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         POOL INSURANCE POLICY. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

         SPECIAL HAZARD INSURANCE POLICY. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan
(title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

                                       47

         o        the cost of repair or replacement of the property, and

         o        upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of
                  acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim
                  settlement and certain expenses incurred by the servicer with respect to the property.

         If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount.
Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         BANKRUPTCY BOND. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan.
The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans"
in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

                                       48

RESERVE FUNDS

         If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

         Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

         o        the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

         o        the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

                                       49

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

         If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

         If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

         o        to convert the payments on some or all of the loans and
                  Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o        to provide payments if any index rises above or falls below specified levels; or

         o        to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities
Act of 1933, as amended.

         The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                                       50

                               SERVICING OF LOANS
GENERAL

         Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

         o        waive any assumption fee, late payment charge, or other charge in connection with a loan, and

         o        to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

         o        an account maintained at a depository institution, the
                  long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the
                  prospectus supplement at levels satisfactory to the rating agency; or

                                       51

         o        an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements
                  established by each rating agency named in the prospectus
                  supplement.

         Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

         o        all payments in respect of principal, including prepayments, on the primary assets;

         o        all payments in respect of interest on the primary assets
                  after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or
                  withheld from the collection account in accordance with the related agreement), related servicing fees payable to the
                  servicer;

         o        all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

         o        all Insurance Proceeds;

         o        all amounts required to be deposited into the collection
                  account from any reserve fund for the series pursuant to the related agreement;

         o        all advances of cash made by the servicer in respect of
                  delinquent scheduled payments on a loan and for any other
                  purpose as required pursuant to the related agreement; and

         o        all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

         Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

                                       52

         o        to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties
                  ("Insurance Proceeds")) that represent late recoveries of
                  scheduled payments with respect to which the Advance was made;

         o        to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be
                  nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

         o        to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in
                  connection with the restoration of damaged property and, in the event deposited into the collection account and not
                  previously withheld, and to the extent that Liquidation
                  Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

         o        in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a
                  particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the
                  related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related
                  agreement;

         o        to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

         o        to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts
                  received thereon and not distributed as of the date on which the related repurchase price was determined;

         o        to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the
                  holders of the series in the amounts and in the manner
                  provided for in the related agreement; and

         o        to clear and terminate the collection account pursuant to the related agreement.

                                       53

         In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or
Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections,
Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         STANDARD HAZARD INSURANCE; FLOOD INSURANCE. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

                                       54

         The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally
80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

         o        the actual cash value (I.E., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

         o        such proportion of the loss, without deduction for
                  depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the
                  property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

         o        the amount necessary to avoid the enforcement of any
                  co-insurance clause contained in the policy, and

         o        the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement)
will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

                                       55

REALIZATION UPON DEFAULTED LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

         o        the restoration or foreclosure will increase the Liquidation
                  Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

         o        its expenses will be recoverable either through Liquidation
                  Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the
REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale"
clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

                                       56

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation
Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders.
In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds,
Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

         Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

                                       57

EVIDENCE AS TO COMPLIANCE

         If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

         If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of
Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

         o        services similar loans in the ordinary course of its business;

         o        is reasonably satisfactory to the trustee;

         o        has a net worth of not less than the amount specified in the prospectus supplement;

         o        would not cause the rating of the related securities by a
                  rating agency named in the prospectus supplement, as such
                  rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

         o        executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that
                  contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition

                                       58

                  required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement.
Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

                                       59

ASSIGNMENT OF PRIMARY ASSETS

         GENERAL. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date
(except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

         ASSIGNMENT OF MORTGAGE LOANS. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated
thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

         If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         ASSIGNMENT OF HOME IMPROVEMENT CONTRACTS. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement
Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement
Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement
Contracts without notice of the assignment, the interest of holders in the Home
Improvement Contracts could be defeated. See "Material Legal Aspects of the
Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in
this prospectus.

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         ASSIGNMENT OF MANUFACTURED HOUSING CONTRACTS. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material
Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured
Housing Contracts."

         LOAN SCHEDULE. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

         o        the original principal amount,

         o        its unpaid principal balance as of the cut-off date,

         o        the current interest rate,

         o        the current scheduled payment of principal and interest,

         o        the maturity date, if any, of the related note, and

         o        if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         ASSIGNMENT OF AGENCY AND PRIVATE LABEL SECURITIES. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label
Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private
Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

         o        the information contained in the Agency or Private Label
                  Securities schedule is true and correct in all material
                  respects,

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         o        immediately prior to the conveyance of the Agency or Private
                  Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

         o        there has been no other sale of the Agency or Private Label
                  Securities, and

         o        there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

         REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. Unless
otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee
(or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than
90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the SUM of:

         o        the LESSER of

                  o        the principal balance of the primary asset, and

                  o        the trust fund's federal income tax basis in the
                           primary asset;

plus

         o        accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the
                  related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets.
If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

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         o        it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

         o        it has an interest rate not less than (and not more than 2%
                  greater than) the interest rate of the deleted primary asset,

         o        it has a remaining term-to-stated maturity not greater than
                  (and not more than two years less than) that of the deleted primary asset,

         o        it complies with all of the representations and warranties set forth in the applicable agreement as of the date of
                  substitution, and

         o        if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified
                  replacement mortgage under Section 860G(a) of the Code.

         Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

         The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

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REPORTS TO HOLDERS

         The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         o        the amount of principal distributed to holders of the related securities and the outstanding principal balance of the
                  securities following the distribution;

         o        the amount of interest distributed to holders of the related securities and the current interest on the securities;

         o        the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with
                  respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the
                  securities;

         o        the amount of any overdue payments of scheduled principal
                  included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related
                  primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         o        the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

         o        the amount of any delinquencies with respect to payments on the related primary assets;

         o        the book value of any REO property acquired by the related trust fund; and

         o        other information specified in the related agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

         o        the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

         o        the information specified in the related agreement to enable holders to prepare their tax returns including, without
                  limitation, the amount of any original issue discount accrued on the securities.

                                       64

         Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

         If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

         o        any failure by the servicer to deposit amounts in the
                  collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the
                  trustee by holders having not less than 25% of the total
                  voting rights of the series;

         o        any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

         o        certain events of insolvency, readjustment of debt,
                  marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable

                                       65

servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

         INDENTURE. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

         o        a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

         o        failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure
                  continues for a period of sixty (60) days after notice is
                  given in accordance with the procedures described in the
                  related prospectus supplement;

         o        any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related
                  prospectus supplement;

         o        certain events of bankruptcy, insolvency, receivership or
                  liquidation of the depositor or the trust fund; and

         o        any other event of default specified with respect to notes of that series.

                                       66

         If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

         If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

         o        the holders of 100% of the total amount of the
                  then-outstanding notes of the series consent to the sale; or

         o        the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

         o        the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case.
However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

                                       67

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

         The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment;
provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

         No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement)
has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction

                                       68

of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

         Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

         o        if the trustee ceases to be eligible to continue as such under the related agreement, or

         o        if the trustee becomes insolvent, or

         o        the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

         Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer
(with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

         o        to cure any ambiguity,

         o        to correct any defective provisions or to correct or
                  supplement any provision in the agreement,

         o        to add to the duties of the depositor, the applicable trustee or the servicer,

         o        to add any other provisions with respect to matters or
                  questions arising under the agreement or related credit
                  enhancement,

         o        to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the
                  servicer or any trustee is obligated to maintain or improve the rating), or

         o        to comply with any requirements imposed by the Code.

                                       69

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

         Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3%
of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

         o        reduce the amount or delay the timing of payments on any
                  security without the consent of the holder of the security, or

         o        reduce the percentage of the total outstanding principal
                  amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal
                  amount of each affected class.

VOTING RIGHTS

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

         If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

                                       70

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption,
Purchase or Termination" in this prospectus.

         INDENTURE. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

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MORTGAGES

         The Residential Loans and Home Equity Loans for a series will, and the
Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to
Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.
It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender.
Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the

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borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers.
Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law)
of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the

                                       73

borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety.
These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs.
Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal
Comprehensive Environmental Response, Compensation and Liability Act (CERCLA),
contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility.
The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management"
of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

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         A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of
Columbia Circuit in KELLEY EX REL STATE OF MICHIGAN V. ENVIRONMENTAL PROTECTION
AGENCY, 15 F.3d 1100 (D.C. Cir. 1994), REH'G DENIED, 25 F.3d 1088, CERT. DENIED
SUB NOM. AM. BANKERS ASS'N V. KELLEY, 115 S.Ct. 900 (1995). Another EPA
regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited
Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

         o        exercises decision-making control over environmental
                  compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

         o        exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility
                  encompassing daily decision-making with respect to
                  environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be
"participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

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         ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home
Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.
The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

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         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.
In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.
The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

                                       77

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the
Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy
Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate
Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing
Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions
Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i)
originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from

                                       79

temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.
A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where
Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

         GENERAL

         The Home Improvement Contracts and Manufactured Housing Contracts,
other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests,"
each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the

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depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts.
Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         SECURITY INTERESTS IN HOME IMPROVEMENTS

         A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home
Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS

         So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement
Contract by voluntary surrender, by "self-help" repossession that is "peaceful"
(I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.
The holder of a Home Improvement Contract must give the debtor a number of days'
notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

                                       81

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.
The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the
UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the

                                       82

certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         CONSUMER PROTECTION LAWS

         The so-called "Holder-in-Due-Course" rule of the Federal Trade
Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction
(and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the
Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit
Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection
Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or
Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where
Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

         The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed

                                       83

of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited.
The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated
upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

         o        are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred
                  prior to the commencement of military service for the duration of military service, and

         o        may be entitled to a stay of proceedings on any kind of
                  foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

         o        may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the
                  payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military

                                       84

service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of
The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

         o        to purchase the primary assets of the related trust fund,

         o        to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

                                       85

         o        to establish any reserve funds described in the related
                  prospectus supplement, and

         o        to pay costs of structuring and issuing the securities,
                  including the costs of obtaining any credit enhancement.

         If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

         The federal income tax consequences to securityholders will vary depending on whether:

         o        the securities of a series are classified as indebtedness;

         o        an election is made to treat the trust fund relating to a
                  particular series of securities as one or more real estate mortgage investment conduits or REMICS under the Code;

         o        the securities represent an ownership interest in some or all of the assets included in the trust fund or the exchangeable security trust fund for a series or ES Class; or

         o        an election is made to treat the trust fund relating to a
                  particular series of certificates as a partnership.

                                       86

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

         STATUS AS REAL PROPERTY LOANS. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o        securities held by a domestic building and loan association will constitute "loans... secured by an interest in real
                  property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

         o        securities held by a real estate investment trust will
                  constitute "real estate assets" within the meaning of Section
                  856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they will not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

         INTEREST AND ACQUISITION DISCOUNT. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are
REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         Debt securities that permit all interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or
OID. The following discussion is based in part on the regulations issued under
Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general,
OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code.

                                       87

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public
(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

         The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest"
payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The
OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated
interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.
Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the
DE MINIMIS rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the DE
MINIMIS rule described below. In the case of a debt security with a long first period that has non-DE MINIMIS OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the DE MINIMIS rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and such income will be capital gain if the debt

                                       88

security is held as a capital asset. However, holders may elect to accrue all DE
MINIMIS OID as well as market discount under a constant yield method. See
"--Election to Treat All Interest as Original Issue Discount" below.

         In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (E.G., a debt security with teaser rates or interest holidays) is DE minimis. In that case, the OID will be caused to be more than DE
MINIMIS only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (I.E., the excess of the debt security's stated principal amount over its issue price) exceeds the DE MINIMIS amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o        the interest is unconditionally payable at least annually,

         o        the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o        interest is based on a "qualified floating rate," an
                  "objective rate," or a combination of "qualified floating
                  rates" that do not operate in a manner that significantly
                  accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury
issues guidance to the contrary, the trustee intends to base its computation of
OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual

                                       89

period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities,"
which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument.
The amount of OID that will accrue during an accrual period on a pay-through security is the EXCESS, if any, of the

         o        sum of

                  (a)      the present value of all payments remaining to be
                           made on the pay-through security as of the close of
                           the accrual period and

                  (b)      the payments during the accrual period of amounts
                           included in the stated redemption price of the
                           pay-through security,

OVER

         o        the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

         o        the original yield to maturity of the pay-through security
                  (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o        events that have occurred before the end of the accrual period
                  and

         o        the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of
OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

                                       90

         The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

         Certain classes of securities may represent more than one class of
REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing
OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include
OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default.
However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         INTEREST WEIGHTED SECURITIES. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as
OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with
OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax
Status as a Grantor Trust--DISCOUNT OR PREMIUM ON PASS-THROUGH Securities"
below.

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         VARIABLE RATE DEBT SECURITIES. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities.
Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed DE MINIMIS amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

         o        on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

         o        in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans
                  underlying the security) not originally issued with OID,
                  stated interest payable in the relevant period to total stated
                  interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a
                  pass-through security, as described below, the loans
                  underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         PREMIUM. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction

                                       92

item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the
IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the
Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID
Regulations permit the holder of a debt security to elect to accrue all interest, discount (including DE MINIMIS market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April
4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         GENERAL. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

         o        securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC"
                  within the meaning of Section 7701(a)(19)(C)(xi)

                                       93

                  of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets
                  described in Section 7701(a)(19)(C) of the Code); and

         o        securities held by a real estate investment trust will
                  constitute "real estate assets" within the meaning of Section
                  856(c)(4)(A) of the Code, and income with respect to the
                  securities will be considered "interest on obligations secured by mortgages on real property or on interests in real
                  property" within the meaning of Section 856(c)(3)(B) of the
                  Code (assuming, for both purposes, that at least 95% of the
                  REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class
REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and not deductible for purposes of calculating an individual holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

         o        would qualify, under existing Treasury regulations, as a
                  grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

         o        is similar to such a trust and is structured with the
                  principal purpose of avoiding the single class REMIC rules.

                                       94

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC.
Qualification as a REMIC requires ongoing compliance with certain conditions.
Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a
REMIC as described below under "--Taxation of Owners of Residual Interest
Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

         o        the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

         o        deductions, including stated interest and OID accrued on the
                  REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a
"pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2%
of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the DE
MINIMIS rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through

                                       95

securities accrue OID (I.E., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the DE MINIMIS rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         o        subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         o        subject to a limited exception, the sale or other disposition of a cash flow investment;

         o        the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         o        the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC.
However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the
REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the

                                       96

holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

         The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

         LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a
REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

         DISTRIBUTIONS. Distributions on a REMIC residual interest security
(whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain
(treated as gain from the sale of the residual interest security) to the extent of the excess.

         SALE OR EXCHANGE. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC

                                       97

that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

         EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small
Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC regulations.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

         o        FIRST, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

         o        SECOND, the residual holder's alternative minimum taxable
                  income for a tax year cannot be less than excess inclusions for the year.

         o        THIRD, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         The excess inclusion portion of a REMIC's income is generally equal to the EXCESS, if any, of

         o        REMIC taxable income for the quarterly period allocable to a residual interest security,

over

                                       98

         o        the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day
                  multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United
States government having remaining maturities in excess of nine years.

         Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--RESTRICTIONS ON OWNERSHIP
AND TRANSFER OF RESIDUAL INTEREST SECURITIES" and "--Tax Treatment of Foreign
Investors" below.

         RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES.
As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in
"Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or

                                       99

collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii)
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

         (a) the "formula test":

                  the present value of the anticipated tax liabilities
         associated with the holding of the noneconomic residual interest will not exceed the sum of:

                  (1)      the present value of any consideration given to the
                           transferee to acquire the residual interest;

                  (2)      the present value of the expected future
                           distributions on the residual interest; and

                  (3)      the present value of the anticipated tax savings
                           associated with holding the residual interest as the
                           REMIC generates losses; or

         (b) the "asset test":

                  (1)      at the time of the transfer, and at the close of each
                           of the transferee's two fiscal years preceding the
                           transferee's fiscal year of the transfer, the
                           transferee's gross assets for financial reporting
                           purposes exceed $100 million and its net assets for
                           financial reporting purposes exceed $10 million,
                           excluding obligations of any related persons or any
                           other asset if a principal purpose for holding or
                           acquiring the other

                                      100

                           asset is to permit the transferee to satisfy the
                           asset test.

                  (2)      the transferee must be a domestic "C" corporation
                           (other than a corporation exempt from taxation or a
                           regulated investment company or real estate
                           investment trust); the transferee must agree in
                           writing that any subsequent transfer of the residual
                           interest would be to an eligible "C" corporation and
                           would meet the requirements for a safe harbor
                           transfer, and the facts and circumstances known to
                           the transferor on or before the date of the transfer
                           must not reasonably indicate that the taxes
                           associated with ownership of the residual interest
                           will not be paid by the transferee; and

                  (3)      a reasonable person would not conclude, based on the
                           facts and circumstances known to the transferor on or
                           before the date of the transfer (including the
                           consideration given to the transferee to acquire the
                           nonecomonic residual interest in the REMIC), that the
                           taxes associated with the residual interest will not
                           be paid.

         For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term
Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         MARK-TO-MARKET RULES. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the
REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

         Final regulations addressing the federal income tax treatment of
"inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

         (i)      in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such
                  period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

                                      101

         (ii)     ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual
                  distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         Prospective purchasers of the noneconomic REMIC residual interests should consult with their tax advisors regarding the effect of these final regulations

TAX STATUS AS A GRANTOR TRUST

         GENERAL. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as
"pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, E.G., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

         This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

                                      102

         DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed DE MINIMIS amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above.
OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory DE MINIMIS exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after
July 18, 1984 with more than a DE MINIMIS amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --MARKET
DISCOUNT" and "--PREMIUM" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         STRIPPED SECURITIES. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan.
Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the
OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such

                                      103

stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (I.E., 1% interest on the loan's principal balance) or the securities are initially sold with a DE MINIMIS discount (assuming no prepayment assumption is required), any NON-DE MINIMIS discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool or for taxable years beginning prior to August 5,
1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

         The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the
IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities should consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan

                                      104

is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

         In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

         POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

         o        in certain series, each non-interest weighted security is
                  composed of an unstripped undivided ownership interest in
                  loans and an installment obligation consisting of stripped principal payments;

         o        the non-interest weighted securities are subject to the
                  contingent payment provisions of the regulations; or

         o        each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an
                  installment obligation consisting of stripped interest
                  payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         CHARACTER AS QUALIFYING LOANS. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

         o        "real estate assets" within the meaning of section
                  856(c)(4)(A) of the Code; and

         o        "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

                                      105

SALE OR EXCHANGE

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated
interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the EXCESS, if any, of:

         o        the amount that would have been includible in the holder's income if the yield on the regular interest security had
                  equaled 110% of the applicable federal rate as of the
                  beginning of such holder's holding period,

OVER

         o        the amount of ordinary income actually recognized by the
                  holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

         BACKUP WITHHOLDING. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

         o        fails to furnish the applicable trustee with its taxpayer
                  identification number;

         o        furnishes the applicable trustee with an incorrect taxpayer identification number;

         o        fails to report properly interest, dividends or other
                  "reportable payments" as defined in the Code; or

                                      106

         o        under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

         Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund and the ES Classes represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

         The ES Classes will represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section
7701(a)(19)(C) of the Code, and original issue discount and interest accruing on
ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a)(3) of the
Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the
ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

                                      107

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the ES Class should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above.
Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons"
to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor should consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the
Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip
(or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans
(or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as

                                      108

described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class", and then sells one of the
Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the
Exchanged ES Class between the part of such class underlying the Received ES
Class that was sold and the part of the Exchanged ES Class underlying the
Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate original issue discount with respect to the retained part as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single
ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed below under the heading "--REMICS --Foreign Investors in REMIC
Certificates."

BACKUP WITHHOLDING

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Tax Consequences to Holders of the Notes--Backup
Withholding."

REPORTING AND ADMINISTRATIVE MATTERS

         Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

                                      109

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest
(including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

         o        the recipient is a holder, directly or by attribution, of 10%
                  or more of the capital or profits interest in the issuer, or

         o        the recipient is a controlled foreign corporation to which the issuer is a related person.

         For interest to qualify for the portfolio interest exemption from U.S.
withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form
W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S.
withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before
July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30%
(or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as
"portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the

                                      110

30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is (except as otherwise provided in the related prospectus supplement) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

                                      111

         OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated
interest" under the OID Regulations, and that any OID on the notes (I.E., any excess of the principal amount of the notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the
OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a DE MINIMIS amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See
"Taxation of Debt Securities--Election to Treat All Interest as Original Issue
Discount". It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that is a "short-term note" (I.E., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset,

                                      112

except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         FOREIGN HOLDERS. In the opinion of tax counsel, interest payments made
(or accrued) to a noteholder who is a "foreign person" (I.E., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered
"portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

         o        is not actually or constructively a "10 percent shareholder"
                  of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign
                  corporation" with respect to which the trust fund or the
                  seller is a "related person" within the meaning of the Code;
                  and

         o        provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an
                  appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form
W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a
Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S.
trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S.
federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

         BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident)

                                      113

will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person, not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the
taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income,"
income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

                                      114

         PARTNERSHIP TAXATION. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any,) and any gain upon collection or disposition of loans.
The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement
(here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may
be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

         If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

                                      115

         SECTION 708 TERMINATION. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the

                                      116

selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and thus, the tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

         o        the name, address and taxpayer identification number of the nominee; and

         o        as to each beneficial owner (a) the name, address and
                  identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not
required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership

                                      117

were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the
IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a
U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered
"portfolio interest." As a result, certificateholders will be subject to U.S.
federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

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                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United
States Federal income tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                             REPORTABLE TRANSACTIONS

         Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction."
Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction"
based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

         In addition to the U.S. federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee
Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

         ERISA and section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and

                                      119

arrangements as "Plans." Generally, ERISA applies to investments made by Plans.
Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law.
Any such plan that is qualified and exempt from taxation under sections 401(a)
and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

         Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed
Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties
(or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

                                      120

         o        has investment or administrative discretion with respect to such Plan assets;

         o        has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

         o        is an employer maintaining or contributing to such Plan.

         In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the "Investor Based Exemptions") such as:

         o        Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a
                  "qualified professional asset manager";

         o        PTCE 90-1, which exempts certain transactions involving
                  insurance company pooled separate accounts;

         o        PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

         o        PTCE 95-60, which exempts certain transactions involving
                  insurance company general accounts; or

         o        PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit

                                      121

plan investors is not significant. In general, a publicly-offered security, as defined in the PLAN asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the plan asset regulations applies and if a Plan
(or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section
4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         The DOL issued to Bear, Stearns & Co. Inc. ("BS&Co.") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg.
21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41,
67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         o        The acquisition of the securities by a Plan is on terms
                  (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an
                  arm's-length transaction with an unrelated party.

         o        The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

         o        The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors
                  Service, Inc. and Standard & Poor's, a division of The
                  McGraw-Hill Companies, Inc.

         o        The trustee is not an affiliate of the depositor, the
                  servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the

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                  aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

         o        The sum of all payments made to and retained by the
                  underwriters in connection with the distribution of the
                  securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers
                  represent not more than reasonable compensation for the
                  servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

         o        The Plan investing in the securities is an "accredited
                  investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         For purposes of the underwriter exemption, a "designated transaction"
means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

         The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap"; (b) is with an
"eligible counterparty"; (c) is purchased by a "qualified plan investor"; (d)
meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of
Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii)
the portion of the principal balance of such class represented by obligations
("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference)
("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid

                                      123

and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and
Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

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         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust)
an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

         Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

         o        the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

         o        the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section
                  3(16)(B) of ERISA);

         o        in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of
                  securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

         o        a Plan's investment in securities of any class does not exceed
                  25% of all of the securities of that class outstanding at the time of the acquisition; and

         o        immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has
                  discretionary authority or renders investment advice are
                  invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         o        The funding limit (I.E., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

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         o        All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency;
                  provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the
                  outstanding securityholders or by a rating agency.

         o        The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

         o        Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the
                  obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average
                  interest rate for the obligations transferred to the trust on the closing date.

         o        In order to insure that the characteristics of the additional obligations are substantially similar to the original
                  obligations which were transferred to the trust fund:

         1.       the characteristics of the additional obligations must be
                  monitored by an insurer or other credit support provider that is independent of the depositor; or

         2.       an independent accountant retained by the depositor must
                  provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related
                  underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement.
                  In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the
                  obligations transferred to the trust as of the closing date.

         o        The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain
                  circumstances if the pre-funding account falls below the
                  minimum level specified in the pooling and servicing agreement or an event of default occurs. o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

         o        The related prospectus or prospectus supplement must describe:

         1.       any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

         2.       the duration of the period of pre-funding;

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         3.       the percentage and/or dollar amount of the funding limit for the trust; and

         4.       that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

         o        The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or
                  capitalized interest account and, if not disclosed in the
                  related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

         In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

         o        the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

         o        the securities have received a rating at the time of
                  acquisition that is in one of the two highest generic rating categories from a rating agency, and

         o        the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

EXCHANGEABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with

                                      127

respect to such Plan are involved in the transaction. However, one or more
Investor Based Exemptions discussed above may be applicable to these transactions.

                                  LEGAL MATTERS

         The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor has filed with the SEC a registration statement under the
Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450
Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383
Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

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         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may
obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement.
These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund

                                      129

and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

         Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act of 1984, as amended.
Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering.
The participation of BS&Co. in any offering will comply with Schedule E to the
By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co.
is an affiliate of the depositor.

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                                GLOSSARY OF TERMS

         AGENCY SECURITIES. Mortgage-backed securities issued or guaranteed by
Ginnie Mae, Fannie Mae or Freddie Mac.

         ASSET VALUE. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the PRODUCT of the Asset Value percentage set forth in the related indenture MULTIPLIED BY the
LESSER of

         o        the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled
                  payment received through the day preceding the next
                  distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes AND

         o        the then outstanding principal balance of the primary assets.

         ASSUMED REINVESTMENT RATE. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

         HOME EQUITY LOANS. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

         HOME IMPROVEMENT CONTRACTS. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

         INSURANCE PROCEEDS. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

         LIQUIDATION PROCEEDS. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

         MANUFACTURED HOUSING CONTRACTS. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes

                                      131

or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

         OID REGULATIONS. Sections 1271 through 1275 of the Internal Revenue
Code of 1986, as amended, and the Treasury regulations issued thereunder on
February 2, 1994 and amended on June 11, 1996.

         PRIVATE LABEL SECURITIES. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be
Residential Loans, Home Equity Loans, Home Improvement Contracts and/or
Manufactured Housing Contracts.

         RESIDENTIAL LOANS. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

         U.S. PERSON: Any of the following:

         o        a citizen or resident of the United States;

         o        a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax
                  purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

         o        an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o        a trust if a court within the United States is able to
                  exercise primary supervision of the administration of the
                  trust and one or more U.S. Persons have the authority to
                  control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as
U.S. Persons will also be treated as U.S. Persons.

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